================================================================================
                                                                    Exhibit 99.1

                         THE CHARLES SCHWAB CORPORATION

         Consolidated Financial Statements, Other Financial Information
                        and Independent Auditors' Reports

                                Table of Contents

                                                                         Page

Selected Financial and Operating Data                                     1

Management's Discussion and Analysis of
     Results of Operations and Financial Condition                       2-19

Consolidated Financial Statements:

     Statement of Income                                                  20
     Balance Sheet                                                        21
     Statement of Cash Flows                                              22
     Statement of Stockholders' Equity                                    23
     Notes to Consolidated Financial Statements                         24-42

Independent Auditors' Report                                              43

Report of Independent Accountants                                         44

Condensed Financial Statements of the Registrant
     (Parent-Company Only):

     Statement of Income                                                 A-1
     Balance Sheet                                                       A-2
     Statement of Cash Flows                                             A-3
     Notes to Condensed Financial Information                         A-4 - A-5

Valuation and Qualifying Accounts                                        A-6

Quarterly Financial Information (Unaudited)                              A-7

U.S. Trust Corporation Supplemental Financial Data (Unaudited)        A-8 - A-13

               ---------------------------------------------------

Forward-Looking Statements - This Current Report on Form 8-K, including the information incorporated by reference, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are identified by words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements, which reflect management's beliefs, objectives and expectations as of the date hereof, are necessarily estimates based on the best judgment of our senior management. These statements relate to, among other things, the ability to successfully pursue the Company's strategy to attract and retain customer assets, the ability of the Company to realize the expected benefits of a business combination, the Company's status under the Bank Holding Company Act, the decline in average commission per revenue trade, the impact on the Company's results of operations of Internet trade pricing for independent investment managers, the impact on the Company's results of operations of reduced pricing on equity online trades for certain customers, the impact on the Company's results of operations of fee adjustments related to minimum account balances, the decline in average revenue per share traded, sources of liquidity, development spending, capital expenditures and capital structure, the potential for problem loans, market risk, revenue growth, after-tax profit margin, return on stockholders' equity, the effects of increased competition and contingent liabilities. Achievement of the expressed beliefs, objectives and expectations is subject to certain risks and uncertainties that could cause actual results to differ materially from those beliefs, objectives and expectations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K or, in the case of documents incorporated by reference, as of the date of those documents. Unless otherwise indicated, this report speaks as of December 31, 1999.

================================================================================


------------------------------------------------------------------------------------------------------------------------------------
Selected Financial and Operating Data                                                                 The Charles Schwab Corporation
(In Millions, Except Per Share Amounts, Ratios,
   Number of Branches, Average Commission and as Noted)
------------------------------------------------------------------------------------------------------------------------------------
                                                                 Growth Rates
                                                             Compounded    Annual
                                                               5-Year      1-Year
                                                             1994-1999   1998-1999    1999      1998   1997(1)       1996   1995(10)
------------------------------------------------------------------------------------------------------------------------------------
Operating Results
     Revenues                                                    25%        41%    $ 4,486   $ 3,178   $ 2,672    $ 2,174    $ 1,805
     Expenses excluding interest                                 23%        35%    $ 3,388   $ 2,500   $ 2,141    $ 1,710    $ 1,621
     Net income (2)                                              34%        62%    $   666   $   410   $   321    $   275    $   122
     Basic earnings per share (2, 3)                             31%        59%    $   .51   $   .32   $   .25    $   .22    $   .10
     Diluted earnings per share (2, 3)                           32%        58%    $   .49   $   .31   $   .24    $   .21    $   .09
     Dividends declared per common share (3, 4)                  22%         4%    $ .0373   $ .0360   $ .0311    $ .0267    $ .0207
     Weighted-average common shares outstanding - diluted (3)                        1,373     1,343     1,338      1,320      1,304
     Trading revenues as a percentage of revenues (5)                                  53%       51%       54%        56%        53%
     Non-trading revenues as a percentage of revenues (5)                              47%       49%       46%        44%        47%
     Effective income tax rate                                                       39.4%     39.5%     39.5%      40.7%      33.5%
====================================================================================================================================
Performance Measures
     Revenue growth                                                                    41%       19%       23%        20%        22%
     Pre-tax profit margin                                                           24.5%     21.3%     19.9%      21.3%      10.2%
     After-tax profit margin                                                         14.9%     12.9%     12.0%      12.6%       6.8%
     Return on stockholders' equity                                                    31%       27%       26%        29%        16%
====================================================================================================================================
Financial Condition (at year end)
     Total assets                                                25%        30%    $34,322   $26,407   $20,297    $17,256    $13,125
     Long-term debt                                              17%        24%    $   518   $   419   $   433    $   310    $   275
     Stockholder' equity                                         30%        54%    $ 2,576   $ 1,673   $ 1,376    $ 1,069    $   815
     Assets to stockholders' equity ratio                                               13        16        15         16         16
     Long-term debt to total financial capital
       (long-term debt plus stockholders' equity)                                      17%       20%       24%        22%        25%
====================================================================================================================================
Customer Information (at year end)
     Active customer accounts (6)                                17%        18%        6.6       5.6       4.8        4.1        3.4
     Customer assets (in billions)                               39%        42%    $ 846.0   $ 594.3   $ 437.2    $ 324.1    $ 243.7
     SchwabFunds(R) assets (in billions) (7)                     36%        32%    $ 107.9   $  81.5   $  55.8    $  43.1    $  31.7
     Mutual Fund OneSource(R) assets (in billions) (8)           52%        46%    $ 102.3   $  69.9   $  56.6    $  39.2    $  23.9
     Total Mutual Fund Marketplace(R) assets (in billions) (8)   42%        37%    $ 176.6   $ 129.1   $ 104.6    $  74.6    $  50.0
     Active independent investment managers (in thousands)        4%         7%        5.8       5.4       5.3        4.8        5.6
     Independent investment manager client accounts
       (in thousands)                                            23%        23%      848.3     689.9     547.2      442.2      390.6
     Independent investment manager client assets (in billions)  46%        46%    $ 213.1   $ 146.4   $ 105.8    $  72.9    $  50.6
     Number of Schwab domestic branch offices                    10%        17%        340       291       272        235        226
     Number of U.S. Trust offices                                15%        17%         28        24        19         18         14
====================================================================================================================================
Employee Information
     Full-time equivalent employees (at year end, in thousands)  16%        33%       20.1      15.1      14.3       11.9       10.7
     Revenues per average full-time equivalent employee
       (in thousands)                                             9%        16%    $   249   $   214   $   204    $   195    $   182
     Compensation and benefits expense as a percentage of
       revenues                                                                      42.1%     43.3%     42.5%      42.1%      43.5%
====================================================================================================================================
Selected Cash Flow Highlights
     Net income plus depreciation and amortization,
       and goodwill amortization (2)                             30%        49%    $   848   $   569   $   460    $   385    $   209
     Capital expenditures - cash purchases of
        equipment, office facilities and property, net           50%        86%    $   370   $   199   $   150    $   173    $   180
     Capital expenditures as a percentage of revenues                                 8.3%      6.3%      5.6%       8.0%      10.0%
     Cash dividends paid                                         12%         9%    $    61   $    56   $    48    $    41    $    39
====================================================================================================================================
Customers' Daily Average Trading Volume (in thousands) (9)
     Daily average revenue trades                                41%        68%      163.1      97.2      71.8       54.0       40.8
     Mutual Fund OneSource trades                                26%        13%       45.6      40.3      34.2       27.2       17.8
------------------------------------------------------------------------------------------------------------------------------------
     Daily average trades                                        37%        52%      208.7     137.5     106.0       81.2       58.6
====================================================================================================================================
Average Commission Per Revenue Trade                             (9%)      (15%)   $ 45.55   $ 53.44   $ 64.27    $ 69.08    $ 73.11
====================================================================================================================================

All  periods  have  been  restated  to  reflect  the  merger of  The Charles Schwab Corporation (CSC)  with  U.S. Trust  Corporation
(U.S. Trust).  Additionally, certain  prior years' revenues and expenses have been reclassified to conform to the 1999 presentation.

(1)  1997  includes charges for a litigation settlement of $24 million after-tax ($.02 per share for both basic and diluted earnings per share).
(2)  1999  reflects  an  accounting  change,  which  increased  net income by $41 million ($.03 per share for both basic and diluted earnings per share), for certain internal-use software development costs to conform with Statement of Position 98-1.
(3)  All periods have been restated for the May 2000 three-for-two common stock split.
(4)  Dividends declared per common share represent dividends declared by CSC prior to its merger with U.S. Trust.
(5)  Trading  revenues  include  commission  and  principal transaction revenues.  Non-trading revenues include asset management and administration fees, net interest revenue and other revenues.
(6)  Effective in 1998,  active accounts are defined as accounts with balances or activity within the preceding eight months instead of twelve months as previously defined. This change in definition had the effect of decreasing the number of active accounts in
     1998 by approximately 200,000.  Prior years have not been restated.
(7)  Includes money market, equity and bond funds.
(8)  Excludes money market  funds and  all of Schwab's proprietary money market, equity and bond funds. Mutual Fund OneSource assets are included in Total Mutual Fund Marketplace assets.
(9)  Effective in 1997, revenue trades have been restated for all years presented to include all customer trades  (both domestic and international) that generate either commission revenue or revenue from principal markups.
(10) 1995 includes  U.S. Trust's  restruturing charges of $87 million after-tax ($.07 per share for both  basic and diluted earnings per share).


                         The Charles Schwab Corporation
                      Management's Discussion and Analysis
                of Results of Operations and Financial Condition



DESCRIPTION OF BUSINESS

Merger with U.S. Trust Corporation
   On May 31, 2000, The Charles Schwab Corporation (CSC) completed its merger (the Merger) with U.S. Trust Corporation (U.S. Trust). Under the terms of the merger agreement, U.S. Trust became a wholly owned subsidiary of CSC and U.S. Trust shareholders received 5.1405 shares of CSC's common stock for each common share of U.S. Trust. The Merger was treated as a non-taxable stock-for-stock exchange and U.S. Trust's shareholders received 112,000,000 shares of CSC's common stock. Upon consummation of the Merger, CSC became a financial holding company and bank holding company subject to supervision and regulation by the Board of Governors of the Federal Reserve System (Federal Reserve Board) under the Bank Holding Company Act of 1956, as amended (the Act). The consolidated financial statements and financial information in this Current Report on Form 8-K give retroactive effect to the Merger, which was accounted for as a pooling of interests. The pooling of interests method of accounting requires the restatement of all periods presented as if CSC and U.S. Trust had been operating as a combined entity during such periods.
   Certain reclassifications have been made to prior year amounts to conform to the current presentation. All material intercompany balances and transactions have been eliminated.

Stock Split
   On May 3, 2000, the Board of Directors approved a three-for-two split of CSC's common stock, which was effected in the form of a 50% stock dividend. The stock dividend was distributed May 30, 2000 to stockholders of record May 12, 2000. Share and per share information presented throughout this report has been restated to reflect the common stock split, including the common shares issued to U.S. Trust shareholders pursuant to the exchange ratio described above.

The Company
   CSC and its subsidiaries (collectively referred to as the Company) provide securities brokerage and related financial services for 6.6 million active customer accounts(a). Customer assets in these accounts totaled $846.0 billion at December 31, 1999. CSC's principal subsidiary, Charles Schwab & Co., Inc. (Schwab), is a securities broker-dealer with 340 domestic branch offices in 48 states, as well as branches in the Commonwealth of Puerto Rico and the U.S. Virgin Islands. Another subsidiary, U.S. Trust, is an investment management firm that also provides fiduciary services and private banking services with 28 offices in 10 states. Other subsidiaries include Charles Schwab Europe (CSE), a retail securities brokerage firm located in the United Kingdom, Charles Schwab Investment Management, Inc., the investment advisor for Schwab's proprietary mutual funds, and Schwab Capital Markets L.P. (SCM) (prior to March 1, 2000, this business was known as Mayer & Schweitzer, Inc.), a market maker in Nasdaq and other securities providing trade execution services to broker-dealers and institutional customers.

---------------------
(a) Accounts with balances or activity within the preceding eight months.

   The Company provides financial services to individuals, institutional customers and broker-dealers through four segments - Individual Investor, Institutional Investor, Capital Markets and U.S. Trust. The Individual Investor segment includes the Company's domestic and international retail operations. The Institutional Investor segment provides custodial, trading and support services to independent investment managers, and serves company 401(k) plan sponsors and third-party administrators. The Capital Markets segment provides trade execution services in Nasdaq, exchange-listed and other securities primarily to broker-dealers and institutional customers. The U.S. Trust segment provides investment management, fiduciary services and private banking services to individual and institutional customers.
   The Company's strategy is to attract and retain customer assets by focusing on a number of areas within the financial services industry - retail brokerage, mutual funds, support services for independent investment managers, 401(k) defined contribution plans, equity securities market-making, investment management, fiduciary services and private banking services.
   To pursue its strategy and its objective of long-term profitable growth, the Company plans to continue to leverage its competitive advantages. These advantages include nationally recognized brands, a broad range of products and services, multi-channel delivery systems and an ongoing investment in technology. While the Company's business continues to be predominantly conducted in the U.S., in 1999 the Company continued to selectively expand its international presence.
   Brand: The Company's nationwide advertising and marketing programs support its strategy by continually reinforcing the strengths and key attributes of Schwab's full-service offering and U.S. Trust's wealth management services. By maintaining a consistent level of visibility in the marketplace, the Company seeks to establish Schwab and U.S. Trust as leading and lasting financial services brands in a focused and cost-effective manner. The Company primarily uses a combination of network, cable and local television, print media, national and local radio, and athletic event sponsorship in its advertising to investors.
   Products and Services: The Company offers a broad range of value-oriented products and services to meet customers' varying investment and financial needs, including help and advice and access to extensive investment research, news and information. The Company's approach to advice is based on long-term investment strategies and guidance on portfolio diversification and asset allocation. The Company strives to demystify investing by educating and assisting customers in the development of investment plans. This approach is designed to be offered consistently across all of Schwab's delivery channels and provides customers with a wide selection of choices for their investment needs. Schwab's registered representatives can assist investors in developing asset allocation strategies and evaluating their investment choices, and refer investors who desire additional guidance to independent investment managers through the Schwab AdvisorSource(TM) service. In 1999, Schwab expanded the AdvisorSource referral services program to include financial planners and certified public accountants. Schwab also introduced customized portfolio guidance through Schwab investment specialists and a range of new Web-based planning and investment evaluation tools. Schwab's Mutual Fund Marketplace(R) provides customers with the ability to invest in over 1,900 mutual funds from 316 fund families, including 1,143 Mutual Fund OneSource(R) funds. Schwab's share of the industry's net inflows to direct-marketed mutual funds was 14% in 1999, down from 18% in 1998(b). Schwab's share of the industry's direct-marketed mutual fund assets was 11% at December 31, 1999, up from 10% at December 31, 1998(b). Schwab also provides custodial, trading and support services to approximately 5,800 independent investment managers. As of December 31, 1999, these managers were guiding the investments of 848,000 Schwab customer accounts containing $213.1 billion in assets.

------------------------
(b) Source: Strategic Insight Mutual Fund Research and Consulting, LLC.

   The Company responds to changing customer needs with continued product, technology and service innovations. In 1999, the Company launched the Schwab
Signature Services(TM) program and Velocity(TM). Schwab Signature Services provides enhanced personal and online services for customers with higher asset balances or trading volumes with Schwab. Velocity, an online trading system, provides enhanced trade information and order execution for certain of Schwab's customers who trade frequently. Also in 1999, Schwab introduced a number of Web-based service offerings, including MyResearch(TM) report, which enables customers to design their own research reports. Additionally, Schwab launched two mutual fund research tools, Advanced Mutual Fund Screener and Fund Details, which allow customers to access detailed information on all Morningstar, Inc. rated funds. Further, Schwab enabled customers to open a new account, update contact information, sign up for the Schwab MoneyLink(R) service and request a check through automated Web-based processes. Continuing its practice of leveraging technology to improve customer service, in 1999 Schwab launched SchwabAlerts(TM), which delivers investment and market activity news to customers via both wireless and regular e-mail. Also in 1999, Schwab introduced eConfirms(TM), a service that delivers trade confirmations electronically. Additionally, Schwab launched an online service, MySchwab(TM), allowing users to customize a personal Schwab home page with content provided by Excite@Home. The Company formed additional alliances during 1999 with Financial Engines, Inc. and mPower.com, Inc. to provide participants in SchwabPlan(R), a bundled 401(k) offering, with access to online investment guidance services; and with OffRoad Capital to provide certain customers with access to private equity investment opportunities. Further, during 1999, the Company and several major financial services firms formed a new electronic communications network (ECN), REDIBook ECN LLC, which utilizes technology developed by Spear, Leeds & Kellogg LP. Participation in this ECN has enabled Schwab to launch an extended-hours trading session for certain Nasdaq and selected exchange-listed stocks. Also in 1999, the Company entered into an agreement with TD Waterhouse Group, Inc., Ameritrade Holding Corporation, KPCB Holdings, Inc., Trident Capital Management, LLC and Benchmark Capital Partners to form Epoch Partners, Inc., a new online investment bank that intends to focus on information technology and Internet companies.
   U.S. Trust provides an array of financial services for affluent individuals and their families. These services include investment management, investment consulting, trust, financial and estate planning and private banking, including mortgage, personal lending and deposit products. U.S. Trust also provides investment management, corporate trust and special fiduciary services for corporations, endowments, foundations, pension plans and other institutional clients.
   Delivery Systems: The Company's multi-channel delivery systems allow customers to choose how they prefer to do business with the Company. To enable customers to obtain services in person with a Company representative, the Company maintains a network of offices. Schwab's branch offices, which also provide investors with access to the Internet, were expanded by 49 during 1999 to 340 at December 31, 1999. U.S. Trust's total offices were expanded by 4 during 1999 to 28 at December 31, 1999. Telephonic access to Schwab is provided primarily through four regional customer telephone service centers and two online customer support centers that operate both during and after normal market hours. Additionally, customers are able to obtain financial information on an automated basis through Schwab's automated telephonic and online channels. Automated telephonic channels include TeleBroker(R), Schwab's touch-tone telephone quote and trading service, and VoiceBroker(TM), Schwab's voice recognition quote and trading service. Schwab's automated telephonic channels handled over 70% of customer calls received in both 1999 and 1998. Schwab handled a total of 110 million automated and live calls received in 1999, up 6% from 1998. Online channels include the Charles Schwab Web Site(TM), an information and trading service on the Internet at www.schwab.com, and PC-based services such as SchwabLink(R), a service for investment managers. While the online channel is the Company's fastest-growing channel, the Company continues to stress the importance of Clicks and Mortar(TM) access - blending the power of the Internet with personal service to create a full-service customer experience. The Company's online channels handled 68% of total trades during 1999, up from 54% of total trades in 1998. Schwab's share of the industry's online assets was 39% at December 31, 1999, down from 42% at December 31, 1998(c). Schwab's share of the industry's online trades was 24% in 1999, down from 30% in 1998(c). Schwab provides every retail customer access to all delivery channels and flat-fee pricing for Internet trades. To help improve multi-channel access for independent investment managers and their customers, Schwab launched the Signature Services Alliance(TM) during 1999. This service provides enhanced personalized services, including access to a dedicated team of representatives, a new Schwab Institutional Web site(TM) and flat-fee pricing for Internet trades.

------------------------
(c) Source: U.S. Bancorp Piper Jaffray.

   Technology: The Company's ongoing investment in technology is a key element in expanding its product and service offerings, enhancing its delivery systems, providing fast and consistent customer service, reducing processing costs, and facilitating the Company's ability to handle significant increases in customer activity without a corresponding rise in staffing levels. The Company uses technology to empower its customers to manage their financial affairs and is a leader in driving technological advancements in the financial services industry. In 1999, the Company announced a joint effort with IBM to implement new systems technology intended to help the Company's computers share their workload more efficiently. Additionally in 1999, Schwab's investment in systems capacity, which totaled $126 million, expanded Schwab's Web server, mainframe and data storage capacity by 765%, 225% and 190%, respectively.
   International Expansion: The Company moved to expand its international presence through several transactions during 1999, including entering into a joint venture agreement with The Tokio Marine and Fire Insurance Co., Limited
(TMI) and certain of its related companies (collectively, the TMI Group). The Company and each member of the TMI Group are shareholders in a Japanese corporation, Charles Schwab Tokio Marine Securities Co., Ltd. (CSTMS), in which the Company has a 50% equity interest. CSTMS, whose business is expected to commence in the first half of 2000, will initially provide retail brokerage and investment services in U.S. dollar-denominated securities to residents of Japan. CSTMS also expects to offer Japanese Yen-denominated securities in the future. In 1999, the Company made an initial capital contribution of (Y)3.0 billion, or approximately $27 million. The Company may, under certain circumstances, be required to make additional capital contributions pursuant to the joint venture agreements, including contributions to assure that CSTMS is in compliance with regulatory requirements regarding capital adequacy. Also in 1999, the Company completed the acquisitions of Canadian-based Priority Brokerage Inc. and Porthmeor Securities Inc. These two companies were combined to create Charles Schwab Canada, Co., a subsidiary of CSC. Additionally in 1999, the Company signed a definitive agreement to form a joint venture with ecorp Limited to provide financial services to Australian and New Zealand investors. The transaction closed in February 2000. Further, during 1999 CSE extended online and telephonic services to Swiss investors.

SUBSEQUENT EVENTS

   On March 1, 2000, the Company acquired CyBerCorp, Inc. (CyBerCorp), an electronic trading technology and brokerage firm providing Internet-based services to highly active, online investors, for $517 million in a non-taxable stock-for-stock exchange accounted for as a purchase. Pursuant to the acquisition, CyBerCorp became a wholly owned subsidiary of CSC which resulted in 17,570,000 shares of CSC's common stock and 3,077,000 options to purchase CSC common stock being exchanged for all of the outstanding shares, options and equity rights of CyBerCorp.
   See note "21 - Subsequent Events" in the Notes to Consolidated Financial Statements for more information on the acquisition of CyBerCorp and other subsequent events.

FORWARD-LOOKING STATEMENTS

   In addition to historical information, this Current Report on Form 8-K contains forward-looking statements that reflect management's beliefs, objectives and expectations as of the date hereof. These statements relate to, among other things, the ability to successfully pursue the Company's strategy to attract and retain customer assets (see Description of Business), the ability of the Company to realize the expected benefits of a business combination (see Description of Business - Merger with U.S. Trust Corporation and Subsequent Events), the Company's status under the Bank Holding Company Act (see Bank Holding Company Act Requirements), the decline in average commission per revenue trade (see Revenues - Commissions and Risk Management - Competition), the impact on the Company's results of operations of Internet trade pricing for independent investment managers and reduced pricing on equity online trades for certain customers (see Revenues - Commissions), the impact on the Company's results of operations of fee adjustments related to minimum account balances (see Revenues
- Asset Management and Administration Fees), the decline in average revenue per share traded (see Revenues - Principal Transactions), sources of liquidity (see Liquidity and Capital Resources - Liquidity), development spending (see Liquidity and Capital Resources - Development Spending), capital expenditures and capital structure (see Liquidity and Capital Resources - Cash Flows and Capital Resources), the potential for problem loans (see Risk Management - Credit Risk), market risk (see Risk Management - Market Risk), revenue growth, after-tax profit margin and return on stockholders' equity (see Results of Operations and Looking Ahead), the effects of increased competition (see Looking Ahead), and contingent liabilities (see note "17 - Commitments and Contingent Liabilities" in the Notes to Consolidated Financial Statements). Achievement of the expressed beliefs, objectives and expectations described in these statements is subject to certain risks and uncertainties that could cause actual results to differ materially from the expressed objectives and expectations. Important factors that may cause such differences include, but are not limited to: the effect of customer trading patterns on Company revenues and earnings; the inability to assimilate acquired companies and to achieve the anticipated benefits; the Company's inability to attract and retain key personnel; changes in the Company's level of personnel hiring, investment in new or existing technology, or utilization of public media for advertising; changes in technology; computer system failures and security breaches; the effects of competitors' pricing, product and service decisions and intensified competition; evolving regulation and changing industry practices adversely affecting the Company; adverse results of litigation; the inability to obtain external financing; changes in revenues and profit margin due to cyclical securities markets and interest rates; the level and volatility of equity prices; a significant downturn in the securities markets over a short period of time or a sustained decline in securities prices and trading volumes; a significant decline in the real estate market; and risks associated with international expansion and operations. Certain of these factors are discussed in greater detail in this Current Report on Form 8-K.

RESULTS OF OPERATIONS

Financial Overview
   The Company achieved record revenues for the tenth consecutive year and record earnings in 1999. One of the factors contributing to this record performance was strong trading volumes in the securities markets during the year. The combined daily average share volume for the New York Stock Exchange
(NYSE) and Nasdaq reached an all-time high of 1,864 million shares in 1999, a 28% increase over 1998. The Standard & Poor's 500 Index (on a dividend reinvested basis) rose 21% during 1999.
   Other key factors that contributed to the Company's financial performance in 1999 include:
-- Assets in Schwab  customer accounts  rose $234.1 billion, or 48%, to a record
   $725.2 billion. This increase resulted from net new customer assets of $106.9 billion and net market gains of $127.2 billion.
-- A record 1,481,000 new Schwab customer accounts  were opened,  an increase of
   7% from 1,380,000 opened in 1998.
-- U.S. Trust's customer assets rose $17.6 billion, or 17%, to $120.8 billion.

   Trading activity reached record levels as shown in the following table (in thousands):

--------------------------------------------------------------------------------
Daily Average Trades                                       1999     1998    1997
--------------------------------------------------------------------------------
Revenue Trades
  Online                                                  119.1     56.3    26.8
  TeleBroker(R) and VoiceBroker(TM)                         8.5      8.2    12.2
  Regional customer telephone service centers,
     branch offices and other                              35.5     32.7    32.8
--------------------------------------------------------------------------------
  Total                                                   163.1     97.2    71.8
================================================================================
Mutual Fund OneSource(R) Trades
  Online                                                   23.3     18.0    12.8
  TeleBroker and VoiceBroker                                1.0      1.0     1.3
  Regional customer telephone service centers,
     branch offices and other                              21.3     21.3    20.1
--------------------------------------------------------------------------------
  Total                                                    45.6     40.3    34.2
================================================================================
Total Daily Average Trades
  Online                                                  142.4     74.3    39.6
  TeleBroker and VoiceBroker                                9.5      9.2    13.5
  Regional customer telephone service centers,
     branch offices and other                              56.8     54.0    52.9
--------------------------------------------------------------------------------
  Total                                                   208.7    137.5   106.0
================================================================================

   Revenues  increased  mainly  due to higher  customer  trading  volume  and an increase in customer assets. Revenues of $4,486 million in 1999 grew $1,309 million, or 41%, from 1998 due to increases in revenues of $829 million, or 42%, in the Individual Investor segment, $215 million, or 64%, in the Capital Markets segment, $165 million, or 37%, in the Institutional Investor segment, and $100 million, or 23%, in the U.S. Trust segment. See note "19 - Segment Information" in the Notes to Consolidated Financial Statements for financial information by segment for the last three years.
   The Company's operating expenses increased 35% during 1999 to $3,388 million, primarily due to a 37% increase in compensation and benefits, a 55% increase in advertising and market development, a 30% increase in occupancy and equipment expenses and a 62% increase in professional services.
   The Company's 1999 earnings rose 62% to $666 million, or $.49 per share, up from $410 million, or $.31 per share, in 1998. All references to earnings per share information in this report reflect diluted earnings per share unless otherwise noted.
   The Company's 1997 results include charges for the settlement of a class-action lawsuit involving the Company's market-making subsidiary and other firms engaged in making markets in Nasdaq securities. These charges totaled $24 million after-tax, or $.02 per share. Excluding these charges, the Company's 1998 earnings would have increased 19% from 1997.
   The Company's after-tax profit margin for 1999 was 14.9%, which was higher than the 12.9% margin in 1998, and above the Company's annual long-term objective of 12%. During 1999, net income plus depreciation and amortization including goodwill amortization increased 49% to $848 million and capital expenditures increased 86% to $370 million.
   Return on stockholders' equity was 31% in 1999, exceeding the Company's annual long-term objective of 20%.

REVENUES

   Revenues grew $1,309 million, or 41%, in 1999, exceeding management's annual long-term objective of 20%, due to a 42% increase in commission revenues, a 30% increase in asset management and administration fees, a 42% increase in interest revenue, net of interest expense (referred to as net interest revenue) and a 75% increase in principal transaction revenues. Non-trading revenues represented 47% of total revenues for 1999, down from 49% for 1998 and up from 46% for 1997 as shown in the table below.

--------------------------------------------------------------------------------
Composition of Revenues                                   1999     1998     1997
--------------------------------------------------------------------------------
Commissions                                                42%      41%      44%
Principal transactions                                     11       10       10
--------------------------------------------------------------------------------
   Total trading revenues                                  53       51       54
--------------------------------------------------------------------------------
Asset management and administration fees                   27       29       28
Net interest revenue                                       18       18       17
Other                                                       2        2        1
--------------------------------------------------------------------------------
   Total non-trading revenues                              47       49       46
--------------------------------------------------------------------------------
Total                                                     100%     100%     100%
================================================================================

Commissions
   The Company earns commission revenues by executing customer trades primarily through the Individual Investor and Institutional Investor segments. These revenues are affected by the number of customer accounts that traded, the average number of commission-generating trades per account, and the average commission per trade. Commission revenues were $1,875 million in 1999, compared to $1,318 million in 1998 and $1,183 million in 1997.
   As illustrated in the table below, from 1997 to 1999, the total number of customer revenue trades executed by the Company has increased 126% as the Company's customer base has grown and the average number of trades per account has increased. From 1997 to 1999, average commission per revenue trade decreased 29%. The 15% decrease from 1998 to 1999 was mainly due to an increase in the proportion of trades placed through online channels, which have lower commission rates than the Company's other channels. The 17% decrease from 1997 to 1998 was mainly due to the Company's integration of its online and traditional brokerage services and the resulting reduction of the price of online trades for most of its customers in 1998. However, the increase in trading activity more than offset the effect of the lower average commission per revenue trade. As more customers migrate to online channels, average commission per revenue trade is expected to continue to decline.
   In November 1999, the Company began to provide independent investment managers with flat-fee pricing for Internet trades. This price reduction is designed to enhance the Company's competitive position and to align the pricing of Internet trades for independent investment managers with that offered to most of the Company's individual customers. While the effect of this price reduction cannot be predicted with certainty, management expects that the impact of this reduction on the Company's results of operations will be offset by the lower cost of processing Internet trades and by expected growth in customer assets and trading volumes associated with independent investment managers. This price reduction will only affect the Institutional Investor segment and, based on management's expectations, it will not have a material impact on that segment's revenues.
   In February 2000, the Company announced a plan to provide customers who meet certain online equity trading criteria with reduced pricing. This price reduction is designed to enhance the Company's competitive position with actively trading investors. While the effect of this price reduction cannot be predicted with certainty, management expects that the impact of this reduction on the Company's results of operations will be offset over time with increased trading volume and increased fees related to minimum account balances (see Asset Management and Administration Fees). This price reduction will only affect the Individual Investor segment and, based on management's expectations, will not have a material impact on that segment's revenues.

--------------------------------------------------------------------------------
Commissions Earned on Customer Revenue Trades              1999     1998    1997
--------------------------------------------------------------------------------
Customer accounts that traded during the year
  (in thousands)                                          3,349    2,783   2,380
Average customer revenue trades per account                12.3      8.8     7.6
Total revenue trades (in thousands)                      41,116   24,508  18,169
Average commission per revenue trade                    $ 45.55  $ 53.44 $ 64.27
Commissions earned on customer revenue trades
  (in millions) (1)                                     $ 1,873  $ 1,309 $ 1,168
================================================================================
(1) Includes certain non-commission revenues relating to the execution of customer trades totaling $39 million in 1999, $25 million in 1998 and $16 million in 1997. Excludes commissions on trades relating to specialist operations totaling $29 million in 1999, $25 million in 1998 and $22 million in 1997. Excludes U.S. Trust commissions on trades totaling $12 million in 1999 and $9 million in both 1998 and 1997.

Asset Management and Administration Fees
   Asset management and administration fees include mutual fund service fees, as well as fees for other asset-based financial services provided to individual and institutional customers. The Company earns mutual fund service fees for recordkeeping and shareholder services provided to third-party funds, and for transfer agent services, shareholder services, administration and investment management provided to its proprietary funds. These mutual fund service fees are based upon the daily balances of customer assets invested in third-party funds and upon the average daily net assets of Schwab's proprietary funds. Mutual fund service fees are earned primarily through the Individual Investor and Institutional Investor segments. The Company also earns asset management and administration fees for financial services, including investment management and consulting, trust and fiduciary services, financial and estate planning, and private banking services, provided to individual and institutional customers. These fees are primarily based on the value and composition of assets under management and are earned primarily through the U.S. Trust segment, as well as the Individual Investor and Institutional Investor segments.
   Asset management and administration fees were $1,220 million in 1999, compared to $937 million in 1998 and $739 million in 1997, as shown in the following table (in millions):

--------------------------------------------------------------------------------
Asset Management and Administration Fees                  1999     1998     1997
--------------------------------------------------------------------------------
Mutual fund service fees:
   SchwabFunds(R)                                       $  507     $373     $283
   Mutual Fund OneSource(R)                                229      175      135
   Excelsior Funds(R)                                       35       28       22
   Other                                                    14       11        9
Asset management and related services                      435      350      290
--------------------------------------------------------------------------------
   Total                                                $1,220     $937     $739
================================================================================

   The increases from 1997 to 1999 were primarily due to significant increases in customer assets in Schwab's proprietary funds, referred to as the SchwabFunds, and increases in U.S. Trust's customer assets, as well as increases in funds purchased through Schwab's Mutual Fund OneSource service.
   The SchwabFunds include money market funds, equity index funds, bond funds, asset allocation funds, and funds that primarily invest in stock, bond and money market funds. Schwab customers may elect to have cash balances in their brokerage accounts automatically invested in certain SchwabFunds money market funds. Customer assets invested in the SchwabFunds were $107.9 billion, $81.5 billion and $55.8 billion at the end of 1999, 1998 and 1997, respectively.
   At December 31, 1999, Schwab's Mutual Fund OneSource service enabled customers to trade 1,143 mutual funds in 208 fund families without incurring transaction fees. The service allows investors to access multiple mutual fund companies, avoid brokerage transaction fees, and achieve investment diversity among fund families. In addition, investors' recordkeeping and investment monitoring are simplified through one consolidated statement. Customer assets held by Schwab that have been purchased through the Mutual Fund OneSource service, excluding SchwabFunds, were $102.3 billion, $69.9 billion and $56.6 billion at the end of 1999, 1998 and 1997, respectively.
   Additionally, customer assets invested in the Mutual Fund Marketplace(R), excluding the Mutual Fund OneSource service, were $74.3 billion, $59.2 billion and $48.0 billion at the end of 1999, 1998 and 1997, respectively. Schwab charges a transaction fee on trades placed in the funds included in the Mutual Fund Marketplace (except on trades through the Mutual Fund OneSource service). These fees are recorded as commission revenues.
   Further, U.S. Trust's customer assets were $120.8 billion, $103.2 billion and $83.5 billion at the end of 1999, 1998 and 1997, respectively. In addition, U.S. Trust provides administrative services for corporations, municipalities, and financial and other institutions through its corporate trust division. U.S. Trust's customer assets do not include these assets under administration, which were $330.7 billion, $300.5 billion and $248.6 billion at the end of 1999, 1998 and 1997, respectively.
   In February 2000, the Company announced a plan to increase fees related to minimum account balances (effective April 1, 2000). This fee adjustment is designed to more effectively align account fees with the expanded and improved services currently available to Schwab customers. While the effect of this fee adjustment cannot be predicted with certainty, management expects that the impact of this adjustment on the Company's results of operations will be more than offset by the price reduction related to online equity trades for customers who meet certain criteria for such trades (see Commissions). This fee adjustment will only affect the Individual Investor segment and, based on management's expectations, it will not have a material impact on that segment's revenues.

Net Interest Revenue
   Net interest revenue is the difference between interest earned on assets (mainly margin loans to customers, investments required to be segregated for customers, securities available for sale and private banking loans) and interest paid on liabilities (mainly brokerage customer cash balances and banking deposits). Net interest revenue is affected by changes in the volume and mix of these assets and liabilities, as well as by fluctuations in interest rates and hedging strategies.
   Most of the Company's net interest revenue is earned by Schwab through the Individual Investor and Institutional Investor segments, as well as by U.S. Trust through the U.S. Trust segment. In clearing its customers' trades, Schwab holds cash balances payable to customers. In most cases, Schwab pays its customers interest on cash balances awaiting investment, and may invest these funds and earn interest revenue. Schwab also may lend funds to customers on a secured basis to purchase qualified securities - a practice commonly known as "margin lending." Pursuant to SEC regulations, customer cash balances that are not used for margin lending are segregated into an investment account that is maintained for the exclusive benefit of customers. U.S. Trust lends funds primarily to its private banking customers.
   When investing segregated customer cash balances, Schwab must adhere to SEC regulations that restrict investments to U.S. government securities, participation certificates and mortgage-backed securities guaranteed by the Government National Mortgage Association, certificates of deposit issued by U.S. banks and thrifts, and resale agreements collateralized by qualified securities. Schwab's policies for credit quality and maximum maturity requirements are more restrictive than these SEC regulations. In each of the last three years, resale agreements accounted for over 70% of Schwab's investments of segregated customer cash balances. The average maturities of Schwab's total investments of segregated customer cash balances were 62 days in 1999, 66 days in 1998 and 63 days in 1997.
   Net interest revenue was $820 million in 1999, compared to $578 million in 1998 and $444 million in 1997, as shown in the following table (in millions):

--------------------------------------------------------------------------------
                                                          1999     1998     1997
--------------------------------------------------------------------------------
Interest Revenue
Margin loans to customers                               $  983   $  671   $  489
Investments, customer-related                              404      400      376
Private banking loans                                      175      149      133
Securities available for sale                               57       60       70
Other                                                       99       72       43
--------------------------------------------------------------------------------
     Total                                               1,718    1,352    1,111
--------------------------------------------------------------------------------
Interest Expense
Brokerage customer cash balances                           689      580      481
Deposits from banking customers                            117      108      100
Long-term debt                                              33       30       25
Stock-lending activities                                    32       37       37
Short-term borrowings                                       20        9       16
Other                                                        7       10        8
--------------------------------------------------------------------------------
     Total                                                 898      774      667
--------------------------------------------------------------------------------
Net interest revenue                                    $  820   $  578   $  444
================================================================================

   The Company's interest-earning assets are financed primarily by interest-bearing brokerage customer cash balances and banking deposits. Other funding sources include noninterest-bearing brokerage customer cash balances, proceeds from stock-lending activities, short-term borrowings and long-term debt, and stockholders' equity. Customer-related daily average balances, interest rates, and average net interest spread are summarized as follows (dollars in millions):

--------------------------------------------------------------------------------
                                                          1999     1998     1997
--------------------------------------------------------------------------------
Interest-Earning Assets (customer-related and other):
Margin loans to customers:
  Average balance outstanding                          $13,172  $ 8,772  $ 6,367
  Average interest rate                                  7.46%    7.65%    7.68%
Investments (customer-related):
  Average balance outstanding                          $ 8,555  $ 7,687  $ 6,990
  Average interest rate                                  4.72%    5.21%    5.38%
Private banking loans:
  Average balance outstanding                          $ 2,404  $ 1,973  $ 1,738
  Average interest rate                                  7.26%    7.58%    7.68%
Securities available for sale:
  Average balance outstanding                          $   997  $   995  $ 1,138
  Average interest rate                                  5.75%    5.99%    6.14%
Average  yield on  interest-earning  assets              6.44%    6.59%    6.58%
Funding  Sources (customer-related and other):
Interest-bearing brokerage customer cash balances:
  Average balance outstanding                          $17,344  $13,278  $10,661
  Average interest rate                                  3.97%    4.37%    4.51%
Interest-bearing banking deposits:
  Average balance outstanding                          $ 2,779  $ 2,351  $ 2,073
  Average interest rate                                  4.23%    4.59%    4.81%
Other interest-bearing sources:
  Average balance outstanding                          $ 1,510  $ 1,299  $ 1,123
  Average interest rate                                  3.85%    4.23%    4.44%
Average  noninterest-bearing  portion                  $ 3,495  $ 2,499  $ 2,376
Average interest rate on funding sources                 3.44%    3.82%    3.88%
Summary:
  Average yield on interest-earning assets               6.44%    6.59%    6.58%
  Average interest rate on funding sources               3.44%    3.82%    3.88%
--------------------------------------------------------------------------------
Average net interest spread                              3.00%    2.77%    2.70%
================================================================================

   The increases in net interest revenue from 1997 to 1999 were primarily due to higher levels of margin loans to customers, partially offset by higher average customer cash balances.
   Since the Company establishes the rates paid on brokerage customer cash balances and certain banking deposits and the rates charged on margin and private banking loans, a substantial portion of its net interest spread is managed by the Company. However, the spread is highly influenced by external factors such as the interest rate environment and competition. The Company's average net interest spread increased from 1998 to 1999 as the average interest rate on funding sources declined more than the decline in the average yield on interest-earning assets. The Company's average net interest spread increased from 1997 to 1998 as the average yield on interest-earning assets increased and the average interest rate on funding sources declined.

Principal Transactions
   Principal transaction revenues are primarily comprised of net gains from market-making activities in Nasdaq and other securities effected through the Capital Markets segment. Factors that influence principal transaction revenues include the volume of customer trades, market price volatility, average revenue per share traded and changes in regulations and industry practices as discussed below. As a market maker in Nasdaq and other securities, SCM generally executes customer trades as principal. While substantially all Nasdaq security trades originated by the customers of Schwab are directed to SCM, a substantial portion of SCM's trading volume comes from parties other than Schwab. Orders handled by SCM represented approximately 8% of the total shares traded on Nasdaq in 1999, up from 7% in 1998(d).

-----------------------
(d) Source: The Nasdaq Stock Market, Inc.

   Principal transaction revenues were $500 million in 1999, compared to $287 million in 1998 and $258 million in 1997. The increases from 1997 to 1999 were primarily due to significant increases in share volume handled by SCM. The increase from 1997 to 1998 was partially offset by lower average revenue per share traded.
   Certain SEC rules and rule amendments, known as the Order Handling Rules, have significantly altered the manner in which orders for both Nasdaq and exchange-listed securities are handled. These rules were implemented in phases between January 20, 1997 and October 13, 1997. Applicable laws and regulations also limit SCM's ability to engage in principal transactions with certain accounts where U.S. Trust acts as a fiduciary. Additionally, in June 1997, most major U.S. securities markets, including Nasdaq and the NYSE, began quoting and trading most securities in increments of one-sixteenth dollar per share instead of one-eighth dollar per share. Mainly as a result of these regulatory changes and changes in industry practices, SCM's average revenue per share traded declined from 3.3(cents) in 1997 to 2.5(cents) in 1998. However, SCM's average revenue per share traded increased to 2.8(cents) in 1999. An increase in the market price volatility of technology stocks in 1999 contributed to SCM's higher average revenue per share traded. The SEC has ordered the exchanges and Nasdaq to submit a plan to phase in decimal pricing for certain listed stocks and options starting on September 5, 2000, for certain Nasdaq securities starting on March 12, 2001 and for all remaining equity securities and options by April 9, 2001. This change is likely to cause decreases in average revenue per share traded, will only affect the Capital Markets segment and, based on management's expectations, will not have a material impact on that segment's revenues.
   See note "17 - Commitments and Contingent Liabilities" in the Notes to Consolidated Financial Statements regarding certain civil litigation relating to principal transaction activities.
   Revenues relating to Schwab's specialist operations were $41 million in 1999, $29 million in 1998 and $21 million in 1997. Higher revenues related to Schwab's specialist operations and gains from the sale of fixed income securities owned by Schwab for the purpose of facilitating customer orders also contributed to the increase in principal transaction revenues from 1997 to 1998.

Other Revenues
   Other revenues include fees for other financial services. Other revenues are earned primarily through the Individual Investor, Institutional Investor and U.S. Trust segments. These revenues were $71 million in 1999, compared to $59 million in 1998 and $47 million in 1997. The increase from 1998 to 1999 was due to higher levels of trading volume-related revenues and financial services fees. The increase from 1997 to 1998 was due to higher revenue from Schwab
AdvisorSource(TM) participation fees, software maintenance fees and higher levels of trading volume-related revenues.


EXPENSES EXCLUDING INTEREST

--------------------------------------------------------------------------------
Expenses Excluding Interest as a Percentage of Revenues   1999     1998     1997
--------------------------------------------------------------------------------
Compensation and benefits                                  42%      43%      43%
Occupancy and equipment                                     7        7        7
Communications                                              6        7        7
Advertising and market development                          6        5        5
Professional services                                       4        4        3
Depreciation and amortization                               4        5        5
Commissions, clearance and floor brokerage                  2        3        4
Other                                                       5        5        6
--------------------------------------------------------------------------------
Total                                                      76%      79%      80%
================================================================================

Compensation and Benefits
   Compensation and benefits expense includes salaries and wages, variable compensation, and related employee benefits and taxes. Employees receive variable compensation that is tied to the achievement of specified objectives relating primarily to revenue growth, profit margin and growth in customer assets. Therefore, a significant portion of compensation and benefits expense will fluctuate with these measures.
   Compensation and benefits expense was $1,888 million in 1999, compared to $1,374 million in 1998 and $1,135 million in 1997. The increases from 1997 to 1999 were generally due to a greater number of employees and higher variable compensation expense resulting from the Company's financial performance. The following table shows a comparison of certain compensation and benefits components and employee data (in thousands):

--------------------------------------------------------------------------------
                                                          1999     1998     1997
--------------------------------------------------------------------------------
Variable compensation as a % of compensation and
   benefits expense                                        30%      24%      23%
Compensation for temporary employees, contractors
   and overtime hours as a % of compensation and
   benefits expense                                        11%      12%      12%
Full-time equivalent employees(1)                         20.1     15.1     14.3
Revenues per average full-time equivalent employee        $249     $214     $204
================================================================================
(1) Includes full-time, part-time and temporary employees, and persons employed on a contract basis.


   The Company encourages and provides for employee ownership of the Company's common stock through its profit sharing and employee stock ownership plan, its stock incentive plans and an automatic investment plan. The Company's overall compensation structure is intended to attract, retain and reward highly qualified employees, and to align the interests of employees with those of stockholders. To further this alignment and in recognition of the Company's financial performance, the Company awarded all non-officer employees stock option grants in 1999 and 1998 for options to buy shares of common stock totaling 5,675,000 and 5,217,000 shares, respectively. (These stock options were granted prior to the Merger, and therefore did not include U.S. Trust employees.)

Occupancy and Equipment
   Occupancy and equipment expense includes the costs of leasing and maintaining the Company's office space, four regional customer telephone service centers, two online customer support centers, two primary data centers, 340 Schwab domestic branch offices and 28 U.S. Trust offices. It also includes lease and rental expenses on computer and other equipment. Occupancy and equipment expense was $307 million in 1999, compared to $236 million in 1998 and $192 million in 1997. This trend reflects the Company's continued growth and expansion, and its commitment to customer service and investment in technology. The Company expanded its office space in 1999, 1998 and 1997, and opened its second data center in 1998. Schwab opened 49 new branch offices in 1999, 19 in 1998 and 40 in 1997. U.S. Trust opened 4 new offices in 1999, 5 in 1998 and 1 in 1997. The increases in occupancy and equipment expense from 1997 to 1999 also reflect higher lease and maintenance expenses on information technology equipment.

Communications
   Communications expense includes telephone, postage and printing, and news and quotation costs. This expense was $279 million in 1999, compared to $216 million in 1998 and $191 million in 1997. The increases from 1997 to 1999 primarily resulted from higher customer trading volumes, higher postage and printing costs in connection with the growth in customer accounts, increased customer use of automated telephonic and online channel news, quotation and information services, additional leased telephone lines related to online service offerings, and new branch offices.

Advertising and Market Development
   Advertising and market development expense includes media, print and direct mail advertising expenses, and related production, printing and postage costs. This expense was $248 million in 1999, compared to $160 million in 1998 and $134 million in 1997. The increases from 1997 to 1999 were primarily a result of the Company's increased brand-focused media spending. Advertising and market development expense was 6% of revenues in 1999 and 5% in both 1998 and 1997.

Professional Services
   Professional services expense includes fees paid to consultants engaged to support product, service and information technology projects, and legal and accounting fees. This expense was $184 million in 1999, compared to $114 million in 1998 and $92 million in 1997. The increases from 1997 to 1999 were primarily due to higher levels of consulting fees in many areas, including new and expanded products and services, information technology projects, and capacity expansion.

Depreciation and Amortization
   Depreciation and amortization includes expenses relating to equipment and office facilities, capitalized software, leasehold improvements, property and other intangibles. This expense was $175 million in 1999, compared to $152 million in 1998 and $129 million in 1997. The increases from 1997 to 1999 were primarily due to newly acquired information technology equipment that increased the Company's customer service capacity. The increases from 1997 to 1999 also reflect increased amortization of leasehold improvements for new branches and expanded office space. Amortization expense related to intangible assets was $8 million in 1999, compared to $9 million in both 1998 and 1997. Amortization expense decreased from 1997 to 1999 due to certain intangibles becoming fully amortized.

Commissions, Clearance and Floor Brokerage
   Commissions, clearance and floor brokerage expense includes fees paid to stock and option exchanges for trade executions, fees paid by SCM to broker-dealers for orders received for execution, and fees paid to clearing entities for trade processing. This expense was $100 million in 1999, compared to $87 million in 1998 and $96 million in 1997. The increase from 1998 to 1999 was primarily due to an increase in trading volume processed by SCM and Schwab. The decrease from 1997 to 1998 was primarily due to a decrease in the fees paid per share traded by SCM to broker-dealers for orders received for execution, partially offset by an increase in trading volume processed by SCM and Schwab.

Goodwill Amortization
   Goodwill represents the cost of acquired businesses in excess of fair value of the related net assets at acquisition and is amortized on a straight-line basis. Goodwill amortization expense was $6 million in both 1999 and 1998 and $10 million in 1997.

Other Expenses
   Other expenses include trade-related errors, travel and entertainment, regulatory fees and dues, and other miscellaneous expenses. These other expenses were $200 million in 1999, compared to $153 million in 1998 and $161 million in 1997. The change from 1998 to 1999 was primarily due to higher levels of travel and related costs, volume-related regulatory fees and dues, an increase in reserves for uncollectible accounts and contingent liabilities, and increased trade-related errors resulting from system downtime. The decrease from 1997 to 1998 was primarily due to the $39 million pre-tax litigation settlement charges in 1997, partially offset by higher trade-related errors and other volume-related expenses in 1998.

Taxes on Income
   The Company's effective income tax rate was 39.4% in 1999 and 39.5% in both 1998 and 1997.

New Accounting Pronouncement
   In  1999,  the  Company  adopted  a  new  accounting   standard   related  to
internal-use software development costs (see note "2 - Significant Accounting Policies" in the Notes to Consolidated Financial Statements). As required by the standard, in 1999 certain of the Company's costs, primarily compensation and benefits, were capitalized and will be amortized over the software's estimated useful life of three years. In prior years, these costs were expensed as incurred. The Company capitalized $68 million in software development costs in 1999.

LIQUIDITY AND CAPITAL RESOURCES

   CSC conducts virtually all business through its wholly owned subsidiaries. The capital structure among CSC and its subsidiaries is designed to provide each entity with capital and liquidity consistent with its operations. A description of significant aspects of this structure for CSC and four of its subsidiaries, Schwab, U.S. Trust, SCM and CSE, follows.

Liquidity
CSC
   CSC's liquidity needs are generally met through cash generated by its subsidiaries, as well as cash provided by external financing. As discussed below, Schwab, SCM, CSE and CSC's bank subsidiaries are subject to regulatory requirements that may restrict them from certain transactions with CSC. Management believes that funds generated by the operations of CSC's subsidiaries will continue to be the primary funding source in meeting CSC's liquidity needs, maintaining CSC's bank subsidiaries' capital guidelines and maintaining Schwab's and SCM's net capital. Based on their respective regulatory capital ratios at December 31, 1999 and 1998, CSC and its bank subsidiaries are well capitalized. See note "16 - Regulatory Requirements" in the Notes to Consolidated Financial Statements.
   CSC has liquidity needs that arise from its issued and outstanding $455 million Senior Medium-Term Notes, Series A (Medium-Term Notes), as well as from the funding of cash dividends, acquisitions and other investments. The Medium-Term Notes have maturities ranging from 2000 to 2009 and fixed interest rates ranging from 5.96% to 7.50% with interest payable semiannually. The Medium-Term Notes are rated A3 by Moody's Investors Service and A- by Standard & Poor's Ratings Group.
   In June 1999, the SEC declared effective CSC's registration statement covering the issuance of $395 million in Senior or Senior Subordinated Medium-Term Notes, Series A (including $145 million of unissued notes previously included in CSC's registration statement). At December 31, 1999, $311 million of these notes remained unissued. See note "21 - Subsequent Events" in the Notes to Consolidated Financial Statements.
   CSC may borrow under its committed, unsecured credit facilities. CSC maintains a $600 million facility with a group of fourteen banks which is scheduled to expire in June 2000 and a $175 million facility with a group of nine banks which is scheduled to expire in June 2001. See note "21 - Subsequent Events" in the Notes to Consolidated Financial Statements. The funds under both of these facilities are available for general corporate purposes and CSC pays a commitment fee on the unused balance of these facilities. The financial covenants in these facilities require CSC to maintain minimum levels of stockholders' equity, and Schwab and SCM to maintain specified levels of net capital, as defined. The Company believes that these restrictions will not have a material effect on its ability to meet foreseeable dividend or funding requirements. Other than an overnight borrowing to test the availability of the $600 million facility, these facilities were unused in 1999.
   CSC also has direct access to $685 million of the $795 million uncommitted, unsecured bank credit lines, provided by nine banks, that are primarily utilized by Schwab to manage short-term liquidity. The amount available to CSC under these lines is lower than the amount available to Schwab because the credit line provided by one of these banks is only available to Schwab, while the credit line provided by another one of these banks includes a sub-limit on credit available to CSC. These lines were not used by CSC in 1999.

Schwab
   Most of Schwab's assets are liquid, consisting primarily of receivable from brokerage customers, short-term (i.e., less than 90 days) investment-grade, interest-earning investments (the majority of which are segregated for the exclusive benefit of customers pursuant to regulatory requirements), and receivable from brokers, dealers and clearing organizations. Customer margin loans are demand loan obligations secured by readily marketable securities. Receivable from and payable to brokers, dealers and clearing organizations primarily represent current open transactions, which usually settle, or can be closed out, within a few business days.
   Liquidity needs relating to customer trading and margin borrowing activities are met primarily through cash balances in brokerage customer accounts, which were $23.0 billion, $17.5 billion and $12.7 billion at December 31, 1999, 1998 and 1997, respectively. Management believes that brokerage customer cash balances and operating earnings will continue to be the primary sources of liquidity for Schwab in the future.
   Schwab is subject to regulatory requirements that are intended to ensure the general financial soundness and liquidity of broker-dealers. These regulations prohibit Schwab from repaying subordinated borrowings to CSC, paying cash dividends, or making unsecured advances or loans to its parent or employees if such payment would result in net capital of less than 5% of aggregate debit balances or less than 120% of its minimum dollar amount requirement of $1 million. At December 31, 1999, Schwab's net capital was $1,766 million (10% of aggregate debit balances), which was $1,421 million in excess of its minimum required net capital and $903 million in excess of 5% of aggregate debit balances. Schwab has historically targeted net capital to be 10% of its aggregate debit balances, which primarily consist of customer margin loans. To achieve this target, as customer margin loans have grown, an increasing amount of cash flows have been retained to support aggregate debit balances.
   To manage Schwab's regulatory capital position, CSC provides Schwab with a $1,400 million subordinated revolving credit facility maturing in September 2001, of which $905 million was outstanding at December 31, 1999. At year end, Schwab also had outstanding $25 million in fixed-rate subordinated term loans from CSC maturing in 2001. Borrowings under these subordinated lending arrangements qualify as regulatory capital for Schwab.
   To manage short-term liquidity, Schwab maintains uncommitted, unsecured bank credit lines totaling $795 million at December 31, 1999 ($685 million of these lines are also available for CSC to use). The need for short-term borrowings arises primarily from timing differences between cash flow requirements and the scheduled liquidation of interest-bearing investments. Schwab used such borrowings for twenty-six days in 1999, six days in 1998 and eleven days in 1997, with the daily amounts borrowed averaging $125 million, $87 million and $85 million, respectively. These lines were unused at December 31, 1999.
   To satisfy the margin requirement of customer option transactions with the Options Clearing Corporation (OCC), Schwab had unsecured letter of credit agree-ments with eleven banks in favor of the OCC aggregating $905 million at December 31, 1999. Schwab pays a fee to maintain these letters of credit. No funds were drawn under these letters of credit at December 31, 1999.

U.S. Trust
   U.S. Trust's liquidity needs are generally met through earnings generated by its operations.
   U.S. Trust's liquidity is affected by the Federal Reserve Board's risk-based and leverage capital guidelines. In addition, CSC's bank subsidiaries are subject to limitations on the amount of dividends they can pay to U.S. Trust without prior approval of the bank regulatory authorities. See note "16 - Regulatory Requirements" in the Notes to Consolidated Financial Statements.
   U.S. Trust has credit facilities totaling $80 million which are based on LIBOR or Prime and mature in March 2002. At December 31, 1999, there was $35 million outstanding under these facilities. Upon completion of the Merger, these facilities were terminated.
   In addition to traditional funding sources such as deposits, federal funds purchased and repurchase agreements, CSC's bank subsidiaries have established their own external funding sources. At December 31, 1999, U.S. Trust had $50 million in Trust Preferred Capital Securities outstanding with a fixed interest rate of 8.41%. Certain of CSC's bank subsidiaries have established credit facilities with the Federal Home Loan Bank System (FHLB) totaling approximately $426 million. At December 31, 1999, $13 million was outstanding under these credit facilities.

SCM
   SCM's liquidity needs are generally met through earnings generated by its operations. Most of SCM's assets are liquid, consisting primarily of marketable securities, receivable from brokers, dealers and clearing organizations, and cash and cash equivalents.
   SCM's liquidity is affected by the same net capital regulatory requirements as Schwab (see discussion above). At December 31, 1999, SCM's net capital was $13 million, which was $12 million in excess of its minimum required net capital.
   SCM may borrow up to $35 million under a subordinated lending arrangement with CSC maturing in 2001. Borrowings under this arrangement qualify as reg-ulatory capital for SCM. This facility was unused in 1999. In addition, CSC provides SCM with a $25 million short-term credit facility. Borrowings under this arrangement do not qualify as regulatory capital for SCM. This facility was unused at December 31, 1999.

CSE
   CSE's liquidity needs are generally met through earnings generated by its operations. Most of CSE's assets are liquid, consisting primarily of cash and investments required to be segregated, receivable from brokers, dealers and clearing organizations, and receivable from brokerage customers and others.
   CSE may borrow up to (pound)20 million, equivalent to $32 million at December 31, 1999, under subordinated lending arrangements with CSC. At December 31, 1999, CSE had outstanding (pound)18 million under these arrangements, equivalent to $29 million, with (pound)5 million maturing in 2001 and (pound)13 million maturing in 2003.

Development Spending
   A significant portion of the Company's liquidity needs arises from ongoing investments to support future growth. These investments, which the Company refers to as development spending, are comprised of two categories: media spending (including media and production expenses) and project spending. Project spending is generally targeted towards enhancing future revenue growth, such as improvements to the Company's Web site or branch expansion; enhancing the Company's infrastructure, such as investments to improve customer statements or its systems integration; and improving the firm's productivity, such as enhancements to its telecommunications systems or operations processes. This spending is imbedded throughout certain categories of the Company's non-interest expenses.
   Development spending in 1999 was approximately $450 million and management currently anticipates an increase of approximately 30% in 2000, reflecting management's belief that development spending is critical to strengthening the Company's competitive advantages.
   As has been the case in recent years, the Company may adjust its development spending from period to period as business conditions change. In general, the level of future spending will be influenced by the rate of growth in customer assets and trading activities, the opportunities to invest in technology that improve capacity, productivity or the customer experience, and the expected return on these investments as compared to the Company's financial objectives and cost of capital. While development spending is discretionary and can be altered in response to business conditions, the Company views its development spending as essential for future growth and therefore prefers to avoid major adjustments in such spending unless faced with what it believes is a sustained slowdown in revenue growth.

Cash Flows and Capital Resources
   Net income plus depreciation and amortization including goodwill amortization was $848 million in 1999, up 49% from $569 million in 1998, allowing the Company to finance the majority of its growth with internally generated funds. Depreciation and amortization expense related to equipment, office facilities and property was $167 million in 1999 and $143 million in 1998. Amortization expense related to intangible assets was $8 million in 1999 and $9 million in 1998. Goodwill amortization expense was $6 million in both 1999 and 1998.
   The Company's capital expenditures were $373 million ($370 million net of proceeds from the sale of fixed assets) in 1999 and $204 million ($199 million net of proceeds) in 1998, or 8% and 6% of revenues, respectively. In 1999, 78% of capital expenditures were for information technology and 22% for facilities expansion and improvements. Capital expenditures as described above include the capitalized costs for developing internal-use software of $68 million in 1999. Schwab opened 49 new branch offices during 1999, compared to 19 in 1998. U.S. Trust opened 4 new offices in 1999, compared to 5 in 1998. The Company continues to view its office network as important to pursuing its strategy of attracting customer assets.
   Management currently anticipates that 2000 capital expenditures will be approximately 90% higher than 1999 spending. Approximately 40% of the 2000 planned expenditures relate to facilities expansion and improvements and approximately 60% relate to information technology. The significant increase in 2000 planned expenditures is primarily due to leasehold improvements to support the Company's growth in employees, and the Company's plans to enhance systems capacity and availability. As has been the case in recent years, the Company may adjust its capital expenditures from period to period as business conditions change.
   During 1999, the Company:
    -- Issued $144 million and repaid $45 million of long-term debt;
    -- Paid common stock dividends of $61 million.
   The Company monitors both the relative composition and absolute level of its capital structure. The Company's total financial capital (long-term debt plus stockholders' equity) at December 31, 1999 was $3,094 million, up $1,002 million, or 48%, from a year ago. At December 31, 1999, the Company had long-term debt of $518 million, or 17% of total financial capital, bearing interest at a weighted-average rate of 6.89%. At December 31, 1999, the Company's stockholders' equity was $2,576 million, or 83% of total financial capital. Management currently anticipates that long-term debt will remain below 30% of total financial capital.

Share Repurchases
   CSC repurchased 3,371,100 shares of its common stock in 1999 for $54 million, 23,219,700 shares for $208 million in 1998 and 7,905,700 shares for $59 million in 1997. There is no current authorization for share repurchases.

Dividend Policy
   Since the initial dividend in 1989, CSC has paid 43 consecutive quarterly dividends and has increased the dividend 11 times. Since 1989, dividends have increased by a 34% compounded annual growth rate. CSC paid common stock dividends of $.0373 per share in 1999, $.0360 per share in 1998 and $.0311 per share in 1997. Dividends declared per common share represent dividends declared by CSC prior to the Merger. While the payment and amount of dividends are at the discretion of the Company's Board of Directors, the Company targets its cash dividend at approximately 5% to 10% of net income plus depreciation and amortization.

YEAR 2000 CENTURY CHANGE

   The Company's mission critical systems operated throughout the Year 2000 century change without material errors or interruptions when processing data and transactions incorporating year 2000 dates, and the Company did not encounter any material problems with any of its mission critical vendor-supplied systems, services or products. Mission critical systems, services and products means those systems, services and products critical to the ongoing operation of the business.

Compliance Costs
   As of December 31, 1999, the Company spent approximately $96 million of the estimated cost for its Year 2000 project.
   The Company has funded all Year 2000 related costs through operating cash flows and a reallocation of the Company's overall development spending. This reallocation did not result in the delay of any critical information technology projects. In accordance with generally accepted accounting principles, Year 2000 expenditures are expensed as incurred.

RISK MANAGEMENT

Overview
   The Company's business and activities expose it to different types of risks including, but not limited to, those discussed below. Proper identification, assessment and management of these risks are essential to the success and financial soundness of the Company. Managing risk at the Company begins with the expertise and experience of management at the business unit level. To supplement risk management at the business unit level, the Company has formed a Global Risk Steering Committee, and various other functional risk committees consisting of members of senior management. The Global Risk Steering Committee takes an active role in the oversight of the various risk committees by reviewing risk exposures, leading in the continued development of the Company's risk management practices, discussing changes in regulations and other risk-related developments, and reporting regularly to the Audit Committee of the Company's Board of Directors. Other risk committees include the Technology and Operations Risk Committee, which focuses on the integrity of the Company's technology systems and enhancements, and operating capacity; the Credit Oversight Committee, which focuses on customer activity (i.e., margin lending activities to customers and customer option activities), the investing activities of certain of the Company's proprietary funds, and corporate credit activities (i.e., counterparty and corporate investing activities); and the Financial Risk Management Committee, which focuses on liquidity and capital resources, interest rate risk, and securities owned. Additionally, the Finance, Compliance, and Internal Audit Departments and the Office of Corporate Counsel assist management and the various risk committees in evaluating and monitoring the Company's risk profile.
   In conjunction with the Merger, all committees have been realigned to focus on risk management throughout the Company with appropriate representation of U.S. Trust management. Additionally, as of the filing date of this report, a new committee had been formed, the Fiduciary Risk Committee, which focuses on financial or reputational risk caused by a potential breach of fiduciary duties to a customer. Further, the U.S. Trust Risk Policy Committee, which has broad responsibilities for the oversight of risk management at U.S. Trust, reports to the Global Risk Steering Committee, as well as to the Board of Directors of U.S. Trust.
   The following discussion highlights the Company's principal risks and some of the policies and procedures for risk identification, assessment and mitigation. See Liquidity and Capital Resources for a discussion on liquidity risk and note "18 - Financial Instruments with Off-Balance-Sheet and Credit Risk" in the Notes to Consolidated Financial Statements for additional discussion on credit risk.
   Given the nature of the Company's revenues, expenses and risk profile, the Company's earnings and CSC's common stock price may be subject to significant volatility from period to period. The Company's results for any period are not necessarily indicative of results for a future period. Risk is inherent in the Company's business. Consequently, despite the Company's attempts to identify areas of risk, oversee operational areas involving risk and implement policies and procedures designed to mitigate risk, there can be no assurance that the Company will not suffer unexpected losses due to operating or other risks.

Competition
   The Company faces significant competition from companies seeking to attract customer financial assets, including traditional brokerage firms (particularly firms that have started providing online trading services), discount brokerage firms, online brokerage firms, mutual fund companies, banks, and asset management companies. Certain of these competitors have greater financial resources than the Company. The consolidation trend in the financial services industry is likely to increase in light of the new financial modernization legislation that became effective in March 2000. This new legislation allows banks, securities firms and insurance companies more flexibility to affiliate under one holding company. These holding companies can engage in activities and acquire companies engaged in activities that are financial in nature. The expansion and customer acceptance of conducting financial transactions online has also attracted competition from providers of online services, software development companies and other providers of financial services. Finally, the growth of online trading has led to the creation of new ECNs and new exchanges, and is causing major existing markets to consider converting to for-profit status, all of which may intensify competition. The Company experienced declines in its average commission per revenue trade in 1998 mainly due to the Company's integration of its online and traditional brokerage services and reduction of the price of online trades for most of its customers, resulting in an increase in the proportion of trades placed through its online channels. The Company's average commission per revenue trade declined in 1999 due to the continued increase in the proportion of trades placed through its online channels. As the Company focuses on further enhancements to its electronic service offering and online trades increase, average commission per revenue trade is expected to continue to decline.

Business Environment
   The Company's business, like that of other securities brokerage and related financial services firms, is directly affected by the fluctuations in securities trading volumes and price levels that occur in fundamentally cyclical financial markets, as well as by changes in government monetary policies that impact the growth of bank loans and investments and the level of interest charged for loans and paid on deposits and other funding sources. While the Company's non-trading revenues have grown, transaction-based revenues continue to represent a majority of the Company's revenues and the Company may experience significant variations in revenues from period to period. The Company adjusts its expenses in anticipation of and in response to changes in financial market conditions and customer trading patterns. Certain of the Company's expenses (including variable compensation, portions of communications, and commissions, clearance and floor brokerage) vary directly with changes in financial performance or customer trading activity. Expenses relating to the level of contractors, temporary employees, overtime hours, advertising and market development, and professional services are adjustable over the short term to help the Company achieve its financial objectives. Additionally, development spending is discretionary and can be altered in response to market conditions. However, a significant portion of the Company's expenses such as salaries and wages, occupancy and equipment, and depreciation and amortization do not vary directly, at least in the short term, with fluctuations in revenues or securities trading volumes. Also, the Company views its development spending as essential for future growth and therefore prefers to avoid major adjustments in such spending unless faced with a sustained slowdown in revenue growth.

Technology and Operating Risk
   Technology and operating risk is the potential for loss due to deficiencies in control processes or technology systems that constrain the Company's ability to gather, process and communicate information efficiently and securely, without interruptions. The Company's operations are highly dependent on the integrity of its technology systems and the Company's success depends, in part, on its ability to make timely enhancements and additions to its technology in anticipation of customer demands. To the extent the Company experiences system interruptions, errors or downtime (which could result from a variety of causes, including changes in customer use patterns, technological failure, changes to its systems, linkages with third-party systems, and power failures), the Company's business and operations could be significantly negatively impacted.
Additionally, rapid increases in customer demand may strain the Company's ability to enhance its technology and expand its operating capacity. To minimize business interruptions, Schwab has two data centers intended, in part, to further improve the recovery of business processing in the event of an emergency. The Company attempts to mitigate technology and operating risk by maintaining a comprehensive internal control system and by employing experienced personnel. Also, the Company maintains backup and recovery functions, including facilities for backup and communications, and conducts periodic testing of a disaster recovery plan. The Company is committed to an ongoing process of upgrading, enhancing and testing its technology systems. This effort is focused on meeting customer demands, meeting market and regulatory changes, and deploying standardized technology platforms.

Credit Risk
   Credit risk is the potential for loss due to a customer or counterparty failing to perform its contractual obligations. The Company's exposure to credit risk mainly results from its margin lending activities, securities lending activities, role as a counterparty in financial contracts, investing activities, and the investing activities of certain of the Company's proprietary funds. To mitigate the risks of such losses, the Company has established policies and procedures which include: establishing and reviewing credit limits, monitoring of credit limits and quality of counterparties, and increasing margin requirements for certain securities. In addition, most of the Company's credit extensions, such as margin loans to customers, securities lending agreements, and resale agreements, are supported by collateral arrangements. These arrangements are subject to requirements to provide additional collateral in the event that market fluctuations result in declines in the value of collateral received.
   Additionally, the Company has exposure to credit risk associated with the Company's private banking loan portfolio held at U.S. Trust. This counterparty credit exposure is actively managed through individual and portfolio reviews performed by account officers and senior line management. Periodic assessment of the validity of credit ratings, credit quality and the credit management process is conducted by a risk review department which is separate from the loan origination and monitoring department. Management of the credit approval process is premised on underwriting standards with clear lines of accountability and authority. Counterparties that generate credit exposure are given empirical risk ratings and are approved by appropriate senior officers depending on the exposure level and/or risk rating. In addition, the U.S. Trust Risk Policy Committee regularly reviews asset quality including concentrations, delinquencies, non-performing private banking loans, losses and recoveries. All are factors in the determination of an appropriate allowance for credit losses, which is reviewed quarterly by senior management. See note "4 - Loans to Banking Customers and Related Allowance for Credit Losses" in the Notes to Consolidated Financial Statements for an analysis of the Company's loan portfolio and allowance for credit losses.
   There were no troubled debt restructurings at December 31, 1999 and 1998. As of December 31, 1999, management is not aware of any significant potential problem loans other than the amounts disclosed in the table in note "4 - Loans to Banking Customers and Related Allowance for Credit Losses" in the Notes to Consolidated Financial Statements.

Fiduciary Risk
   Fiduciary risk is the potential for financial or reputational loss through the breaching of fiduciary duties to a customer. Fiduciary activities include, but are not limited to, individual and corporate trust, investment management, custody and cash and securities processing. The Company attempts to mitigate this risk by establishing procedures to ensure that obligations to customers are discharged faithfully and in compliance with applicable legal and regulatory requirements. Business units have the primary responsibility for adherence to the procedures applicable to their business. Guidance and control is provided through the creation, approval and ongoing review of applicable policies by business units and the Fiduciary Risk Committee.

Market Risk
   Market risk is the potential for loss due to a change in the value of a financial instrument held by the Company as a result of fluctuations in interest and currency exchange rates, and equity prices.
   The Company is exposed to interest rate risk primarily from changes in the interest rates on its interest-earning assets (mainly margin loans to customers, investments, private banking loans, mortgage-backed securities and other fixed rate investments) and its funding sources (including brokerage customer cash balances, banking deposits, proceeds from stock-lending activities, long-term debt, and stockholders' equity) which finance these assets. The Company attempts to mitigate this risk by monitoring the net interest margin and average maturity of its interest-earning assets and funding sources. The Company also has the ability to adjust the rates paid on brokerage customer cash balances and certain banking deposits and the rates charged on margin loans. Additionally, the Company uses interest rate swaps (Swaps) to mitigate interest rate exposure associated with short-term floating interest-rate deposits.
   The Company is exposed to equity price risk through its role as a financial intermediary in customer-related transactions, and by holding financial instruments mainly in its capacity as a market maker and relating to its specialists' operations. To mitigate the risk of losses, these financial instruments are marked to market daily and are monitored by management to assure compliance with limits established by the Company. Additionally, the Company purchases from time to time exchange-traded option contracts to reduce market risk on these inventories. The Company may also purchase futures contracts to reduce this risk. The Company may enter into foreign currency contracts to reduce currency exchange rate risk. However, the Company's exposure to currency exchange risks through its international operations is not material.
    Additional qualitative and quantitative disclosures about market risk are summarized as follows.

Financial Instruments Held For Trading Purposes
   The Company held government securities and certificates of deposit with a fair value of approximately $22 million and $13 million at December 31, 1999 and 1998, respectively. These securities, and the associated interest rate risk, are not material to the Company's financial position, results of operations or cash flows.
   Through Schwab and SCM, the Company maintains inventories in exchange-listed and Nasdaq securities on both a long and short basis. The fair value of these securities at December 31, 1999 was $107 million in long positions and $60 million in short positions. The fair value of these securities at December 31, 1998 was $60 million in long positions and $35 million in short positions. Using a hypothetical 10% increase or decrease in prices, the potential loss or gain in fair value is estimated to be approximately $5 million and $3 million at December 31, 1999 and 1998, respectively, due to the offset of the change in fair value in long and short positions. In addition, the Company generally enters into exchange-traded option contracts to hedge against potential losses in equity inventory positions, thus reducing this potential loss exposure. This hypothetical 10% change in fair value of these securities at December 31, 1999 and 1998 would not be material to the Company's financial position, results of operations or cash flows. The notional amount of option contracts was approximately $103 million and $74 million at December 31, 1999 and 1998, respectively. The fair value of such option contracts was not material to the Company's consolidated balance sheets at December 31, 1999 and 1998.

Financial Instruments Held For Purposes Other Than Trading
   For its working capital and reserves required to be segregated under federal or other regulations, the Company invests in money market funds, resale agreements, certificates of deposit and commercial paper.
   The Company maintains investments primarily in mutual funds to fund obligations under its deferred compensation plan, which is available to certain employees. These investments were approximately $60 million and $50 million at December 31, 1999 and 1998, respectively. Any decrease in the fair value of these investments would result in a comparable decrease in the deferred compensation plan obligation and would not affect the Company's financial position, results of operations or cash flows.

Debt Issuances
   At December 31, 1999, CSC had $455 million aggregate principal amount of Medium-Term Notes outstanding, with fixed interest rates ranging from 5.96% to 7.50%. At December 31, 1998, CSC had $351 million aggregate principal amount of Medium-Term Notes outstanding, with fixed interest rates ranging from 5.78% to 7.72%. At December 31, 1999 and 1998, U.S. Trust had $50 million Trust Preferred Capital Securities outstanding, with a fixed interest rate of 8.41%. In addition, at December 31, 1999 and 1998, U.S. Trust had $13 million and $14 million of FHLB borrowings outstanding, respectively. The FHLB borrowings had fixed interest rates ranging from 6.59% to 6.76% at December 31, 1999 and from 6.25% to 6.76% at December 31, 1998.
   The Company has fixed cash flow requirements regarding these long-term debt obligations due to the fixed rate of interest. The estimated fair value of these obligations at December 31, 1999 and 1998, based on estimates of market rates for debt with similar terms and remaining maturities, was $498 million and $430 million, respectively, which approximated their carrying amounts of $518 million and $419 million, respectively.

Net Interest Revenue Simulation
   The Company uses net interest revenue simulation modeling techniques to evaluate and manage the effect of changing interest rates. The simulation model (the model) includes all interest-sensitive assets and liabilities and Swaps utilized by U.S. Trust to hedge its interest rate risk. Key variables in the model include assumed margin loan and brokerage customer cash balance growth, changes to the level and term structure of interest rates, the repricing of financial instruments, prepayment and reinvestment assumptions, loan, banking deposit, and brokerage customer cash balance pricing and volume assumptions. The simulations involve assumptions that are inherently uncertain and as a result, the simulations cannot precisely estimate net interest revenue or precisely predict the impact of changes in interest rates on net interest revenue. Actual results may differ from simulated results due to the timing, magnitude and frequency of interest rate changes as well as changes in market conditions and management strategies, including changes in asset and liability mix.
   The simulations in the table below assume that the asset and liability structure of the consolidated balance sheet would not be changed as a result of the simulated changes in interest rates. As the Company actively manages its consolidated balance sheet and interest rate exposure, in all likelihood the Company would take steps to manage any additional interest rate exposure that could result from changes in the interest rate environment. The following table shows the results of a 100 basis point increase or decrease in interest rates and the effect on simulated net interest revenue over the next twelve months at December 31, 1999 and 1998 (dollars in millions). The change in simulated net interest revenue sensitivity from 1998 to 1999 was primarily due to increases in the overall size of the balance sheet, driven by the growth in brokerage customer cash balances.

--------------------------------------------------------------------------------
Impact on Net Interest Revenue
Increase (Decrease)
                                                  1999                1998
                                             ---------------    ----------------
December 31,                                   Amount    %         Amount    %
--------------------------------------------------------------------------------

Increase of 100 basis points                    $ 80    6.7%        $ 41   5.9%
Decrease of 100 basis points                     (81)  (6.8%)        (43) (6.2%)
================================================================================

   As demonstrated by the simulations presented, the Company manages the consolidated balance sheet to produce increases in net interest revenue when interest rates rise. This position partially offsets the potential for decreases in trading activity, and therefore commission revenue, that may result during periods of rising interest rates.
   The impact of the Company's hedging activities upon net interest revenue for the years ended December 31, 1999, 1998 and 1997 was immaterial to the Company's results of operations.

Legal and Compliance Risk
   Legal and compliance risk refers to the possibility that the Company will be found, by a court, arbitration panel or regulatory authority, not to have complied with an applicable legal or regulatory requirement. The Company may be subject to lawsuits or arbitration claims by customers, employees or other third parties in the different jurisdictions in which it conducts business. In addition, the Company is subject to extensive regulation by the SEC, the National Association of Securities Dealers, Inc., the NYSE, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Superintendent of Banks of the State of New York, and other federal, state and market regulators, as well as certain foreign regulatory authorities. The Company attempts to mitigate legal and compliance risk through policies and procedures that it believes are reasonably designed to prevent or detect violations of applicable statutory and regulatory requirements (see note "17 - Commitments and Contingent Liabilities" in the Notes to Consolidated Financial Statements).

BANK HOLDING COMPANY ACT REQUIREMENTS

   Upon consummation of the Merger, CSC became a financial holding company and bank holding company subject to supervision and regulation by the Federal Reserve Board under the Act.
   The Gramm-Leach-Bliley Act (the GLB Act), which became effective in March 2000, permits qualifying bank holding companies to become financial holding companies and thereby affiliate with a far broader range of financial companies than has previously been permitted for a bank holding company. The GLB Act identifies several activities as financial in nature, including securities brokerage, underwriting, dealing in or making a market in securities, investment management services and insurance activities. The Federal Reserve Board may prohibit a financial holding company from engaging in new activities or acquiring additional companies if the Federal Reserve Board concludes that the financial holding company's capital or managerial resources are not adequate. Federal Reserve Board regulations under the Act may also limit CSC's business or impose additional costs or requirements.
   Federal Reserve Board policy provides that a bank holding company generally should not pay cash dividends unless its net income is sufficient to fully fund the dividends and the Company's prospective retained earnings appear to be sufficient to meet the capital needs, asset quality and overall financial condition of the holding company and its bank subsidiaries.
   CSC's primary bank subsidiary is United States Trust Company of New York (U.S. Trust NY). The operations and financial condition of CSC's bank
subsidiaries   are  subject  to  regulation  and   supervision  and  to  various
requirements and restrictions under Federal and state law, including requirements governing: transactions with CSC and its nonbank subsidiaries, including loans and other extensions of credit, investments or asset purchases, or otherwise financing or supplying funds to CSC; dividends; investments; and aspects of CSC's operations. The Federal banking agencies have broad powers to enforce these regulations, including the power to terminate deposit insurance, impose substantial fines and other civil and criminal penalties and appoint a conservator or receiver. CSC, U.S. Trust and their U.S. insured depository institution subsidiaries must meet regulatory capital guidelines adopted by the federal banking agencies. The Federal Reserve Board has not indicated whether the guidelines will be modified with respect to a bank holding company, such as CSC, that also qualifies as a financial holding company. Under the Federal Deposit Insurance Act, the banking regulatory agencies are permitted or, in certain cases, required to take certain substantial restrictive actions with respect to institutions falling within one of the lowest three of five capital categories.
   To remain a financial holding company, each of CSC's bank subsidiaries must be well capitalized, well managed and meet requirements relating to the provision of public services to the communities in which CSC's bank subsidiaries operate. If CSC ceases to qualify as a financial holding company it will be subject to substantial additional restrictions on its activities. See note "16 - Regulatory Requirements" in the Notes to Consolidated Financial Statements.

LOOKING AHEAD

   During 1999, the competitive environment in financial services intensified - several traditional brokerage firms adjusted their pricing, enhanced their online services and, along with a number of discount brokerage firms, substantially increased their spending on advertising and marketing programs. In addition, several firms offering wealth management services have expanded their marketing efforts. While this trend of intensified competition is expected to continue in 2000, management believes that the Company's competitive advantages will enable the firm to pursue its strategy of attracting and retaining customer assets. As described more fully in the Description of Business section above, these competitive advantages include: nationally recognized brands, a broad line of products and services offered at prices that management believes represent superior value, multi-channel delivery systems, and the commitment and skills necessary to invest in technology intended to empower customers and reduce costs. Additionally, the Company's significant level of employee ownership aligns the interests of management with those of stockholders.
   During 2000, the Company expects to sustain its competitive advantages by providing its customers with expanded and enhanced services, including a broadened service offering for affluent investors. The Company intends to leverage U.S. Trust's highly personalized service model, research capabilities, trust and estate services, investment track record and reputation in wealth management services to help complete the Company's offering to affluent investors, as well as independent investment managers and their customers, by providing them with access to a broad array of wealth management services. The Company's acquisition of CyBerCorp is designed to help provide actively trading investors with access to advanced order entry, routing and management technology, as well as to support the Company's ongoing role as a leader in the evolution of customer access to the capital markets. The Company also expects to continue its focus on developing an enhanced help and advice offering for all customers, and to continue its process of selective international expansion.
   The Company's efforts to expand and enhance services are being driven by evolving customer needs. A substantial portion of growth in investable assets in coming years is anticipated to be concentrated with the "baby boom" generation. As these investors continue to accumulate wealth, many will need more guidance in managing their financial affairs, as well as access to more complex and specialized services such as estate and tax planning, and trust and investment management. As a result, the Company expects to continue evaluating the breadth of its service offering relative to customer needs.
   Management continues to believe that the key to sustaining the Company's competitive advantages will be its ability to combine people and technology in ways that provide investors with the access, information, guidance, advice and control they expect - as well as superior service - all at a lower cost than traditional providers of financial services. Accordingly, the Company expects to remain in direct competition with traditional, online and discount brokerage firms, investment management companies, banks and other providers of financial products and services.
   Capitalizing on and strengthening the Company's competitive advantages requires significant development spending and capital expenditures. Management believes that these ongoing investments are critical to increasing the Company's market share and achieving its long-term financial objectives, which include annual growth in revenues of 20%, an after-tax profit margin of 12%, and a return on stockholders' equity of 20%.


------------------------------------------------------------------------------------------------------------------------------------
Consolidated Statement of Income                                                                     The Charles Schwab Corporation
(In Thousands, Except Per Share Amounts)

Year Ended December 31,                                                                   1999              1998               1997
------------------------------------------------------------------------------------------------------------------------------------
Revenues
     Commissions                                                                    $1,874,594        $1,318,103         $1,182,901
     Asset management and administration fees                                        1,220,346           936,796            739,323
     Interest revenue, net of interest expense of $898,219 in 1999,
         $773,998 in 1998 and $667,345 in 1997                                         819,790           577,643            444,461
     Principal transactions                                                            500,496           286,754            257,985
     Other                                                                              71,193            58,574             46,896
------------------------------------------------------------------------------------------------------------------------------------
       Total                                                                         4,486,419         3,177,870          2,671,566
------------------------------------------------------------------------------------------------------------------------------------
Expenses Excluding Interest
     Compensation and benefits                                                       1,888,414         1,374,436          1,135,472
     Occupancy and equipment                                                           306,900           236,232            192,301
     Communications                                                                    278,509           216,389            191,477
     Advertising and market development                                                247,808           159,784            133,614
     Professional services                                                             184,470           114,097             92,168
     Depreciation and amortization                                                     174,651           152,107            128,941
     Commissions, clearance and floor brokerage                                        100,132            87,273             95,560
     Goodwill amortization                                                               6,419             6,443              9,754
     Other                                                                             200,201           153,471            161,373
------------------------------------------------------------------------------------------------------------------------------------
       Total                                                                         3,387,504         2,500,232          2,140,660
------------------------------------------------------------------------------------------------------------------------------------
Income before taxes on income                                                        1,098,915           677,638            530,906
Taxes on income                                                                        432,469           267,509            209,597
------------------------------------------------------------------------------------------------------------------------------------
Net Income                                                                          $  666,446        $  410,129         $  321,309
====================================================================================================================================
Weighted-Average Common Shares Outstanding - Diluted (1)                             1,373,030         1,342,895          1,337,729
====================================================================================================================================
Earnings Per Share (1)
     Basic                                                                          $      .51        $      .32         $      .25
     Diluted                                                                        $      .49        $      .31         $      .24
====================================================================================================================================
Dividends Declared Per Common Share (1, 2)                                          $    .0373        $    .0360         $    .0311
====================================================================================================================================
(1)  All periods have been restated for the May 2000 three-for-two common stock split.
(2)  Dividends declared per common share represent dividends declared  by  The Charles Schwab Corporation prior to  its  merger with
     U.S. Trust Corporation.

See Notes to Consolidated Financial Statements.



------------------------------------------------------------------------------------------------------------------------------------
Consolidated Balance Sheet                                                                           The Charles Schwab Corporation
(In Thousands, Except Per Share Amounts)

December 31,                                                                                                  1999             1998
------------------------------------------------------------------------------------------------------------------------------------
Assets
     Cash and cash equivalents                                                                         $ 2,612,451      $ 1,720,908
     Cash and investments required to be segregated under federal or other regulations
         (including resale agreements of $6,165,043 in 1999 and $7,608,067 in 1998)                      8,826,121       10,313,225
     Securities owned - at market value                                                                  1,333,220        1,211,563
     Receivable from brokers, dealers and clearing organizations                                           482,657          334,334
     Receivable from brokerage customers - net                                                          17,060,222        9,646,140
     Loans to banking customers - net                                                                    2,689,205        2,171,393
     Equipment, office facilities and property - net                                                       678,208          473,566
     Goodwill - net                                                                                         53,723           53,372
     Other assets                                                                                          586,305          482,751
------------------------------------------------------------------------------------------------------------------------------------
       Total                                                                                           $34,322,112      $26,407,252
====================================================================================================================================
Liabilities and Stockholders' Equity
     Deposits from banking customers                                                                   $ 4,204,943      $ 3,414,791
     Drafts payable                                                                                        467,758          324,597
     Payable to brokers, dealers and clearing organizations                                              1,748,765        1,422,300
     Payable to brokerage customers                                                                     23,422,592       18,119,622
     Accrued expenses and other liabilities                                                              1,243,121          892,987
     Short-term borrowings                                                                                 141,157          140,925
     Long-term debt                                                                                        518,000          418,773
------------------------------------------------------------------------------------------------------------------------------------
       Total liabilities                                                                                31,746,336       24,733,995
------------------------------------------------------------------------------------------------------------------------------------
     Stockholders' equity:
       Preferred stock - 9,940 shares authorized; $.01 par value per share; none issued
       Common stock -  2,000,000 and 500,000 shares authorized in 1999 and 1998, respectively; $.01 par value per share; 1,336,636 and 1,308,314 shares issued
           in 1999 and 1998, respectively*                                                                  13,366           13,083
       Additional paid-in capital                                                                          595,282          251,158
       Retained earnings                                                                                 2,144,683        1,540,205
       Treasury stock  - 7,336 shares in 1999 and 7,722 shares in 1998, at cost*                           (96,742)         (87,768)
       Employee stock ownership plans                                                                         (967)          (4,861)
       Unamortized restricted stock compensation                                                           (70,926)         (43,882)
       Accumulated other comprehensive (loss) income                                                        (8,920)           5,322
------------------------------------------------------------------------------------------------------------------------------------
            Total stockholders' equity                                                                   2,575,776        1,673,257
------------------------------------------------------------------------------------------------------------------------------------
                 Total                                                                                 $34,322,112      $26,407,252
====================================================================================================================================

* All periods have been restated for the May 2000 three-for-two common stock split.

See Notes to Consolidated Financial Statements.



------------------------------------------------------------------------------------------------------------------------------------
Consolidated Statement of Cash Flows                                                                 The Charles Schwab Corporation
(In thousands)

Year Ended December 31,                                                                      1999             1998             1997
------------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
  Net income                                                                          $   666,446      $   410,129      $   321,309
   Noncash items included in net income:
     Depreciation and amortization                                                        174,651          152,107          128,941
     Goodwill amortization                                                                  6,419            6,443            9,754
     Net amortization of premium on securities available for sale                           4,677            3,384            2,778
     Compensation payable in common stock                                                  34,977           30,891           25,580
     Deferred income taxes                                                                 (3,218)          (9,498)         (32,012)
     Other                                                                                  6,814            7,020            4,983
   Net change in:
     Cash and investments required to be segregated under federal or
       other regulations                                                                1,475,017       (3,500,320)         456,055
     Securities owned (excluding securities available for sale)                           (97,519)          40,454         (154,699)
     Receivable from brokers, dealers and clearing organizations                         (152,287)         (65,978)         (37,449)
     Receivable from brokerage customers                                               (7,419,482)      (1,893,821)      (2,741,796)
     Other assets                                                                         (30,723)           3,578          (61,943)
     Drafts payable                                                                       144,006           56,028           43,908
     Payable to brokers, dealers and clearing organizations                               329,423          298,411          245,327
     Payable to brokerage customers                                                     5,317,093        5,010,081        1,935,507
     Accrued expenses and other liabilities                                               548,508          225,649          178,351
------------------------------------------------------------------------------------------------------------------------------------
         Net cash provided by operating activities                                      1,004,802          774,558          324,594
------------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities
   Purchases of securities available for sale                                            (465,789)        (367,762)        (609,128)
   Proceeds from sales of securities available for sale                                    10,019                            20,804
   Proceeds from maturities, calls and mandatory redemptions of securities
       available for sale                                                                 413,454          429,929          616,571
   Net change in loans to banking customers                                              (517,865)        (251,463)        (249,912)
   Purchase of equipment, office facilities and property - net                           (370,191)        (199,168)        (150,402)
   Cash payments for business combinations and investments, net of cash received          (25,568)         (23,584)          (1,200)
------------------------------------------------------------------------------------------------------------------------------------
         Net cash used by investing activities                                           (955,940)        (412,048)        (373,267)
------------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
   Net change in deposits from banking customers                                          790,152          340,889          310,112
   Net change in short-term borrowings                                                        232          (38,662)         (60,695)
   Proceeds from long-term debt                                                           144,000           30,000          161,000
   Repayment of long-term debt                                                            (44,853)         (44,531)         (37,862)
   Dividends paid                                                                         (61,107)         (56,041)         (48,240)
   Purchase of treasury stock                                                             (53,924)        (208,353)         (58,726)
   Proceeds from stock options exercised and other                                         65,799           36,015           18,497
------------------------------------------------------------------------------------------------------------------------------------
         Net cash provided by financing activities                                        840,299           59,317          284,086
------------------------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and cash equivalents                                2,382             (160)             113
------------------------------------------------------------------------------------------------------------------------------------
Increase in Cash and Cash Equivalents                                                     891,543          421,667          235,526
Cash and Cash Equivalents at Beginning of Year                                          1,720,908        1,299,241        1,063,715
------------------------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Year                                              $ 2,612,451      $ 1,720,908      $ 1,299,241
====================================================================================================================================

See Notes to Consolidated Financial Statements.



------------------------------------------------------------------------------------------------------------------------------------
Consolidated Statement of Stockholders' Equity                                                        The Charles Schwab Corporation
(In Thousands)
                                                                                                     Common    Accumu-
                                                                                         Un-         Stock     lated
                                                         Deferred                        amortized   Issued to Other
                                   Addi-                 Compen-              Employee   Restricted  Deferred  Compre-
                           Common  tional    Retained    sation               Stock      Stock       Compen-   hensive
                           Stock   Paid-In   Earnings    Stock     Treasury   Ownership  Compen-     sation    Income
                           (1)     Capital     (1)       Trust (2) Stock      Plans      sation      Trust (2) (Loss)    Total
------------------------------------------------------------------------------------------------------------------------------------
Balance at
 December 31,1996          $13,060 $223,052  $  918,204           $ (65,005)  $(15,985)  $ (8,658)             $  3,985  $1,068,653
Comprehensive income:
 Net income                                     321,309                                                                     321,309
 Foreign currency
  translation adjustment                                                                                         (2,360)     (2,360)
 Change in net unrealized
  gain (loss) on
  securities available
  for sale                                                                                                        3,122       3,122
                                                                                                                           ---------
 Total comprehensive
  income                                                                                                                    322,071
Dividends declared on
 common stock                                   (48,670)                                                                    (48,670)
Purchase of treasury
 stock                                                              (58,726)                                                (58,726)
Stock options exercised,
 and shares issued for
 restricted stock
 compensation awards
 and other employee
 benefit plans                   3   27,695         143              45,703               (14,179)                           59,365
Issuance of shares
 for acquisitions               10    7,137                                                                                   7,147
Amortization of
 restricted stock
 compensation awards                                                                        5,609                             5,609
Principal payment by
 U.S. Trust
 Corporation ESOP                                                                3,214                                        3,214
ESOP shares released
 for allocation                      14,735         117                          2,748                                       17,600
------------------------------------------------------------------------------------------------------------------------------------
Balance at
 December 31, 1997          13,073  272,619   1,191,103             (78,028)   (10,023)   (17,228)                4,747   1,376,263
------------------------------------------------------------------------------------------------------------------------------------
Comprehensive income:
 Net income                                     410,129                                                                     410,129
 Foreign currency
  translation adjustment                                                                                            388         388
 Change in net unrealized
  gain (loss) on
  securities available
  for sale                                                                                                          187         187
                                                                                                                           ---------
 Total comprehensive
  income                                                                                                                    410,704
Dividends declared on
 common stock                                   (56,519)                                                                    (56,519)
Purchase of treasury
 stock                                                             (208,353)                                               (208,353)
Stock options exercised,
 and shares issued for
 restricted stock
 compensation awards
 and other employee
 benefit plans                  10  (37,140)     (4,284)            189,075               (42,153)                          105,508
Issuance of shares
 for acquisitions                     2,917                           9,538                                                  12,455
Cash paid in lieu of
 fractional shares as
 a result of the
 stock split                                       (364)                                                                       (364)
Amortization of
 restricted stock
 compensation awards                                                                       15,499                            15,499
Principal payment by
 U.S. Trust
 Corporation ESOP                                                                3,481                                        3,481
ESOP shares released
 for allocation                      12,762         140                          1,681                                       14,583
------------------------------------------------------------------------------------------------------------------------------------
Balance at
 December 31, 1998          13,083  251,158   1,540,205             (87,768)    (4,861)   (43,882)                5,322   1,673,257
------------------------------------------------------------------------------------------------------------------------------------
Comprehensive income:
 Net income                                     666,446                                                                     666,446
 Foreign currency
  translation adjustment                                                                                          2,606       2,606
 Change in net unrealized
  gain (loss) on
  securities available
  for sale                                                                                                      (16,848)    (16,848)
                                                                                                                           ---------
 Total comprehensive
  income                                                                                                                    652,204
Dividends declared on
 common stock                                   (61,868)                                                                    (61,868)
Purchase of treasury
 stock                                                              (53,924)                                                (53,924)
Deferred compensation
 liability settled by
 issuing common stock            1    2,404               $2,405                                     $(2,405)                 2,405
Stock options exercised,
 and shares issued for
 restricted stock
 compensation awards
 and other employee
 benefit plans                 282  325,279        (140)             12,769               (54,072)                          284,118
Issuance of shares
 for acquisitions                    13,278                          32,181                                                  45,459
Amortization of
 restricted stock
 compensation awards                                                                       27,028                            27,028
Principal payment by
 U.S. Trust
 Corporation ESOP                                                                3,773                                        3,773
ESOP shares released
 for allocation                       3,163          40                            121                                        3,324
------------------------------------------------------------------------------------------------------------------------------------
Balance at
 December 31, 1999         $13,366 $595,282  $2,144,683   $2,405  $ (96,742)   $  (967)  $(70,926)   $(2,405)  $ (8,920) $2,575,776
====================================================================================================================================

(1) All periods have been restated for the three-for-two May 2000 common stock split.
(2) Deferred compensation stock trust accounts are presented net on the Consolidated Balance Sheet.

See Notes to Consolidated Financial Statements.


                         The Charles Schwab Corporation
                   Notes to Consolidated Financial Statements
    (Tabular Amounts in Thousands, Except Per Share and Option Price Amounts)



1.   Basis of Presentation

Merger with U.S. Trust Corporation
   On May 31, 2000, The Charles Schwab Corporation (CSC) completed its merger (the Merger) with U.S. Trust Corporation (U.S. Trust). Under the terms of the merger agreement, U.S. Trust became a wholly owned subsidiary of CSC and U.S. Trust shareholders received 5.1405 shares of CSC's common stock for each common share of U.S. Trust. The Merger was treated as a non-taxable stock-for-stock exchange and U.S. Trust's shareholders received 112,000,000 shares of CSC's common stock. Upon consummation of the Merger, CSC became a financial holding company and bank holding company subject to supervision and regulation by the Board of Governors of the Federal Reserve System (Federal Reserve Board) under the Bank Holding Company Act of 1956, as amended. The consolidated financial statements, included in this Current Report on Form 8-K, give retroactive effect to the Merger, which was accounted for as a pooling of interests. The pooling of interests method of accounting requires the restatement of all periods presented as if CSC and U.S. Trust had been operating as a combined entity during such periods. For the years ended December 31, 1999, 1998 and 1997, stockholders' equity and other per share information reflects the accounts of CSC and its subsidiaries (collectively referred to as the Company) as if the common stock had been issued during all of the periods presented. Dividends declared per common share represent dividends declared by CSC prior to the Merger.
   The separate results of operations for the Company and U.S. Trust during the periods preceding the Merger that are included in the Company's restated consolidated statement of income are as follows:

Year Ended December 31,                         1999          1998          1997
--------------------------------------------------------------------------------
Revenues:
  Company                                 $3,944,822    $2,736,221    $2,298,750
  U.S. Trust                                 541,597       441,649       372,816
--------------------------------------------------------------------------------
   Combined                               $4,486,419    $3,177,870    $2,671,566
================================================================================
Net Income:
  Company                                 $  588,877    $  348,462    $  270,277
  U.S. Trust                                  77,569        61,667        51,032
--------------------------------------------------------------------------------
   Combined                               $  666,446    $  410,129    $  321,309
================================================================================

Stock Split
   On May 3, 2000, the Board of Directors approved a three-for-two split of CSC's common stock, which was effected in the form of a 50% stock dividend. The stock dividend was distributed May 30, 2000 to stockholders of record May 12, 2000. Share and per share information presented in the consolidated financial statements and related notes has been restated to reflect the common stock split, including the common shares issued to U.S. Trust shareholders pursuant to the exchange ratio described above.

The Company
   The consolidated financial statements include CSC and its subsidiaries. CSC is a financial holding company engaged, through its subsidiaries, in securities brokerage and related financial services. CSC's principal subsidiary, Charles Schwab & Co., Inc. (Schwab), is a securities broker-dealer with 340 domestic branch offices in 48 states, as well as branches in the Commonwealth of Puerto Rico and the U.S. Virgin Islands. Another subsidiary, U.S. Trust, is an investment management firm that also provides fiduciary services and private banking services with 28 offices in 10 states. Other subsidiaries include Charles Schwab Europe (CSE), a retail securities brokerage firm located in the United Kingdom, Charles Schwab Investment Management, Inc., the investment advisor for Schwab's proprietary mutual funds, and Schwab Capital Markets L.P.
(SCM) (prior to March 1, 2000, this business was known as Mayer & Schweitzer, Inc.), a market maker in Nasdaq and other securities providing trade execution services to broker-dealers and institutional customers.
   Certain items in prior years' financial statements have been reclassified to conform to the 1999 presentation. All material intercompany balances and transactions have been eliminated.

2.   Significant Accounting Policies

Securities transactions: Customers' securities transactions are recorded on the date that they settle, while the related commission revenues and expenses are recorded on the date that the trade occurs. Principal transactions are recorded on a trade date basis.

Use of estimates: The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make certain estimates and assumptions that affect the reported amounts in the accompanying financial statements. Such estimates relate to useful lives of equipment, office facilities, buildings, intangible assets and goodwill, fair value of financial instruments, allowance for credit losses on banking loans, allowance for doubtful accounts of brokerage customers, retirement and postretirement benefits, future tax benefits and legal reserves. Actual results could differ from such estimates.

Cash and investments required to be segregated under federal or other regulations consist primarily of securities purchased under agreements to resell (resale agreements) and certificates of deposit. Certificates of deposit are stated at cost, which approximates market.

Securities financing activities: Resale agreements are accounted for as collateralized financing transactions and are recorded at their contractual amounts. The Company obtains possession of collateral with a market value equal to or in excess of the principal amount loaned under resale agreements. Collateral is valued daily by the Company, with additional collateral obtained or refunded when necessary.
   Securities borrowed and securities loaned are reported as collateralized financing transactions. Securities borrowed require the Company to deposit cash with the lender and are included in receivable from brokers, dealers and clearing organizations. For securities loaned, the Company receives collateral in the form of cash in an amount generally equal to the market value of securities loaned. Securities loaned are included in payable to brokers, dealers and clearing organizations. The Company monitors the market value of securities borrowed and loaned on a daily basis, with additional collateral obtained or refunded when necessary.

Securities owned include securities available for sale that are recorded at estimated fair value with unrealized gains and losses reported, net of taxes, in accumulated other comprehensive income (loss) included in the consolidated statement of stockholders' equity. Realized gains and losses from sales of securities available for sale are determined on a specific identification basis and are included in other revenues.
   Securities owned also include equity and other securities, SchwabFunds(R) money market funds and equity and bond mutual funds. These securities are recorded at estimated fair value with unrealized gains and losses included in principal transaction revenues.

Receivable from brokerage customers that remain unsecured for more than 30 days or partially secured for more than 90 days are fully reserved for, and are stated net of allowance for doubtful accounts of $11 million and $8 million at December 31, 1999 and 1998, respectively.

Nonperforming assets included in the loan portfolio consist of financial instruments and other real estate owned where the Company has stopped accruing interest (non-accrual financial instruments). Interest accruals are discontinued when principal or interest is contractually past due ninety days or more. In addition, interest accruals may be discontinued when principal or interest is contractually past due less than ninety days if, in the opinion of management, the amount due is not likely to be paid in accordance with the terms of the contractual agreement, even though the financial instruments are currently performing. Any accrued but unpaid interest previously recorded on a non-accrual financial instrument is reversed and recorded as a reduction of interest income. Interest received on non-accrual financial instruments is applied either to the outstanding principal balance or recorded as interest income, depending on management's assessment of the ultimate collectibility of principal. Non-accrual financial instruments are generally returned to accrual status only when all delinquent principal and interest payments become current and the collectibility of future principal and interest on a timely basis is reasonably assured.

Allowance for credit losses on banking loans is established through charges to income based on management's evaluation of the adequacy of the allowance in meeting losses in the existing credit portfolio.
   The adequacy of the allowance is reviewed regularly by management, taking into consideration current economic conditions, the present loan portfolio composition, past loss experience and risks inherent in the credit portfolio, including the value of impaired loans.

Equipment, office facilities and property: Equipment and office facilities are depreciated on a straight-line basis over the estimated useful life of the asset of two to fifteen years. Buildings are depreciated on a straight-line basis over twenty years. Leasehold improvements are amortized on a straight-line basis over the lesser of the estimated useful life of the asset or the life of the lease. Software is amortized on a straight-line basis over an estimated useful life of three years. Equipment, office facilities and property are stated at cost net of accumulated depreciation and amortization.

Goodwill, which represents the cost of acquired businesses in excess of fair value of the related net assets at acquisition, is amortized on a straight-line basis over a period generally not to exceed fifteen years. Goodwill is stated at cost net of accumulated amortization of $31 million and $25 million at December 31, 1999 and 1998, respectively.

Estimated fair value of financial instruments: Substantially all of the Company's financial instruments are recorded at estimated fair value or amounts that approximate fair value.
   The fair value of securities, loans and long-term debt are estimated using quoted market prices, third-party pricing services, discounted cash flow analyses utilizing discount rates currently available for similar instruments, or other valuation techniques.

Derivative financial instruments: As part of its asset and liability management activities, the Company uses interest rate swaps (Swaps) to mitigate the interest rate risk associated with nontrading-related balance sheet financial instruments. The Company utilizes Swaps solely as hedging instruments.
   Swaps that qualify as hedges are accounted for under the accrual method, whereby the interest component associated with Swaps is recognized over the life of the contract in net interest revenue and there is no recognition of unrealized gains and losses on Swaps in the consolidated balance sheet.
   Other derivatives activities primarily consist of exchange-traded option contracts to reduce market risk on inventories in Nasdaq and exchange-listed securities. Options are recorded at market value, and gains and losses are included in principal transaction revenues.

Foreign currency translation: Assets and liabilities denominated in foreign currencies are translated at the exchange rate on the balance sheet date, while revenues and expenses are translated at average rates of exchange prevailing during the year. Translation adjustments are accumulated as other comprehensive income (loss).

Income taxes: The Company files a consolidated U.S. federal income tax return and uses the asset and liability method in providing for income tax expense.
Under this method, deferred tax assets and liabilities are recorded for temporary differences between the tax basis of assets and liabilities and their recorded amounts for financial reporting purposes, using currently enacted tax law.

Cash flows: For purposes of reporting cash flows, the Company considers all highly liquid investments (including resale agreements, interest-bearing deposits with banks and federal funds sold) with maturities of three months or less that are not required to be segregated under federal or other regulations to be cash equivalents.

Accounting change: Statement of Position 98-1 - Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, was adopted by the Company effective January 1, 1999. This statement requires that certain costs incurred for purchasing or developing software for internal use be capitalized and amortized over the software's estimated useful life of three years. In prior years, the Company capitalized costs incurred for purchasing internal-use software, but expensed costs incurred for developing internal-use software. In accordance with this statement, prior years' financial statements were not adjusted to reflect this accounting change. Adoption of this statement resulted in the capitalization of $68 million of internal-use software development costs during 1999, which increased net income by $41 million, or $.03 diluted earnings per share.

New accounting standard: Statement of Financial Accounting Standards (SFAS) No. 137, which amended the effective date of SFAS No. 133 - Accounting for Derivative Instruments and Hedging Activities, was issued in June 1999. SFAS No. 138, which also amended SFAS No. 133, was issued in June 2000. The Company is required to adopt SFAS No. 133 by January 1, 2001. This statement establishes accounting and reporting standards requiring that all derivative instruments are recorded on the balance sheet as either an asset or a liability, measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met and such hedge accounting treatment is elected. While the Company is currently evaluating the effects of this statement, its adoption is not expected to have a material impact on the Company's financial position, results of operations, earnings per share or cash flows.

3.   Securities Owned

   A summary of securities owned is as follows:

December 31,                                               1999             1998
--------------------------------------------------------------------------------
Securities available for sale                        $  993,586       $  969,448
Equity and other securities                             129,830           73,226
SchwabFunds(R) money market funds                       117,289           88,131
Equity and bond mutual funds                             92,515           80,758
--------------------------------------------------------------------------------
   Total                                             $1,333,220       $1,211,563
================================================================================

   The amortized cost, estimated fair value and gross unrealized gains and losses on securities available for sale are as follows:

December 31,                                               1999             1998
--------------------------------------------------------------------------------
U.S. treasury securities:
   Amortized cost                                    $  178,068         $274,553
   Aggregate fair value                              $  176,816         $276,562
   Gross unrealized gains                            $       24         $  2,050
   Gross unrealized losses                           $    1,276         $     41
U.S. government sponsored agencies and
  corporations:
   Amortized cost                                       690,450          561,095
   Aggregate fair value                                 672,103          564,256
   Gross unrealized gains                                 2,507            5,631
   Gross unrealized losses                               20,854            2,470
State and municipal obligations:
   Amortized cost                                       119,633           98,726
   Aggregate fair value                                 117,936          100,423
   Gross unrealized gains                                   185            1,715
   Gross unrealized losses                                1,882               18
Collateralized mortgage obligations(1):
   Amortized cost                                         5,185           10,076
   Aggregate fair value                                   5,209           10,128
   Gross unrealized gains                                    24               53
   Gross unrealized losses                                                     1
Other securities:
   Amortized cost                                        22,086           17,768
   Aggregate fair value                                  21,522           18,079
   Gross unrealized gains                                   370              435
   Gross unrealized losses                                  934              124
--------------------------------------------------------------------------------
Total securities available for sale:
   Amortized cost                                    $1,015,422         $962,218
   Aggregate fair value                              $  993,586         $969,448
   Gross unrealized gains                            $    3,110         $  9,884
   Gross unrealized losses                           $   24,946         $  2,654
================================================================================
(1)Collateralized by either GNMA, FNMA or FHLC obligations.

   The maturities of securities available for sale as of December 31, 1999, and the related weighted-average yield on such securities are as follows:

                                 Within     1 - 5    5 - 10  Over 10
                                 1 Year     Years     Years    Years      Total
--------------------------------------------------------------------------------
U.S. treasury securities       $ 52,990  $125,078                    $  178,068
U.S. government sponsored
   agencies and corporations     31,323   552,064  $ 63,666  $43,397    690,450
State and municipal
   obligations                   14,555    66,685    38,393             119,633
Collateralized mortgage
   obligations(1)                                              5,185      5,185
Other securities                  2,017    17,345     2,706       18     22,086
--------------------------------------------------------------------------------
Total at amortized cost         100,885   761,172   104,765   48,600  1,015,422
Estimated fair value            100,571   741,203   102,844   48,968    993,586
--------------------------------------------------------------------------------
Net unrealized gains (losses)  $   (314) $(19,969) $ (1,921) $   368 $  (21,836)
================================================================================
Weighted-average yield(2)          5.31%     6.04%     6.45%    6.35%      5.99%
================================================================================
(1) Collateralized mortgage obligations have been allocated over maturity groupings based on contractual maturities. Expected maturities may differ from contractual maturities because borrowers have the right to prepay obligations with or without prepayment penalties.
(2) Yields have been computed by dividing annualized interest revenue, on a taxable equivalent basis, by the amortized cost of the respective securities as of December 31, 1999.

   The components of net securities gains related to securities available for sale are as follows:

December 31,                                           1999      1998      1997
--------------------------------------------------------------------------------
Gross realized gains from sales, maturities,
  calls and mandatory redemptions                       $17        $4      $218
Gross realized losses from sales, maturities,
  calls and mandatory redemptions                                            (2)
--------------------------------------------------------------------------------
   Securities gains, net                                $17        $4      $216
================================================================================

   At December 31, 1999 and 1998, financial instruments in the amount of $254 million and $230 million, respectively, were pledged to secure public deposits, to qualify for fiduciary powers and for other purposes or as collateral for borrowings.
   Equity and other securities include SCM's inventories in Nasdaq and other securities and Schwab's inventories in exchange-listed securities relating to its specialist operations. The Company's positions in SchwabFunds money market funds arise from certain overnight funding of customers' redemption, check-writing and debit card activities. Equity and bond mutual funds include investments made by the Company for funding obligations under its deferred compensation plan and for overnight funding of certain SchwabFunds customers' transactions.
   Securities sold, but not yet purchased, of $60 million and $35 million at December 31, 1999 and 1998, respectively, consist of equity and other securities, and are recorded at market value in accrued expenses and other liabilities.

4.   Loans to Banking Customers and Related Allowance for Credit Losses

   An analysis of the composition of the loan portfolio is as follows:

December 31,                                                 1999           1998
--------------------------------------------------------------------------------
Private banking:
  Residential real estate mortgages                    $1,984,732     $1,630,500
  Other                                                   663,977        525,614
--------------------------------------------------------------------------------
     Total private banking loans                        2,648,709      2,156,114
--------------------------------------------------------------------------------
Loans to financial institutions for purchasing
  and carrying securities                                  57,686         31,972
All other                                                   2,979          2,721
--------------------------------------------------------------------------------
  Total                                                $2,709,374     $2,190,807
================================================================================

   An analysis of nonperforming assets is as follows:

December 31,                                                 1999           1998
--------------------------------------------------------------------------------
Non-accrual loans                                          $1,673         $6,203
Other real estate owned, net                                                 534
--------------------------------------------------------------------------------
  Total                                                    $1,673         $6,737
================================================================================
Average non-accrual loans                                  $  832         $8,322
================================================================================

   The Company considers all non-accrual loans impaired. For 1999 and 1998, the impact of interest revenue which would have been earned on non-accrual loans versus interest revenue recognized on these loans was not material to the Company's results of operations.
   The amount of loans accruing interest that were contractually 90 days or more past due was less than $1 million at December 31, 1999. There was no such amount at December 31, 1998.
   An analysis of the allowance for credit losses on the loan portfolio is as follows:

                                                     1999       1998       1997
--------------------------------------------------------------------------------
Balance at beginning of year                      $19,414    $18,294    $16,693
--------------------------------------------------------------------------------
Private banking charge-offs                          (292)      (327)      (160)
--------------------------------------------------------------------------------
Recoveries:
  Private banking                                   1,047        800        684
  Other                                                           47        327
--------------------------------------------------------------------------------
   Total recoveries                                 1,047        847      1,011
--------------------------------------------------------------------------------
Net recoveries                                        755        520        851
Provision charged to income                                      600        750
--------------------------------------------------------------------------------
Balance at end of year                            $20,169    $19,414    $18,294
================================================================================

     The estimated fair value of the loan portfolio was $2,631 million and $2,192 million at December 31, 1999 and 1998, respectively.

5.   Equipment, Office Facilities and Property

   Equipment, office facilities and property are detailed below:

December 31,                                                  1999          1998
--------------------------------------------------------------------------------
Land                                                    $   16,348      $ 16,348
Buildings                                                  109,788       104,446
Leasehold improvements                                     281,669       230,098
Furniture and equipment                                    170,928       139,251
Telecommunications equipment                               126,778       100,995
Information technology equipment and software              552,067       390,558
Construction in progress                                    56,932         7,696
--------------------------------------------------------------------------------
  Subtotal                                               1,314,510       989,392
Accumulated depreciation and amortization                  636,302       515,826
--------------------------------------------------------------------------------
  Total                                                 $  678,208      $473,566
================================================================================

6.   Deposits from Banking Customers

   Deposits from banking customers consist of money market and other savings deposits, noninterest-bearing deposits and certificates of deposit. Deposits from banking customers are as follows:

December 31,                                                  1999          1998
--------------------------------------------------------------------------------
Interest-bearing deposits                               $2,957,691    $2,590,206
Noninterest-bearing deposits                             1,247,252       824,585
--------------------------------------------------------------------------------
  Total                                                 $4,204,943    $3,414,791
================================================================================

7.   Payable to Brokers, Dealers and Clearing Organizations

   Payable to brokers, dealers and clearing organizations consist primarily of securities loaned of $1,421 million and $1,201 million at December 31, 1999 and 1998, respectively. The market value of securities pledged by counterparties under securities lending transactions approximated amounts due.

8.   Payable to Brokerage Customers

   The principal source of funding for Schwab's margin lending is cash balances in brokerage customer accounts. At December 31, 1999, Schwab was paying interest at 4.5% on $19,565 million of cash balances in customer brokerage accounts, which were included in payable to brokerage customers. At December 31, 1998, Schwab was paying interest at 4.1% on $15,143 million of such cash balances.

9.   Short-term Borrowings

   CSC may borrow under its committed, unsecured credit facilities. CSC maintains a $600 million facility with a group of fourteen banks which is scheduled to expire in June 2000 and a $175 million facility with a group of nine banks which is scheduled to expire in June 2001. See note "21 - Subsequent Events." The funds under both of these facilities are available for general corporate purposes and CSC pays a commitment fee on the unused balance of these facilities. The financial covenants in these facilities require CSC to maintain minimum levels of stockholders' equity, and Schwab and SCM to maintain specified levels of net capital, as defined. The Company believes that these restrictions will not have a material effect on its ability to meet foreseeable dividend or funding requirements. Other than an overnight borrowing to test the availability of the $600 million facility, these facilities were unused in 1999 and 1998.
   To manage short-term liquidity, Schwab maintains uncommitted, unsecured bank credit lines which total $795 million and $545 million at December 31, 1999 and 1998, respectively. At December 31, 1999, CSC also has direct access to $685 million of the $795 million bank credit lines. The amount available to CSC under these lines is lower than the amount available to Schwab because the credit line provided by one of these banks is only available to Schwab, while the credit line provided by another one of these banks includes a sub-limit on credit available to CSC. At December 31, 1998, CSC has direct access to $545 million of these bank credit lines. There were no borrowings outstanding under these lines at December 31, 1999 and 1998.
   To satisfy the margin requirement of customer option transactions with the Options Clearing Corporation (OCC), Schwab had unsecured letter of credit agreements with eleven banks in favor of the OCC aggregating $905 million at December 31, 1999. Schwab pays a fee to maintain these letters of credit. No funds were drawn under these letters of credit at December 31, 1999 and 1998.
   Other short-term borrowings include federal funds purchased, securities sold under agreements to repurchase and other borrowed funds with weighted-average interest rates ranging from 4.50% to 6.62% at December 31, 1999 and 4.75% to 5.98% at December 31, 1998.
   Included in other short-term borrowings at December 31, 1999 is the utilization of $35 million of U.S. Trust's $80 million unsecured revolving credit facilities. The weighted-average interest rate on these facilities is 6.62% at December 31, 1999. Upon completion of the Merger, these facilities were terminated. At December 31, 1998, the amount outstanding under similar credit facilities was $20 million at an interest rate of 5.98%.

10.     Long-term Debt

   Long-term debt consists of the following:

December 31,                                                  1999          1998
--------------------------------------------------------------------------------
Senior Medium-Term Notes, Series A                        $455,000      $351,000
8.414% Trust Preferred Capital Securities                   50,000        50,000
Other                                                       13,000        17,773
--------------------------------------------------------------------------------
  Total                                                   $518,000      $418,773
================================================================================

   The $455 million aggregate principal amount of Senior Medium-Term Notes, Series A (Medium-Term Notes) outstanding at December 31, 1999 have maturities ranging from 2000 to 2009 and fixed interest rates ranging from 5.96% to 7.50%. The Medium-Term Notes carry a weighted-average interest rate of 6.73%.
   At December 31, 1999, CSC had $311 million in Senior or Senior Subordinated Medium-Term Notes, Series A available to be issued. See note "21 - Subsequent Events."
   The Trust Preferred Capital Securities qualify as tier 1 capital under guidelines of the Federal Reserve Board and have no voting rights. Holders of the Trust Preferred Capital Securities are entitled to receive cumulative cash distributions semi-annually. The Company has the right to redeem the Trust Preferred Capital Securities prior to their stated maturity of February 1, 2027, on or after February 1, 2007, upon approval (if then required) of the Federal Reserve Board.
   The estimated fair value of the long-term debt was $498 million and $430 million at December 31, 1999 and 1998, respectively.
   Annual maturities on long-term debt outstanding at December 31, 1999 are as follows:

--------------------------------------------------------------------------------
2000                                                                    $ 59,000
2001                                                                      40,000
2002                                                                      54,000
2003                                                                      49,000
2004                                                                      80,500
Thereafter                                                               235,500
--------------------------------------------------------------------------------
Total                                                                   $518,000
================================================================================

11.  Taxes on Income

   Income tax expense is as follows:

Year Ended December 31,                            1999        1998        1997
--------------------------------------------------------------------------------
Current:
   Federal                                     $375,934    $241,420    $205,986
   State                                         59,753      35,587      35,623
--------------------------------------------------------------------------------
      Total current                             435,687     277,007     241,609
--------------------------------------------------------------------------------
Deferred:
   Federal                                       (2,187)     (8,969)    (27,864)
   State                                         (1,031)       (529)     (4,148)
--------------------------------------------------------------------------------
      Total deferred                             (3,218)     (9,498)    (32,012)
--------------------------------------------------------------------------------
Total taxes on income                          $432,469    $267,509    $209,597
================================================================================

   The above amounts do not include tax benefits from the exercise of stock options and the vesting of restricted stock awards, which for accounting purposes are credited directly to additional paid-in capital. Such tax benefits reduced income taxes paid by $215 million in 1999, $71 million in 1998 and $35 million in 1997. Additionally, the above deferred amounts do not include tax expenses or benefits related to other comprehensive income (loss).
   The temporary differences that created deferred tax assets and liabilities, included in other assets, and accrued expenses and other liabilities, are detailed below:

December 31,                                                1999           1998
--------------------------------------------------------------------------------
Deferred Tax Assets:
  Deferred compensation and employee benefits           $108,968       $ 86,533
  Reserves and allowances                                 39,150         30,855
  Trust and fiduciary activities                          10,698         11,980
  Net unrealized losses on securities
    available for sale                                     9,002
  Property and equipment leasing                           7,007          9,433
  Other                                                   10,379         10,188
--------------------------------------------------------------------------------
    Total deferred assets                                185,204        148,989
--------------------------------------------------------------------------------
Deferred Tax Liabilities:
  Depreciation and amortization                          (28,905)        (9,216)
  Net unrealized gains on securities
    available for sale                                                   (3,214)
  State and local taxes                                   (2,469)        (2,407)
  Other                                                  (12,387)        (8,144)
--------------------------------------------------------------------------------
    Total deferred liabilities                           (43,761)       (22,981)
--------------------------------------------------------------------------------
Net deferred tax asset                                  $141,443       $126,008
================================================================================

   The Company determined that no valuation allowance against deferred tax assets at December 31, 1999 and 1998 was necessary.
   The effective income tax rate differs from the amount computed by applying the federal statutory income tax rate as follows:

Year Ended December 31,                              1999       1998       1997
--------------------------------------------------------------------------------
Federal statutory income tax rate                    35.0%      35.0%      35.0%
State income taxes, net of federal tax benefit        3.5        3.4        3.9
Other                                                  .9        1.1         .6
--------------------------------------------------------------------------------
   Effective income tax rate                         39.4%      39.5%      39.5%
================================================================================

12.  Employee Incentive and Deferred Compensation Plans

   The Company's employee incentive and deferred compensation plans consist of CSC's and U.S. Trust's plans that were in effect prior to the Merger. Accordingly, the following summarizes such plans.

Stock Option Plans
   The Company's stock incentive plans provide for granting options to employees, officers and directors. Options are granted for the purchase of shares of common stock at an exercise price not less than market value on the date of grant, and expire within either eight or ten years from the date of grant. Options generally vest over a four-year period from the date of grant.
   The Company granted to all non-officer employees 5,675,000 options in 1999 and 5,217,000 options in 1998(a).
   A summary of option activity follows(a):


                                      1999                       1998                      1997
                            -----------------------    -----------------------   -----------------------
                                          Weighted-                  Weighted-                 Weighted-
                                          Average                    Average                   Average
                              Number      Exercise       Number      Exercise      Number      Exercise
                            of Options    Price        of Options    Price       of Options    Price
--------------------------------------------------------------------------------------------------------
 Outstanding at
   beginning of year           100,104       $ 5.10       97,726       $ 2.71        97,075       $1.68
     Granted (1)                18,781       $27.10       30,212       $10.03        18,150       $6.67
     Exercised                 (25,882)      $ 2.15      (23,878)      $ 1.33       (15,631)      $ .93
     Canceled                   (2,619)      $12.18       (3,956)      $ 6.41        (1,868)      $2.93
--------------------------------------------------------------------------------------------------------
 Outstanding at
   end of year                  90,384       $10.31      100,104       $ 5.10        97,726       $2.71
========================================================================================================
 Exercisable at
   end of year                  40,059       $ 3.71       51,802       $ 2.16        60,117       $1.40
========================================================================================================
 Available for
   future grant at
   end of year                  37,128                    52,142                     71,916
========================================================================================================
 Weighted-average
   fair value of
   options granted
   during the year (1)          $12.34                     $3.65                      $2.96
========================================================================================================

(1) In 1998, 5,400,000 options were granted with an exercise price greater than the fair market value of the Company's common stock on the date of grant.
    The weighted-average exercise price of these options is $16.67 and the weighted-average fair value is $2.84. The remaining 24,812,000 options were granted with an exercise price equal to the fair market value of the Company's common stock on the date of grant. The weighted-average exercise price of these options is $8.59 and the weighted-average fair value is $3.83.


   Options outstanding and exercisable are as follows(a):


December 31, 1999
-------------------------------------------------------------------------------------------
                                      Options Outstanding            Options Exercisable
                          --------------------------------------  -------------------------
                                       Weighted-
                                        Average        Weighted-                  Weighted-
                                       Remaining       Average                    Average
    Range of               Number     Contractual      Exercise       Number      Exercise
 Exercise Prices         of Options  Life (in years)   Price        of Options    Price
-------------------------------------------------------------------------------------------
 $  .67  to  $ 3.33        17,587         2.8          $ 1.24         17,437       $ 1.22
 $ 3.34  to  $ 5.33        16,679         6.2          $ 3.93         13,608       $ 3.82
 $ 5.34  to  $ 8.67        18,153         7.8          $ 7.23          6,233       $ 7.11
 $ 8.68  to  $14.00        16,204         8.2          $ 9.49          2,591       $ 9.37
 $14.01  to  $23.33         9,800         8.9          $21.52              9       $21.71
 $23.34  to  $38.67        11,961         9.5          $29.13            181       $35.46
-------------------------------------------------------------------------------------------
 $  .67  to  $38.67        90,384         6.9          $10.31         40,059       $ 3.71
===========================================================================================


--------------------------
(a) These stock options were granted prior to the Merger, and therefore did not include U.S. Trust employees.


   The following tables summarize U.S. Trust's option activities. On the closing date of the Merger, any unexercised U.S. Trust stock options were converted into shares of CSC's common stock based upon the intrinsic value of the unexercised stock options as of that date, net of the number of shares required to satisfy the participant's payroll tax withholding obligation.


                                      1999                       1998                      1997
                           -------------------------  ------------------------  -------------------------
                                           Weighted-                 Weighted-                  Weighted-
                                           Average                   Average                    Average
                              Number       Exercise     Number       Exercise       Number      Exercise
                           of Options      Price      of Options     Price      of Options      Price
---------------------------------------------------------------------------------------------------------
 Outstanding at
   beginning of year          11,694       $ 6.96       10,202       $ 5.84         7,626         $4.46
     Granted                   2,341       $14.86        1,983       $12.42         2,963         $9.29
     Exercised                  (601)      $ 5.37         (391)      $ 4.98          (208)        $4.23
     Canceled                   (107)      $10.44         (100)      $ 8.78          (179)        $6.05
---------------------------------------------------------------------------------------------------------
 Outstanding at
   end of year                13,327       $ 8.39       11,694       $ 6.96        10,202         $5.84
=========================================================================================================
 Exercisable at
   end of year                 5,382       $ 6.19        3,562       $ 5.23         1,807         $4.21
=========================================================================================================
 Available for
   future grant at
   end of year                 2,576                     4,484                      6,161
=========================================================================================================
 Weighted-average
   fair value of
   options granted
   during the year             $4.53                     $3.01                      $2.19
=========================================================================================================


   U.S. Trust's options outstanding and exercisable are as follows:


December 31, 1999
------------------------------------------------------------------------------------------------
                                       Options Outstanding                  Options Exercisable
                          -------------------------------------------  -------------------------
                                         Weighted-
                                          Average        Weighted-                    Weighted-
                                         Remaining       Average                      Average
    Range of              Number of     Contractual      Exercise        Number       Exercise
 Exercise Prices           Options    Life (in years)    Price         of Options     Price
------------------------------------------------------------------------------------------------
 $ 4.02  to  $ 5.37        6,445          5.9            $ 4.50          3,628        $ 4.27
 $ 8.69  to  $11.50        2,664          7.2            $ 9.31          1,285        $ 9.31
 $12.18  to  $15.23        4,089          8.7            $13.66            469        $12.46
 $16.00  to  $18.23          129          9.4            $16.98
------------------------------------------------------------------------------------------------
 $ 4.02  to  $18.23       13,327          7.0            $ 8.39          5,382        $ 6.19
================================================================================================


   The fair value of each option granted is estimated as of the grant date using the Black-Scholes option-pricing model with the following assumptions:

                                      Company(b)                  U.S. Trust
                                 -------------------         -------------------
                                  1999   1998   1997          1999   1998   1997
--------------------------------------------------------------------------------
Dividend yield                    .50%   .65%   .75%         1.10%  2.60%  2.70%
Expected volatility                46%    45%    44%           29%    25%    22%
Risk-free interest rate           5.5%   5.6%   6.2%          4.6%   5.6%   6.4%
Expected life (in years)            5   5 - 8     5             5      5      5
--------------------------------------------------------------------------------


-----------------------------
(b) These assumptions relate to options granted prior to the Merger which did not include U.S. Trust employees.


   The Company applies Accounting Principles Board Opinion No. 25 - Accounting for Stock Issued to Employees, and related Interpretations in accounting for its stock option plans. Accordingly, no compensation expense has been recognized for the Company's options. Had compensation expense for the Company's options been determined based on the fair value at the grant dates for awards under those plans consistent with the fair value method of SFAS No. 123 - Accounting for Stock-Based Compensation, the Company's net income and earnings per share would have been reduced to the pro forma amounts presented below:

Year Ended December 31,                           1999         1998         1997
--------------------------------------------------------------------------------
Net Income:      As reported                  $666,446     $410,129     $321,309
                 Pro forma                    $604,605     $379,035     $304,178
================================================================================
Basic Earnings
  Per Share:     As reported                  $    .51     $    .32     $    .25
                 Pro forma                    $    .46     $    .29     $    .24
Diluted Earnings
  Per Share:     As reported                  $    .49     $    .31     $    .24
                 Pro forma                    $    .44     $    .28     $    .23
================================================================================

Restricted Stock Plans

The Company
   The Company's stock incentive plans provide for granting restricted stock awards(c) to employees and officers. Restricted stock awards are restricted from sale and generally vest over a four-year period, but some vest based upon the Company achieving certain financial or other measures. The fair market value of shares associated with the restricted stock awards is recorded as unamortized restricted stock compensation in stockholders' equity and is amortized to compensation expense over the vesting periods.
   Restricted stock information is as follows(c):

                                                          1999     1998     1997
--------------------------------------------------------------------------------
Restricted stock awards                                  2,173    4,597    3,474
Average market price of awarded shares                 $ 24.99  $  9.17  $  5.63
Restricted stock cancellations                             483      603      384
Restricted shares outstanding (at year end)              8,774    7,918    6,973
Restricted stock expense and amortization              $24,617  $19,765  $10,296
================================================================================

----------------------
(c) These restricted stock awards were granted prior to the Merger, and therefore did not include U.S. Trust employees.

U.S. Trust
   Under the U.S. Trust Restricted Stock Unit Plan, the Company issues restricted stock units (RSUs). RSUs accrue dividend equivalent credits and generally cliff vest (the entire award typically vests at the end of a five-year vesting period) at which time they may be converted into common stock. The fair market value of the grant is amortized to compensation expense and recorded to additional paid in capital ratably over the vesting period.
   Upon consummation of the Merger, substantially all of U.S. Trust's RSUs were converted into CSC's common stock pursuant to the exchange ratio, net of the number of shares required to satisfy the participant's payroll tax withholding obligation.
   Restricted stock unit information is as follows:

                                                           1999     1998    1997
--------------------------------------------------------------------------------
Restricted stock unit grants                                646      488     540
Average market price of granted units                    $15.22   $12.57  $ 9.29
Restricted stock unit cancellations                         102       11
Restricted stock units outstanding (at year end)          1,768    1,209     722
Restricted stock unit amortization                       $4,190   $2,560  $1,133
================================================================================

Other Deferred Compensation Plans
   The Company sponsors deferred compensation plans for both officers and non-employee directors. The Company's unfunded deferred compensation plan for officers permits participants to defer the payment of certain cash compensation. The deferred compensation liability was $106 million and $82 million at December 31, 1999 and 1998, respectively. The Company's unfunded deferred compensation plan for non-employee directors permits participants to defer receipt of all or a portion of their directors' fees and to receive either a grant of stock options, or upon ceasing to serve as a director, the number of shares of CSC's common stock that would have resulted from investing the deferred fee amount into CSC's common stock.
   In 1999, the Company issued 111,000 shares of CSC's common stock and placed such shares into a trust to settle the directors' deferred compensation liability. In accordance with the Emerging Issues Task Force Issue 97-14 - Accounting for Deferred Compensation Arrangements Where Amounts Earned are Held in a Rabbi Trust and Invested, assets of the trust are consolidated with those of the Company and the value of CSC's common stock held in the stock trust is classified in stockholders' equity in a manner similar to treasury stock. The shares and the corresponding obligation to directors are shown as separate components of stockholders' equity in the Company's consolidated balance sheet.

13.  Retirement and Other Employee Benefit Plans

   The Company's retirement and other employee benefit plans consist of CSC's and U.S. Trust's plans that were in effect prior to the Merger. Accordingly, the following summarizes such plans.

Employee Stock Ownership Plans
   The components of the Company's employee stock ownership plans, as recorded on the consolidated balance sheet and consolidated statement of stockholders' equity, are as follows:

December 31,                                                 1999           1998
--------------------------------------------------------------------------------
Unearned ESOP shares                                         $967         $1,088
Note Receivable from U.S. Trust ESOP                                       3,773
--------------------------------------------------------------------------------
Employee stock ownership plans                               $967         $4,861
================================================================================

   The Company has a profit sharing and employee stock ownership plan (Profit Sharing Plan(d)), including a 401(k) salary deferral component, for eligible employees who have met certain service requirements. The Company matches certain employee contributions; additional contributions to this plan are at the discretion of the Company. Total Company contribution expense was $74 million in 1999, $46 million in 1998 and $44 million in 1997.
   In 1993, the Profit Sharing Plan borrowed $15 million from the Company to purchase approximately 15 million shares of CSC's common stock. The note receivable from the Profit Sharing Plan had a balance of $1 million at both December 31, 1999 and 1998, bears interest at 7.9% and is due in annual installments through 2007. Shares are released for allocation to eligible employees' accounts based on the proportion of principal and interest payments made during the year as compared to the total of these payments and the remaining principal and interest. In accordance with Statement of Position No. 93-6 - Employers' Accounting for Employee Stock Ownership Plans (the Statement), the fair value of shares released for allocation to employees through the employee stock ownership plan (ESOP) is recognized by the Company as compensation and benefits expense - $3 million in 1999, $15 million in 1998 and $17 million in 1997. At December 31, 1999, a $25 million accrued liability was recorded for 1999 retirement benefits and will be contributed to the ESOP during the first half of 2000 for the purchase from CSC of newly issued shares of CSC's common stock. Only released ESOP shares are considered outstanding for basic and diluted earnings per share computations. Dividends on allocated shares and unallocated shares are charged to retained earnings and are used to make principal and interest payments on the ESOP note receivable, respectively. The unallocated shares are recorded as unearned ESOP shares included in employee stock ownership plans on the consolidated balance sheet. Under the "grandfather" provisions of the Statement, the Company did not apply the Statement to shares purchased by the ESOP prior to 1993.
   The ESOP(d) share information is as follows:

December 31,                                                 1999           1998
--------------------------------------------------------------------------------
Allocated shares:
   Purchased prior to 1993                                 28,826         47,585
   Purchased in 1993 and after                             18,150         16,338
Shares released for allocation:
   Purchased in 1993 and after                                143          1,812
Unreleased shares:
   Purchased in 1993 and after                                951          1,069
--------------------------------------------------------------------------------
Total ESOP shares                                          48,070         66,804
================================================================================
Fair value of unreleased shares                           $24,239        $20,028
================================================================================

------------------------
(d) The profit sharing plan and the ESOP were in place prior to the Merger, and therefore did not include U.S. Trust employees.


   U.S. Trust sponsors a 401(k) Plan and ESOP covering all U.S. Trust employees who have met the specified service requirement. Effective January 1, 1999, U.S. Trust began matching certain employees' U.S. Trust 401(k) plan contributions in the form of common stock. Total contribution expense under the U.S. Trust 401(k) Plan was $3 million in 1999.
   In 1989 and 1988, the U.S. Trust ESOP borrowed a total of $27 million to purchase 7 million shares of common stock. The Company accounts for the U.S. Trust ESOP shares in accordance with Statement of Position No. 76-3 - Accounting Practices for Certain Employee Stock Ownership Plans. Accordingly, the loan to the U.S. Trust ESOP is recorded as a reduction to stockholders' equity included in employee stock ownership plans on the consolidated balance sheet. ESOP compensation expense is based on the costs of the U.S. Trust ESOP shares and is recorded as shares are released and allocated to participants' accounts. There was no ESOP compensation expense in 1999. ESOP compensation expense was $3 million in both 1998 and 1997. Dividends on allocated and unallocated U.S. Trust ESOP shares are used to make principal and interest payments on the U.S. Trust ESOP loans and are recorded as a reduction to retained earnings. U.S. Trust ESOP shares are allocated to participants' accounts ratably over the term of the loans. The Company receives a tax benefit for dividends paid on U.S. Trust ESOP shares. This tax benefit is recorded in the consolidated statement of income as a reduction to income tax expense. All shares held by the U.S. Trust ESOP are considered outstanding for basic and diluted earnings per share computations.
   On February 1, 1999 the final payment on the U.S. Trust ESOP loan was made, and all remaining shares were allocated to eligible participants. As of December 31, 1999 the U.S. Trust ESOP held a total of 7,802,000 shares of common stock. Dividends on U.S. Trust ESOP shares used for debt repayment were less than $1 million in 1999 and $1 million in both 1998 and 1997.
   The U.S. Trust ESOP share information is as follows:

December 31,                                                 1999           1998
--------------------------------------------------------------------------------
Allocated shares                                            6,649          6,212
Shares released for allocation                              1,153          1,523
Unreleased shares                                                          1,153
--------------------------------------------------------------------------------
Total U.S. Trust ESOP shares                                7,802          8,888
================================================================================

Other Benefit Plans
   The Company is the beneficiary of a life insurance program covering some of its employees. Under the program, the cash surrender value of insurance policies is recorded net of policy loans in other assets. During 1999, the Company repaid $65 million on the policy loans and received $65 million cash surrender value on the insurance policies. At December 31, 1999 and 1998, policy loans with interest rates of 8.2% and 7.1% totaled $15 million and $80 million, respectively.

Pension and Other Postretirement Benefits
   U.S. Trust provides a trusteed, noncontributory, qualified defined benefit pension plan to substantially all U.S. Trust employees. Benefits are based upon years of service, average compensation over the final years of service and the social security covered compensation. U.S. Trust uses the projected unit credit cost method to compute the vested benefit obligation, where the vested benefit obligation is the actuarial present value of the vested benefits to which the employee is entitled based on the employee's expected date of separation or retirement.
   In addition,  U.S.  Trust  provides  certain  health care and life  insurance benefits for all employees, certain qualifying retired employees and their dependents. Postretirement medical and life insurance benefits are accrued during the years that the employee renders service to reflect the expected cost of providing health care and life insurance and other benefits to an employee upon retirement.
   The following table summarizes the components of retirement and postretirement benefit expenses (credits), the funded status of U.S. Trust's qualified retirement plan, changes in the benefit obligations related to these plans and the major assumptions used to determine these amounts.


                                         1999                                1998                              1997
                          -----------------------------------  --------------------------------  -------------------------------
                          Pension      Health &                Pension     Health &              Pension     Health &
                             Plan          Life         Total     Plan         Life       Total     Plan         Life      Total
--------------------------------------------------------------------------------------------------------------------------------
Components of expense
 (credit):
 Service cost and
   expenses               $   9,119    $    238     $  9,357    $  6,617   $    278    $  6,895   $  5,402  $    309   $  5,711
 Interest cost               14,601       1,394       15,995      14,077      1,779      15,856     12,458     2,182     14,640
 Amortization of prior
   service cost                  87        (391)        (304)        177       (391)       (214)       177      (391)      (214)
 Actual return on plan
   assets                   (84,668)                 (84,668)    (46,341)               (46,341)   (45,135)             (45,135)
 Other net amortizations
   and deferrals(1)          58,987          34       59,021      30,541     (6,759)     23,782     24,455       285     24,740
 Special termination
   benefits charge              193                      193
--------------------------------------------------------------------------------------------------------------------------------
Net expense (credit) (2)  $  (1,681)   $  1,275     $   (406)   $  5,071   $ (5,093)   $    (22)  $ (2,643) $  2,385   $   (258)
--------------------------------------------------------------------------------------------------------------------------------
Change in plan assets:
 Fair value of plan
  assets at
  beginning of year       $ 291,128                             $253,442                          $216,070
 Actual return on plan
  assets                     84,668                               46,341                            45,135
 Employer contribution                 $  1,630                            $  1,666                         $  1,688
 Benefits and expenses
  paid                       (9,008)     (1,630)                  (8,655)    (1,666)                (7,763)   (1,688)
--------------------------------------------------------------------------------------------------------------------------------
Fair value of plan
 assets at end of year    $ 366,788                             $291,128                          $253,442
--------------------------------------------------------------------------------------------------------------------------------
Change in benefit
  obligation:
 Benefit obligation at
  beginning of year       $ 220,715    $ 20,821                 $192,352   $ 31,940               $170,045  $ 26,660
 Service cost                 8,919         238                    6,417        278                  5,402       309
 Interest cost               14,601       1,394                   14,077      1,779                 12,458     2,182
 Actuarial (gain)/
  loss(1)                   (34,850)     (1,822)                  16,327    (11,510)                10,071     4,477
 Benefits paid               (8,717)     (1,630)                  (8,458)    (1,666)                (7,763)   (1,688)
 Amendments                    (474)                                                                 2,139
 Special termination
  benefits charge               193
--------------------------------------------------------------------------------------------------------------------------------
Benefit obligation at
    end of year           $ 200,387    $ 19,001                 $220,715   $ 20,821               $192,352  $ 31,940
--------------------------------------------------------------------------------------------------------------------------------
Prepaid/(accrued) cost:
 Excess of plan assets
  over benefit
  obligation              $ 166,401    $(19,001)                $ 70,413   $(20,821)              $ 61,090  $(31,940)
 Unrecognized
  cumulative
  net (gains) losses       (136,391)     (1,261)                 (40,246)       595                (23,630)    5,346
 Unrecognized prior
  service cost                  978      (1,582)                   1,539     (1,973)                 1,716    (2,364)
 Unrecognized net
  liability (asset)
  at date of initial
  application                (4,797)                              (7,196)                           (9,595)
------------------------------------------------------------------------------------------------------------------------------
Prepaid (accrued) cost    $  26,191    $(21,844)                $ 24,510   $(22,199)              $ 29,581  $(28,958)
------------------------------------------------------------------------------------------------------------------------------
Discount rate                 8.00%       8.00%                    6.75%      6.75%                  7.00%     7.00%
Rate of increase
  in salary (3)               6.00%       6.00%                    6.00%      6.00%                  4.50%     4.50%
Health care cost
  trend rate                    N/A       8.50%                      N/A      9.00%                    N/A     1.30%
Expected rate of return
  on plan assets              9.00%         N/A                    9.00%        N/A                  9.00%       N/A
------------------------------------------------------------------------------------------------------------------------------
(1) Pension  plan expense in 1998  includes a charge of $7 million  arising from the actuarial  recalculation  of certain benefit  obligations.  Health & Life other net  amortization  and  deferrals  for  the year  ended  December 31, 1998 includes a $7 million gain  reflecting an actuarial gain arising from a change in  actuarial  assumptions with regard to future retiree medical claims.
(2) The  pension  expense  (credit)  and  postretirement  benefit expense  are determined using the assumptions as of the beginning of the year. The benefit obligations  and the funded status are determined  using the assumptions as of the end of the year.
(3) The rate of increase in compensation is based on an age-related table with assumed  rates of increase in compensation ranging  from 9.0% to 3.5%. The amount shown is the average assumed rate of increase for the given plan year.


   The assumed rate of future increases in per capita cost of health care benefits (the health care cost trend rate) is 8.5% in 1999, decreasing gradually to 5.5% in the year 2005. A one percentage point change in the assumed health care cost trend rates would have the following effects:

                                                          1999     1998    1997
--------------------------------------------------------------------------------
Effect on total of service and interest cost components:
     1% increase                                         $  17    $  26   $  80
     1% decrease                                         $ (16)   $ (26)  $ (80)
Effect on postretirement benefit obligation:
     1% increase                                         $ 208    $ 317   $ 950
     1% decrease                                         $(217)   $(333)  $(998)
--------------------------------------------------------------------------------

14.  Accumulated Other Comprehensive Income (Loss)

   Accumulated other comprehensive income (loss) represents cumulative gains and losses that are not reflected in earnings. The components of accumulated other comprehensive income (loss) are as follows:

                                                       1999      1998      1997
--------------------------------------------------------------------------------
Foreign currency translation
  adjustment:
    Beginning balance                              $  1,308    $  920   $ 3,280
    Change during the year                            2,606       388    (2,360)
--------------------------------------------------------------------------------
    Ending balance                                 $  3,914    $1,308   $   920
================================================================================
Net unrealized gain (loss) on
  securities available for sale,
  net of tax:
    Beginning balance                              $  4,014    $3,827   $   705
    Change during the year                          (16,848)      187     3,122
--------------------------------------------------------------------------------
    Ending balance                                 $(12,834)   $4,014   $ 3,827
================================================================================
Total accumulated other
  comprehensive income (loss),
  net of tax:
    Beginning balance                              $  5,322    $4,747   $ 3,985
    Change during the year                          (14,242)      575       762
--------------------------------------------------------------------------------
    Ending balance                                 $ (8,920)   $5,322   $ 4,747
================================================================================

15.  Earnings Per Share

   Basic earnings per share (EPS) excludes dilution and is computed by dividing net income by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential reduction in EPS that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Earnings per share under the basic and diluted computations are as follows:

Year ended December 31,                            1999        1998         1997
--------------------------------------------------------------------------------
Net income                                   $  666,446  $  410,129   $  321,309
================================================================================
Weighted-average common
  shares outstanding - basic                  1,310,444   1,287,460    1,280,951
Common stock equivalent shares
  related to stock incentive plans               62,586      55,435       56,778
--------------------------------------------------------------------------------
Weighted-average common
  shares outstanding - diluted                1,373,030   1,342,895    1,337,729
================================================================================
Basic earnings per share                     $      .51  $      .32   $      .25
================================================================================
Diluted earnings per share                   $      .49  $      .31   $      .24
================================================================================

   The computation of diluted EPS for the years ended December 31, 1999, 1998 and 1997, respectively, excludes outstanding stock options to purchase
8,069,000, 30,340,000 and 7,910,000 shares, respectively, because the exercise prices for those options were greater than the average market price of the common shares, and therefore the effect would be antidilutive.

16.  Regulatory Requirements

   Upon consummation of the Merger, CSC became a financial holding company and bank holding company subject to supervision and regulation by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the Act).
   The Gramm-Leach-Bliley Act (the GLB Act), which became effective in March 2000, permits qualifying bank holding companies to become financial holding companies and thereby affiliate with a far broader range of financial companies than has previously been permitted for a bank holding company. The GLB Act identifies several activities as financial in nature, including securities brokerage, underwriting, dealing in or making a market in securities, investment management services and insurance activities. The Federal Reserve Board may prohibit a financial holding company from engaging in new activities or acquiring additional companies if the Federal Reserve Board concludes that the financial holding company's capital or managerial resources are not adequate. Federal Reserve Board regulations under the Act may also limit CSC's business or impose additional costs or requirements.
   Federal Reserve Board policy provides that a bank holding company generally should not pay cash dividends unless its net income is sufficient to fully fund the dividends and the Company's prospective retained earnings appear to be sufficient to meet the capital needs, asset quality and overall financial condition of the holding company and its bank subsidiaries.
   CSC's primary bank subsidiary is United States Trust Company of New York (U.S. Trust NY). The operations and financial condition of CSC's bank
subsidiaries   are  subject  to  regulation  and   supervision  and  to  various
requirements and restrictions under Federal and state law, including requirements governing: transactions with CSC and its nonbank subsidiaries, including loans and other extensions of credit, investments or asset purchases, or otherwise financing or supplying funds to CSC; dividends; investments; and aspects of CSC's operations. The Federal banking agencies have broad powers to enforce these regulations, including the power to terminate deposit insurance, impose substantial fines and other civil and criminal penalties and appoint a conservator or receiver. CSC, U.S. Trust and their U.S. insured depository institution subsidiaries must meet regulatory capital guidelines adopted by the federal banking agencies. The Federal Reserve Board has not indicated whether the guidelines will be modified with respect to a bank holding company, such as CSC, that also qualifies as a financial holding company. Under the Federal Deposit Insurance Act, the banking regulatory agencies are permitted or, in certain cases, required to take certain substantial restrictive actions with respect to institutions falling within one of the lowest three of five capital categories.
   The Act  authorizes  the  Federal  Reserve  Board to  establish  consolidated capital requirements for financial holding companies. The Act prohibits the Federal Reserve Board from imposing capital requirements on functionally regulated nonbank subsidiaries of a financial holding company, such as broker-dealers and investment advisors. The Federal Reserve Board has not published consolidated capital requirements specific to financial holding companies, but may do so in the future.
   The Company's, U.S. Trust's and U.S. Trust NY's regulatory capital and ratios are as follows:

                                                   1999               1998
                                             ----------------   ----------------
December 31,                                 Amount  Ratio(1)   Amount  Ratio(1)
--------------------------------------------------------------------------------
Tier 1 Capital:
  Company                                   $2,500,831  11.0%  $1,618,183  11.1%
  U.S. Trust                                $  272,044  11.8%  $  235,835  12.0%
  U.S. Trust NY                             $  186,360   9.7%  $  158,806   9.7%
Total Capital:
  Company                                   $2,532,352  11.2%  $1,645,171  11.3%
  U.S. Trust                                $  292,213  12.7%  $  255,249  13.0%
  U.S. Trust NY                             $  204,153  10.7%  $  176,005  10.7%
Leverage:
  Company                                   $2,500,831   7.3%  $1,618,183   6.2%
  U.S. Trust                                $  272,044   6.2%  $  235,835   6.2%
  U.S. Trust NY                             $  186,360   5.4%  $  158,806   5.1%
--------------------------------------------------------------------------------
(1) Minimum tier 1 capital, total capital and tier 1 leverage ratios are 4%, 8% and 3%-5%, respectively, for bank holding companies and banks. Each of the other bank subsidiaries of CSC currently has tier 1 capital, total capital and leverage capital ratios at least equal to those of U.S. Trust and U.S. Trust NY.

   Based on their respective regulatory capital ratios at December 31, 1999 and 1998, the Company, U.S. Trust and U.S. Trust NY are well capitalized (the highest category). There are no conditions or events that management believes have changed the Company's, U.S. Trust's and U.S. Trust NY's well-capitalized status.
   To remain a financial holding company, each of CSC's bank subsidiaries must be well capitalized, well managed and meet requirements relating to the provision of public services to the communities in which CSC's bank subsidiaries operate. If CSC ceases to qualify as a financial holding company it will be subject to substantial additional restrictions on its activities.
   CSC's Federal Deposit Insurance Corporation (FDIC) insured subsidiaries may be required to reimburse the FDIC for any payments made in connection with the receivership of any other of CSC's FDIC insured subsidiaries. CSC could also be required to guarantee the capital plan of an undercapitalized banking subsidiary or subject the bank to seizure by the FDIC; and such a guarantee would have a priority over most other unsecured claims in bankruptcy. Additionally, under Federal Reserve Board policy, CSC may be expected to act as a source of financial strength to each of its bank subsidiaries and commit resources to their support.
   Subject to limited exceptions, the privacy provisions of the GLB Act prohibit financial institutions from disclosing to unaffiliated third parties nonpublic personal information regarding consumers and require financial institutions to develop and disclose consumer privacy policies. Federal law does not preempt state financial privacy laws that are stricter than the Federal provisions. CSC and U.S. Trust may be required to amend their privacy policies and consumer disclosures to comply with the GLB Act and its implementing regulations.
   Schwab and SCM are subject to the Uniform Net Capital Rule under the Securities Exchange Act of 1934 (the Rule). Schwab and SCM compute net capital under the alternative method permitted by this Rule, which requires the maintenance of minimum net capital, as defined, of the greater of 2% of aggregate debit balances arising from customer transactions or a minimum dollar amount, which is based on the type of business conducted by the broker-dealer. The minimum dollar amount for both Schwab and SCM is $1 million. Under the alternative method, a broker-dealer may not repay subordinated borrowings, pay cash dividends, or make any unsecured advances or loans to its parent or employees if such payment would result in net capital of less than 5% of aggregate debit balances or less than 120% of its minimum dollar amount requirement. At December 31, 1999, Schwab's net capital was $1,766 million (10% of aggregate debit balances), which was $1,421 million in excess of its minimum required net capital and $903 million in excess of 5% of aggregate debit balances. Aggregate debit balances as of December 29, 1999 were used to calculate Schwab's minimum required net capital at December 31, 1999, in accordance with applicable regulations. At December 31, 1999, SCM's net capital was $13 million, which was $12 million in excess of its minimum required net capital.
   Schwab, SCM and CSE had portions of their cash and investments segregated for the exclusive benefit of customers at December 31, 1999, in accordance with applicable regulations. Schwab elected to compute its reserve requirement, in accordance with applicable regulations as of December 29, 1999 rather than December 31, 1999. The amount held on deposit in the reserve bank account at December 31, 1999 exceeded cash and investments required to be segregated under federal or other regulations by approximately $200 million. This excess is included in cash and cash equivalents.

17.  Commitments and Contingent Liabilities

   The  Company  has  noncancelable   operating  leases  for  office  space  and
equipment. Future minimum rental commitments under these leases at December 31, 1999 are as follows:

--------------------------------------------------------------------------------
2000                                                                  $  159,085
2001                                                                     153,522
2002                                                                     139,424
2003                                                                     104,649
2004                                                                     108,117
Thereafter                                                               593,719
--------------------------------------------------------------------------------
Total                                                                 $1,258,516
================================================================================

   Certain leases contain provisions for renewal options and rent escalations based on increases in certain costs incurred by the lessor. Rent expense was $218 million in 1999, $164 million in 1998 and $134 million in 1997.
   The Company may, under certain circumstances, be required to make additional capital contributions pursuant to joint venture agreements with The Tokio Marine Fire Insurance Co., Limited and certain of its related companies, including contributions to assure that Charles Schwab Tokio Marine Securities Co., Ltd. is in compliance with regulatory requirements regarding capital adequacy.
   On November 9, 1998, the United States District Court for the Southern District of New York granted final approval of the settlement agreement in the consolidated class action, In re: Nasdaq Market-Makers Antitrust Litigation. The settlement fully resolves alleged claims on behalf of certain persons who purchased or sold Nasdaq securities during the period May 1, 1989 through July 17, 1996 concerning the width of spreads between the bid and ask prices of certain Nasdaq securities. The Company recognized settlement charges in 1997 of $39 million ($24 million after-tax), and does not expect to incur any further charges relating to this settlement.
   On May 30 and 31, 2000, a federal district court in New Orleans, Louisiana held a hearing on the fairness of a settlement between Schwab and plaintiffs in two class action lawsuits. Attorneys representing four Schwab customers who have brought separate class action lawsuits against Schwab that are now pending in federal court in California (the objectors) appeared at the hearing to object to approval of the settlement. The district court has taken the matter under consideration and is expected to issue a ruling late in 2000.
   The  lawsuits  that  are  being  settled  were  filed  on  behalf  of a class consisting of all individuals nationwide who purchased or sold securities through Schwab from 1985 until July 1999. These lawsuits alleged that Schwab improperly retained monetary payments for routing orders to market makers and other third parties, and did not provide best execution to customer orders. Schwab vigorously contested the allegations and had successfully obtained dismissal of many of the plaintiffs' claims. However, in the interests of avoiding the expense of further litigation, Schwab agreed to settle the cases on the following terms: plaintiffs will dismiss the complaints with prejudice in return for certain non-monetary relief from Schwab, including commitments to implement various enhancements to its computerized trade handling and execution systems; to adopt certain internal procedures to review order routing arrangements and execution quality; and to conduct an investor education campaign on trading and execution-related issues. In addition, Schwab agreed to pay up to $900,000 in plaintiffs' attorneys' fees and costs. The settlement would preclude any other claims on best execution or payment for order flow issues during the class period, except for claimants who affirmatively opt out of the settlement. Schwab believes that all class claims in the objectors' four purported lawsuits on best execution issues, consolidated for pretrial proceedings in the federal district court in San Francisco but in which no class has been certified, would be precluded as a result of the Louisiana settlement. Schwab recognized the cost of the attorneys' fees included in the settlement in the second quarter of 1999.
   The ultimate outcome of the legal proceedings described above and the various other lawsuits, arbitration proceedings, and claims pending against the Company cannot be determined at this time, and the results of these legal proceedings cannot be predicted with certainty. There can be no assurance that these legal proceedings will not have a material adverse effect on the Company's results of operations in any future period, depending partly on the results for that period, and a substantial judgment could have a material adverse impact on the Company's financial condition and results of operations. However, it is the opinion of management, after consultation with outside legal counsel, that the ultimate outcome of these actions will not have a material adverse impact on the financial condition or operating results of the Company.

18.  Financial Instruments with Off-Balance-Sheet and Credit Risk

   Through Schwab and SCM, the Company loans customer securities temporarily to other brokers in connection with its securities lending activities. The Company receives cash as collateral for the securities loaned. Increases in security prices may cause the market value of the securities loaned to exceed the amount of cash received as collateral. In the event the counterparty to these transactions does not return the loaned securities, the Company may be exposed to the risk of acquiring the securities at prevailing market prices in order to satisfy its customer obligations. The Company mitigates this risk by requiring credit approvals for counterparties, by monitoring the market value of securities loaned on a daily basis and by requiring additional cash as collateral when necessary.
   The Company is obligated to settle transactions with brokers and other financial institutions even if its customers fail to meet their obligations to the Company. Customers are required to complete their transactions on settlement date, generally three business days after trade date. If customers do not fulfill their contractual obligations, the Company may incur losses. The Company has established procedures to reduce this risk by requiring deposits from customers in excess of amounts prescribed by regulatory requirements for certain types of trades.
   In the normal course of its margin lending activities, Schwab may be liable for the margin requirement of customer margin securities transactions. As customers write option contracts or sell securities short, the Company may incur losses if the customers do not fulfill their obligations and the collateral in customer accounts is not sufficient to fully cover losses which customers may incur from these strategies. To mitigate this risk, the Company monitors required margin levels daily and customers are required to deposit additional collateral, or reduce positions, when necessary.
   In its capacity as market maker, SCM maintains inventories in Nasdaq securities on both a long and short basis. While long inventory positions represent SCM's ownership of securities, short inventory positions represent SCM's obligations to deliver specified securities at a contracted price, which may differ from market prices prevailing at the time of completion of the transaction. Accordingly, both long and short inventory positions may result in losses or gains to SCM as market values of securities fluctuate. Also, Schwab maintains inventories in exchange-listed securities on both a long and short basis relating to its specialist operations and could incur losses or gains as a result of changes in the market value of these securities. To mitigate the risk of losses, long and short positions are marked to market daily and are monitored by management to assure compliance with limits established by the Company. Additionally, the Company may purchase exchange-traded option contracts to reduce market risk on these inventories. The notional amount of such derivatives was $103 million and $74 million at December 31, 1999 and 1998, respectively. The estimated fair value of such derivatives was not material to the Company's consolidated balance sheets at December 31, 1999 and 1998.
   Schwab enters into collateralized resale agreements principally with other broker-dealers, which could result in losses in the event the counterparty to the transaction does not purchase the securities held as collateral for the cash advanced and the market value of these securities declines. To mitigate this risk, Schwab requires that the counterparty deliver securities to a custodian, to be held as collateral, with a market value in excess of the resale price. Schwab also sets standards for the credit quality of the counterparty, monitors the market value of the underlying securities as compared to the related receivable, including accrued interest, and requires additional collateral where deemed appropriate.
   In the normal course of business, U.S. Trust enters into various transactions involving off-balance sheet financial instruments to meet the needs of its customers and to reduce its own exposure to interest rate risk. The credit risk associated with these instruments varies depending on the creditworthiness of the customer and the value of any collateral held. Collateral requirements vary by type of instrument. The contractual amounts of these instruments represent the amounts at risk should the contract be fully drawn upon, the client default, and the value of any existing collateral become worthless.
   Credit-related financial instruments include firm commitments to extend credit (firm commitments) and standby letters of credit. Firm commitments are legally binding agreements to lend to a customer that generally have fixed expiration dates or other termination clauses, may require payment of a fee and are not secured by collateral until funds are advanced. Collateral held includes marketable securities, real estate mortgages or other assets. The majority of U.S. Trust's firm commitments are related to mortgage lending to private banking clients. Firm commitments totaled $307 million and $249 million at December 31, 1999 and 1998, respectively. Standby letters of credit are conditional commitments issued by U.S. Trust to guarantee the performance of a customer to a third party. Standby letters of credit outstanding at December 31, 1999 and 1998 amounted to $80 million and $87 million, respectively. Standby letters of credit are generally partially or fully collateralized by cash, marketable equity securities, marketable debt securities (including corporate and U.S. Treasury debt securities) and other assets.
   As part of its overall asset and liability management process, U.S. Trust utilizes Swaps as hedges. The market values of Swaps can vary depending on movements in interest rates. The amounts at risk upon default are generally limited to the unrealized market value gains of the Swaps, if any. The risk of default depends on the creditworthiness of the counterparty. U.S. Trust evaluates the creditworthiness of its counterparties as part of its normal credit review procedures. At December 31, 1999 and 1998, the Company was a counterparty to Swaps with a total notional principal amount of $1,070 million and $560 million, respectively. Outstanding Swaps had a weighted-average maturity of approximately 3.3 years at December 31, 1999 and 2.4 years at December 31, 1998. The estimated fair value of the Swaps was not material to the Company's consolidated balance sheet at December 31, 1999 and 1998.

19.  Segment Information

   Segments are defined as components of a company in which  separate  financial information is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company structures its segments according to its various types of customers and the services provided to those customers. These segments have been aggregated based on similarities in economic characteristics, types of customers, services provided, distribution channels and regulatory environment, into four reportable segments - Individual Investor, Institutional Investor, Capital Markets and U.S. Trust. The Individual Investor segment includes Schwab's domestic and international retail operations. The Institutional Investor segment provides custodial, trading and support services to independent investment managers, and serves company 401(k) plan sponsors and third-party administrators. (The Company's mutual fund services are considered a product and not a segment. Mutual fund service fees are included in both the Individual Investor and Institutional Investor segments.) The Capital Markets segment provides trade execution services in Nasdaq, exchange-listed and other securities primarily to broker-dealers and institutional customers. The U.S. Trust segment provides investment management, fiduciary services and private banking services to individual and institutional customers.
   The accounting policies of the segments are the same as those described in note "2 - Significant Accounting Policies." The Company evaluates the performance of its segments based on income before taxes on income. Segment assets are not disclosed because they are not used for evaluating segment performance and deciding how to allocate resources to segments. However, capital expenditures are used in evaluating segment performance and are therefore disclosed. Intersegment revenues, defined as revenues from transactions with other segments within the Company, are immaterial and are therefore not disclosed. Except for the U.S. Trust segment, for which expenses are directly incurred, technology, corporate and general administrative expenses are allocated to the remaining segments generally in proportion to either their respective revenues or average full-time equivalent employees.
   Fees received from Schwab's proprietary mutual funds represented approximately 11% of the Company's consolidated revenues in 1999, 12% in 1998 and 11% in 1997. No single customer, except for Schwab's proprietary mutual funds, accounted for more than 10% of the Company's consolidated revenues in 1999, 1998 and 1997. Substantially all of the Company's revenues and assets are attributed to or located in the U.S. The percentage of Schwab's total customer accounts located in California were approximately 25% as of both December 31, 1999 and 1998, and 28% as of December 31, 1997.
   Financial information for the Company's reportable segments is presented in the table below, and the totals are equal to the Company's consolidated amounts as reported in the consolidated financial statements. Capital expenditures are reported in total, as opposed to net of proceeds from the sale of fixed assets.


Year Ended December 31,                             1999        1998        1997
--------------------------------------------------------------------------------
Revenues
Individual investor                           $2,782,790  $1,954,053  $1,675,424
Institutional investor                           610,965     445,899     328,895
Capital markets                                  551,067     336,269     294,431
U.S. Trust                                       541,597     441,649     372,816
--------------------------------------------------------------------------------
  Total                                       $4,486,419  $3,177,870  $2,671,566
================================================================================
Interest Revenue, Net of
  Interest Expense
Individual investor                           $  598,136  $  397,334  $  300,741
Institutional investor                           100,380      65,968      43,662
Capital markets                                    4,161      12,315       9,149
U.S. Trust                                       117,113     102,026      90,909
--------------------------------------------------------------------------------
  Total                                       $  819,790  $  577,643  $  444,461
================================================================================
Income Before Taxes on Income
Individual investor                           $  683,250  $  395,009  $  332,808
Institutional investor                           164,523      99,613      48,111
Capital markets                                  123,466      81,922      66,328
U.S. Trust                                       127,676     101,094      83,659
--------------------------------------------------------------------------------
  Total                                       $1,098,915  $  677,638  $  530,906
================================================================================
Capital Expenditures
Individual investor                           $  264,039  $  145,394  $  110,047
Institutional investor                            51,762      24,944      18,633
Capital markets                                   37,793      19,905      11,518
U.S. Trust                                        19,216      13,673      10,986
--------------------------------------------------------------------------------
  Total                                       $  372,810  $  203,916  $  151,184
================================================================================
Depreciation and Amortization (1)
Individual investor                           $  116,394  $  102,279  $   91,727
Institutional investor                            22,192      21,469      18,836
Capital markets                                   18,092      14,729      14,119
U.S. Trust                                        24,392      20,073      14,013
--------------------------------------------------------------------------------
  Total                                       $  181,070  $  158,550  $  138,695
================================================================================
(1)  Includes goodwill amortization.


20.  Supplemental Cash Flow Information

Year Ended December 31,                                 1999      1998      1997
--------------------------------------------------------------------------------
Income taxes paid                                   $182,019  $172,420  $201,145
================================================================================
Interest paid:
  Brokerage customer cash balances                  $700,518  $579,477  $479,695
  Deposits from banking customers                    116,251   107,834    99,167
  Stock-lending activities                            30,905    38,118    36,939
  Long-term debt                                      29,773    29,274    22,110
  Short-term borrowings                                7,267    11,159    16,257
  Other                                                7,385    11,236     9,497
--------------------------------------------------------------------------------
Total interest paid                                 $892,099  $777,098  $663,665
================================================================================

21.  Subsequent Events

   On March 1, 2000, the Company acquired CyBerCorp, Inc. (CyBerCorp) for $517 million in a non-taxable stock-for-stock exchange. Pursuant to the acquisition, CyBerCorp became a wholly owned subsidiary of CSC which resulted in 17,570,000 shares of CSC's common stock and 3,077,000 options to purchase CSC common stock being exchanged for all of the outstanding shares, options and equity rights of CyBerCorp. Because the acquisition is accounted for using the purchase method, the operating results of CyBerCorp are included in the consolidated results of the Company since the acquisition date. The historical results of CyBerCorp are not included in periods prior to the acquisition. The net assets acquired are recorded at fair value and the excess of the purchase price over the fair value of net assets acquired is recorded as goodwill. The Company recorded intangible assets acquired of $512 million, including $482 million of goodwill. The goodwill is amortized on a straight-line basis over a period of ten years. Other intangible assets acquired, which consist primarily of purchased technology and total $30 million, are amortized on a straight-line basis over a period of three years.
   At consummation of the merger with U.S. Trust, the Company incurred merger-related costs of $50 million pre-tax, or $44 million after-tax, for change in control related compensation payable to U.S. Trust employees and professional fees. During the first half of 2000, these merger-related costs, including costs incurred at the consummation, totaled $69 million pre-tax, or $63 million after-tax. In addition, under the terms of the merger agreement, the Company established a retention program for all U.S. Trust employees, whereby the employees will receive cash compensation, contingent upon continued employment, at the end of the two-year period following the completion of the Merger. The Company plans to recognize the $125 million cost of the cash component of the U.S. Trust retention program over this two-year period. In addition, U.S. Trust employees will receive an aggregate of 2,718,000 stock options of which 50% vest at the end of the three-year period following the Merger and 50% vest at the end of the four-year period following the Merger.
   During the first half of 2000, CSC issued the remaining $311 million in Medium-Term Notes available under its current prospectus supplement on file with the SEC. On May 19, 2000, CSC's Registration Statement under the Securities Act of 1933 on Form S-3 relating to the issuance of up to $750 million aggregate principal amount of debt securities was declared effective by the SEC. As of the filing date of this Current Report on Form 8-K, no securities under this Registration Statement have been issued. The proceeds from the sale of these securities will be used for general corporate purposes.
   On June 23, 2000, CSC entered into a $1.2 billion committed, unsecured credit facility with several banks. The funds under this facility are available for general corporate purposes. This facility has replaced both CSC's $600 million committed, unsecured credit facility that was scheduled to expire in June 2000, and CSC's $175 million committed, unsecured credit facility that was scheduled to expire in June 2001. The financial convenants in the new facility require CSC to maintain minimum levels of stockholders' equity, and Schwab and SCM to maintain specified levels of net capital, as defined. As of the filing date of this Current Report on Form 8-K, no amounts were borrowed under this facility.

                          Independent Auditors' Report

To the Stockholders and Board of Directors of The Charles Schwab Corporation:

     We have audited the accompanying consolidated balance sheets of The Charles Schwab Corporation and subsidiaries (the Company) as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999. Our audits also included the financial statement schedules of the Company on pages A-1 through A-6. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. The consolidated financial statements and financial statement schedules give retroactive effect to the merger of the Company and U.S. Trust Corporation and subsidiaries (U.S. Trust), which has been accounted for as a pooling of interests as described in Note 1 to the consolidated financial statements. We did not audit the consolidated statements of condition of U.S. Trust as of December 31, 1999 and 1998, or the related consolidated statements of income, stockholders' equity and cash flows of U.S. Trust for each of the three years in the period ended December 31, 1999, which statements reflect total assets of $5,023 million and $4,143 million as of December 31, 1999 and 1998, respectively, and total revenues of $542 million, $442 million and $373 million for the years ended December 31, 1999, 1998 and 1997, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for U.S. Trust for such periods, is based solely on the report of such other auditors.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.
     In our opinion, based on our audits and the report of the other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of The Charles Schwab Corporation and subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, based on our audits and (as to the amounts included for U.S. Trust) the report of the other auditors, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.
     As discussed in Note 2 to the consolidated financial statements, in 1999 the Company changed its method of accounting for certain internal-use software development costs to conform with Statement of Position 98-1.



/s/DELOITTE & TOUCHE LLP
------------------------
San Francisco, California
February 16, 2000
(July 17, 2000 as to Notes 1, 17 and 21)

                        Report of Independent Accountants

To the Board of Directors and Stockholders of U.S. Trust Corporation:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, and changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of U.S. Trust Corporation and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/PRICEWATERHOUSECOOPERS LLP
-----------------------------
New York, New York
January 31, 2000


=================================================================================================================

                                         THE CHARLES SCHWAB CORPORATION
                                             (PARENT COMPANY ONLY)

                                 Condensed Financial Information of Registrant
                                         Condensed Statement of Income
                                                (In thousands)



Year Ended December 31,                                                   1999             1998             1997
-----------------------------------------------------------------------------------------------------------------
Interest revenue                                                      $ 71,428         $ 42,780         $ 30,699
Interest expense                                                       (28,398)         (25,429)         (20,546)
-----------------------------------------------------------------------------------------------------------------

Net interest revenue                                                    43,030           17,351           10,153

Other revenues                                                             151              409              544
Other income (expenses)                                                (25,392)         (12,104)           4,423
-----------------------------------------------------------------------------------------------------------------

Income before income tax expense and equity
   in earnings of subsidiaries                                          17,789            5,656           15,120

Income tax expense                                                       6,885            2,092            5,692
-----------------------------------------------------------------------------------------------------------------

Income before equity in earnings of subsidiaries                        10,904            3,564            9,428

Equity in earnings of subsidiaries
  Equity in undistributed earnings of subsidiaries                     496,662          105,607          239,752
  Dividends paid by subsidiaries                                       158,880          300,958           72,129
-----------------------------------------------------------------------------------------------------------------
  Total                                                                655,542          406,565          311,881

Net income                                                            $666,446         $410,129         $321,309
=================================================================================================================

See Notes to Condensed Financial Information.



                                                      A-1
=================================================================================================================



================================================================================================================

                                            THE CHARLES SCHWAB CORPORATION
                                                (PARENT COMPANY ONLY)

                                    Condensed Financial Information of Registrant
                                               Condensed Balance Sheet
                                                   (In thousands)


December 31,                                                                              1999             1998
----------------------------------------------------------------------------------------------------------------
Assets
Cash and cash equivalents                                                           $  232,398       $  180,025
Advances to subsidiaries                                                               985,318          460,848
Investments in subsidiaries, at equity                                               2,101,872        1,468,052
Other assets                                                                            31,157            8,683
----------------------------------------------------------------------------------------------------------------
Total                                                                               $3,350,745       $2,117,608
================================================================================================================

Liabilities and Stockholders' Equity
Drafts payable                                                                      $  200,008
Accrued expenses and other liabilities                                                 119,961       $   93,351
Long-term debt                                                                         455,000          351,000
----------------------------------------------------------------------------------------------------------------
Total liabilities                                                                      774,969          444,351

Stockholders' equity                                                                 2,575,776        1,673,257
----------------------------------------------------------------------------------------------------------------
Total                                                                               $3,350,745       $2,117,608
================================================================================================================


See Notes to Condensed Financial Information.




                                                      A-2
================================================================================================================



================================================================================================================

                                        THE CHARLES SCHWAB CORPORATION
                                             (PARENT COMPANY ONLY)

                                 Condensed Financial Information of Registrant
                                       Condensed Statement of Cash Flows
                                                (In thousands)



Year Ended December 31,                                                     1999            1998            1997
-----------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
Net income                                                             $ 666,446       $ 410,129       $ 321,309
   Noncash items included in net income:
      Equity in undistributed earnings of subsidiaries                  (496,662)       (105,607)       (239,752)
Net change in:
   Other assets                                                          (10,995)         (3,932)            279
   Drafts payable                                                        200,008
   Accrued expenses and other liabilities                                 29,030          13,753          (4,122)
-----------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                387,827         314,343          77,714
-----------------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities
Increase in net advances to subsidiaries                                (286,393)        (26,465)        (51,939)
Decrease (increase) in investments in subsidiaries                       (86,318)         52,124         (14,089)
Cash payments for business combinations and
   investments, net of cash received                                     (17,511)         (1,400)         (1,200)
-----------------------------------------------------------------------------------------------------------------
Net cash provided (used) by investing activities                        (390,222)         24,259         (67,228)
-----------------------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities
Proceeds from long-term debt                                             144,000          30,000         111,000
Repayment of long-term debt                                              (40,000)        (40,000)        (28,000)
Dividends paid                                                           (61,107)        (56,041)        (48,240)
Purchase of treasury stock                                               (53,924)       (208,353)        (58,726)
Proceeds from stock options exercised and other                           65,799          36,015          18,497
-----------------------------------------------------------------------------------------------------------------
Net cash provided (used) by financing activities                          54,768        (238,379)         (5,469)
-----------------------------------------------------------------------------------------------------------------

Increase in Cash and Cash Equivalents                                     52,373         100,223           5,017
Cash and Cash Equivalents at Beginning of Year                           180,025          79,802          74,785
-----------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Year                               $ 232,398       $ 180,025       $  79,802
=================================================================================================================


See Notes to Condensed Financial Information.





                                                      A-3
================================================================================================================


                         The Charles Schwab Corporation
                              (PARENT COMPANY ONLY)

                  Condensed Financial Information of Registrant
                    Notes to Condensed Financial Information

1.   Introduction and basis of presentation

     On May 31, 2000, The Charles Schwab Corporation (CSC) completed its merger (the Merger) with U.S. Trust Corporation (U.S. Trust). Under the terms of the merger agreement, U.S. Trust became a wholly owned subsidiary of CSC and U.S. Trust shareholders received 5.1405 shares of CSC's common stock for each common share of U.S. Trust. The Merger was treated as a non-taxable stock-for-stock exchange and U.S. Trust's shareholders received 112,000,000 shares of CSC's common stock. The condensed financial statements, included in this Current Report on Form 8-K, give retroactive effect to the Merger, which was accounted for as a pooling of interests. The pooling of interests method of accounting requires the restatement of all periods presented as if CSC and U.S. Trust had been operating as a combined entity during such periods.

     The condensed financial information of The Charles Schwab Corporation (the Parent Company) should be read in conjunction with the consolidated financial statements of The Charles Schwab Corporation and subsidiaries (the Company) and notes thereto included in Exhibit 99.1 of this Current Report on Form 8-K.


2.   Supplemental cash flow information

     During 1998, the Parent Company recorded a non-cash capital contribution of $69 million to its subsidiary, Charles Schwab & Co., Inc. (Schwab), through the assumption of indebtedness.

     Certain information affecting the cash flows of the Parent Company follows (in thousands):

                                                    Year ended December 31,
                                                 1999         1998          1997
                                              ----------------------------------
Income taxes paid                             $11,264      $ 5,539       $ 2,608
                                              =======      =======       =======
Interest paid:
    Long-term debt                            $24,644      $23,757       $18,332
    Other                                         809          667           814
                                              -------      -------       -------
Total interest paid                           $25,453      $24,424       $19,146
                                              =======      =======       =======


3.   Common stock split

     On May 3, 2000, the Board of Directors approved a three-for-two split of CSC's common stock, which was effected in the form of a 50% stock dividend. The stock dividend was distributed May 30, 2000 to stockholders of record May 12, 2000. Share and per share information presented throughout this report has been restated to reflect the common stock split, including the common shares issued to U.S. Trust shareholders pursuant to the exchange ratio described above.

4.   Long-term debt

     Long-term debt consists of Senior Medium-Term Notes, Series A (Medium-Term Notes). At December 31, 1999, CSC had $455 million aggregate principal amount of Medium-Term Notes outstanding, with fixed interest rates ranging from 5.96% to 7.50%. At December 31, 1998, CSC had $351 million aggregate Medium-Term Notes outstanding, with fixed interest rates ranging from 5.78% to 7.72%. Annual maturities on long-term debt outstanding at December 31, 1999 are as follows (in thousands):

--------------------------------------------------------------------------------
2000                                                                    $ 48,000
2001                                                                      39,000
2002                                                                      53,000
2003                                                                      49,000
2004                                                                      80,500
Thereafter                                                               185,500
--------------------------------------------------------------------------------
Total                                                                   $455,000
================================================================================

5.   Related party transactions

     The Parent Company provides subordinated revolving credit facilities to its subsidiaries, Schwab, Schwab Capital Markets L.P. (SCM) (prior to March 1, 2000, this business was known as Mayer & Schweitzer, Inc.) and Charles Schwab Europe
(CSE).

     Schwab had a $1,400 million subordinated revolving credit facility maturing in September 2001, of which $905 million was outstanding at December 31, 1999. This credit facility was $450 million at the end of 1998, of which $405 million was outstanding at December 31, 1998. At year end 1999, Schwab also had outstanding $25 million in fixed-rate subordinated term loans from the Parent Company maturing in 2001. The outstanding balance of these term loans was also $25 million at year end 1998.

     SCM had a $35 million subordinated lending arrangement maturing in 2001, which was not used in 1999 or 1998. SCM also had a $25 million short-term credit facility established in 1999, which was not used at December 31, 1999.

     CSE had a (pound)20 million, equivalent to $32 million, subordinated lending arrangement with the Parent Company. At December 31, 1999, CSE had outstanding (pound)18 million under these arrangements, equivalent to $29 million, with (pound)5 million maturing in 2001 and (pound)13 million maturing in 2003. This lending arrangement was (pound)5 million, equivalent to $8 million, at the end of 1998, all of which was outstanding at December 31, 1998.

     Interest earned by the Parent Company from these subordinated lending arrangements totaled $60 million in 1999, $37 million in 1998 and $26 million in 1997.


===========================================================================================================================


                                          THE CHARLES SCHWAB CORPORATION



                                        Valuation and Qualifying Accounts
                                                  (In thousands)


                                                                                  Additions
                                                               Balance at   --------------------                   Balance
                                                               Beginning     Charged                               at End
                       Description                              of Year     to Expense    Other*    Written off    of Year
---------------------------------------------------------------------------------------------------------------------------
For the year ended
  December 31, 1999:

    Allowance for doubtful accounts of brokerage customers      $7,575      $15,848       $917      $(12,988)      $11,352
                                                                ===========================================================

For the year ended
  December 31, 1998:

    Allowance for doubtful accounts of brokerage customers      $7,717      $ 4,752       $231      $ (5,125)      $ 7,575
                                                                ===========================================================

For the year ended
  December 31, 1997:

    Allowance for doubtful accounts of brokerage customers      $5,518      $ 3,896       $195      $ (1,892)      $ 7,717
                                                                ===========================================================

This information excludes  banking-related  valuation and qualifing accounts. See note "4 - Loans to  Banking Customers and
Related Allowance for Credit Losses" in the Notes to Consolidated Financial Statements for such banking-related information.


* Represents collections of previously written-off accounts.





                                                           A-6
============================================================================================================================




====================================================================================================================================
Quarterly Financial Information (Unaudited)                                                           The Charles Schwab Corporation
(In Millions, Except Per Share Data and Ratios)


------------------------------------------------------------------------------------------------------------------------------------

                                                                  Weighted-  Basic     Diluted   Dividends
                                                         Net      Average    Earnings  Earnings  Declared    Range         Range
                                              Expenses   Income   Common     (Loss)    (Loss)    Per         of Common     of Price/
                                              Excluding  (Loss)   Shares -   Per       Per       Common      Stock Price   Earnings
                                 Revenues (1) Interest   (2)      Diluted    Share (2) Share (2) Share (3)   Per Share     Ratio (4)
------------------------------------------------------------------------------------------------------------------------------------
1999 by Quarter
Fourth                           $1,274.0     $959.3     $190.5   1,374.2    $ .15     $ .14     $.0094    $31.17 - 17.96    64 - 37
Third     stock split            $1,015.7     $779.8     $144.2   1,375.7      .11       .11      .0093     37.67 - 21.33    84 - 47
Second                           $1,116.2     $834.3     $170.5   1,377.0      .13       .12      .0093     51.67 - 26.67   123 - 64
First                            $1,080.5     $814.1     $161.2   1,365.6      .12       .12      .0093     32.67 - 16.96    88 - 46
------------------------------------------------------------------------------------------------------------------------------------
1998 by Quarter
Fourth    dividend increase /
          stock split            $  904.7     $703.0     $122.1   1,349.0    $ .10     $ .10     $.0093    $22.83 -  7.03    74 - 23
Third                            $  818.9     $630.4     $113.7   1,339.2      .08       .08      .0089     10.22 -  6.17    38 - 23
Second                           $  745.9     $594.9     $ 91.6   1,337.9      .08       .07      .0089      8.89 -  6.58    36 - 26
First                            $  708.4     $572.0     $ 82.7   1,345.5      .06       .06      .0089      9.32 -  7.58    39 - 32
------------------------------------------------------------------------------------------------------------------------------------
1997 by Quarter (5)
Fourth    dividend increase      $  720.8     $594.2     $ 76.7   1,345.9    $ .06     $ .06     $.0089    $ 9.83 -  6.50    41 - 27
Third     stock split            $  705.8     $557.5     $ 89.6   1,339.4      .07       .06      .0074      8.13 -  5.93    34 - 25
Second                           $  620.8     $494.6     $ 76.4   1,333.3      .06       .06      .0074      6.35 -  4.50    28 - 20
First                            $  624.2     $494.3     $ 78.6   1,332.4      .06       .06      .0074      6.22 -  4.50    27 - 20
------------------------------------------------------------------------------------------------------------------------------------
1996 by Quarter
Fourth                           $  566.5     $448.9     $ 70.9   1,324.5    $ .06     $ .06     $.0074    $ 4.87 -  3.33    23 - 16
Third     dividend increase      $  511.7     $397.7     $ 67.3   1,321.2      .05       .05      .0074      3.98 -  2.94    21 - 15
Second                           $  571.2     $435.6     $ 80.0   1,318.9      .07       .06      .0060      3.93 -  3.24    33 - 27
First                            $  524.2     $428.1     $ 56.5   1,315.5      .04       .04      .0059      4.06 -  2.76    45 - 31
------------------------------------------------------------------------------------------------------------------------------------
1995 by Quarter (6)
Fourth                           $  468.8     $390.2     $ 51.8   1,322.0    $ .04     $ .04     $.0059    $ 3.95 -  2.46    44 - 27
Third     dividend increase /
          stock split            $  488.5     $543.4     $(26.5)  1,312.5     (.02)     (.02)     .0059      4.30 -  3.07    72 - 51
Second                           $  446.5     $364.3     $ 49.8   1,308.9      .04       .03      .0045      3.39 -  2.19    28 - 18
First     dividend increase /
          stock split            $  400.9     $323.1     $ 47.0   1,294.6      .04       .04      .0044      2.44 -  1.63    20 - 14
------------------------------------------------------------------------------------------------------------------------------------

All  periods  have  been restated  to  reflect the  merger of The Charles Schwab Corporation (CSC) with U.S. Trust Corporation (U.S.
Trust). Additionally, all share and per share data have been restated for the May 2000 three-for-two common stock split.

(1)  Revenues are presented net of interest expense.
(2)  1999  reflects  an accounting change,  which  increased  net  income  by $41 million ($.03 per share for both basic and diluted earnings per share), for certain internal-use software development costs to conform with Statement of Position 98-1.
(3)  Dividends declared per common share represent dividends declared by CSC prior to its merger with U.S. Trust.
(4)  Price/earnings  ratio  is  computed  by dividing  the high and low market prices by diluted earnings per share for the 12-month period ended on the last day of the quarter presented.
(5)  1997  includes  charges  for a litigation  settlement  of $23.6 million  after-tax ($.02 per  share for  both basic and diluted earnings per share).
(6)  1995  includes U.S. Trust's restructuring  charges of $87 million after-tax ($.07 per share for both basic and diluted earnings per share).


                         The Charles Schwab Corporation
         U.S. Trust Corporation Supplemental Financial Data (Unaudited)


     The following supplemental financial data is presented in accordance with the Securities Exchange Act of 1934, Industry Guide 3 - Statistical Disclosure by Bank Holding Companies. The accompanying unaudited financial information only includes U.S. Trust Corporation, a subsidiary of The Charles Schwab Corporation, which is an investment management firm that also provides fiduciary and private banking services.

--------------------------------------------------------------------------------

1.   Analysis of Change in Net Interest Revenue

An analysis of the year-to-year changes in the categories of interest revenue and interest expense resulting from changes in volume and rate, on a taxable equivalent basis, is as follows:


------------------------------------------------------------------------------------------------------------------------------------

                                                                     1999 Compared to 1998                     1998 Compared to 1997
                                                                Increase (Decrease) Due to                Increase (Decrease) Due to
                                                                                Change in:                                Change in:
                                                            -------------------------------            -----------------------------
                                                            Average      Average                        Average    Average
(Dollars in Thousands)                                      Balance       Rate        Total             Balance     Rate       Total
------------------------------------------------------------------------------------------------------------------------------------
Interest-earning assets:
Cash equivalents                                            $   335     $   (938)  $  (603)            $ 5,636    $  (193)  $ 5,443
Loans to banking customers(1)(2)                             32,659       (7,638)   25,021              18,074     (2,014)   16,060
Securities available for sale(3)
  U.S. treasury securities                                   (9,329)        (342)   (9,671)             (7,285)       615    (6,670)
  U.S. government sponsored agencies and corporations         8,160       (1,390)    6,770              (1,703)    (1,702)   (3,405)
  State and municipal obligations                             1,805         (535)    1,270                 765     (1,040)     (275)
  Collateralized mortgage obligations                          (277)         (62)     (339)               (431)        18      (413)
  Other securities                                              260          (19)      241                 (67)       (80)     (147)
                                                            ------------------------------------------------------------------------
Total securities available for sale                             619       (2,348)   (1,729)             (8,721)    (2,189)  (10,910)
                                                            ------------------------------------------------------------------------
Other interest-earning assets                                   195           72       267                 858        240     1,098
                                                            ------------------------------------------------------------------------
Total interest-earning assets                                33,808      (10,852)   22,956              15,847     (4,156)   11,691
                                                            ------------------------------------------------------------------------

Interest-bearing sources of funds:
Interest-bearing deposits from banking customers             19,643      (10,000)    9,643              13,371     (5,148)    8,223
Short-term borrowings                                        (1,083)        (474)   (1,557)             (6,195)      (764)   (6,959)
Long-term debt                                                 (332)         (55)     (387)                (41)        32        (9)
                                                            ------------------------------------------------------------------------
Total sources on which interest is paid                      18,228      (10,529)    7,699               7,135     (5,880)    1,255
                                                            ------------------------------------------------------------------------

Change in net interest revenue-taxable equivalent basis     $15,580     $   (323)  $15,257             $ 8,712    $ 1,724   $10,436
                                                            =======     =========                      =======    =======
Tax equivalent adjustment                                                             (770)                                     531
                                                                                   --------                                 --------
Change in net interest revenue                                                     $14,487                                  $10,967
                                                                                   ========                                 ========

------------------------------------------------------------------------------------------------------------------------------------

Changes that are not due solely to volume or rate have been allocated ratably to their respective categories.
(1)  The average principal balances of non-accrual and reduced rate loans are included in the above figures.
(2)  Loans include the loan to the U.S. Trust Corporation  ESOP, which was paid off in the first quarter of 1999, and had an average balance of $4 million in 1998 and $8 million in 1997.
(3)  The average balance and average rate for securities  available for sale have been calculated using their amortized cost.


2.   Three-Year Net Interest Revenue (Tax Equivalent Basis) and Average Balances


------------------------------------------------------------------------------------------------------------------------------------
For the Year Ended December 31,                   1999                              1998                            1997
                                      ------------------------------  ------------------------------  ------------------------------
                                         Average             Average      Average            Average     Average             Average
(Dollars in Thousands)                   Balance   Interest     Rate      Balance  Interest    Rate      Balance  Interest      Rate
------------------------------------------------------------------------------------------------------------------------------------
Assets

Cash equivalents                      $  274,405   $ 13,569    4.94%   $  268,074  $ 14,172   5.29%   $  162,923  $  8,729     5.36%
Securities available for sale (1)(2)     996,534     60,746    6.10%      994,680    62,475   6.28%    1,138,256    73,305     6.44%
Loans to banking customers (3)(4)      2,404,082    174,514    7.26%    1,973,027   149,493   7.58%    1,737,652   133,433     7.68%
Other interest-earning assets             23,691      1,771    7.48%       20,971     1,504   7.17%        7,585       486     6.41%
                                      ----------------------   -----   ---------------------  -----   ---------------------    -----
Total interest-earning assets          3,698,712    250,600    6.78%    3,256,752   227,644   6.99%    3,046,416   215,953     7.09%
                                      ----------------------   -----   ---------------------  -----   ---------------------    -----

Non-interest-earning assets              484,240                          414,516                        390,678
                                      ----------                       ----------                     ----------
Total assets                          $4,182,952                       $3,671,268                     $3,437,094
                                      ==========                       ==========                     ==========



Liabilities and Stockholders' Equity

Interest-bearing deposits from
  banking customers                    2,779,141    117,489    4.23%    2,350,945   107,846   4.59%    2,072,750    99,623     4.81%
Short-term borrowings                    146,523      7,198    4.91%      168,156     8,755   5.21%      286,451    15,714     5.49%
Long-term debt                            63,430      5,129    8.09%       68,396     5,516   8.06%       69,754     5,525     7.92%
                                      ----------------------   -----   ---------------------  -----   ---------------------    -----
Total sources on which interest
  is paid                              2,989,094    129,816    4.34%    2,587,497   122,117   4.72%    2,428,955   120,862     4.98%
                                      ----------------------   -----   ---------------------  -----   ---------------------    -----

Non-interest-bearing deposits            641,437                          571,928                        527,206
Non-interest-bearing liabilities         286,973                          272,427                        249,128
Stockholders' equity                     265,448                          239,416                        231,805
                                      ----------                       ----------                     ----------
Total liabilities and
  stockholders' equity                $4,182,952                       $3,671,268                     $3,437,094
                                      ==========                       ==========                     ==========

Net interest revenue-taxable
  equivalent basis                                  120,784                         105,527                         95,091
Net free funds (4)                    $  709,618                       $  669,255                     $  617,461
                                      ----------                       ----------                     ----------
Provision for credit losses                                                            (600)                          (750)
Tax equivalent adjustment (2)                        (3,671)                         (2,901)                        (3,432)
                                                   ---------                       ---------                      ---------
                                                   $117,113                        $102,026                       $ 90,909
                                                   =========                       =========                      =========
Net yield on interest earning assets                           3.26%                          3.24%                            3.12%
------------------------------------------------------------------------------------------------------------------------------------
(1)  The average balance and average rate for securities available for sale has been calculated using their amortized cost.
(2)  Yields on state and municipal  obligations are stated on a taxable equivalent basis, employing the Federal statutory income tax rate adjusted for the effect of state and local taxes, resulting in a marginal tax rate of approximately 47% for 1999, 1998 and
     1997.
(3)  The average principal balances of non-accrual and reduced rate loans are included in the above figures.
(4)  Loans and stockholders' equity include the loan to the U.S. Trust Corporation ESOP,  which was paid off in the first quarter of
     1999,  and had an average balance of $4 million in 1998 and $8 million in 1997.

                                                           A-9

3.   Securities Available for Sale

The amortized cost, estimated fair value and gross unrealized gains and losses on securities available for sale are as follows (in thousands):


--------------------------------------------------------------------------------------------------------------------------
December 31,                                                                          1999            1998            1997
--------------------------------------------------------------------------------------------------------------------------
U.S. treasury securities:
    Amortized cost                                                              $  178,068        $274,553      $  417,545
    Aggregate fair value                                                        $  176,816        $276,562      $  419,189
    Gross unrealized gains                                                      $       24        $  2,050      $    1,832
    Gross unrealized losses                                                     $    1,276        $     41      $      188
U.S. government sponsored agencies and corporations:
    Amortized cost                                                                 690,450         561,095         508,389
    Aggregate fair value                                                           672,103         564,256         512,442
    Gross unrealized gains                                                           2,507           5,631           7,047
    Gross unrealized losses                                                         20,854           2,470           2,994
State and municipal obligations:
   Amortized cost                                                                  119,633          98,726          72,650
   Aggregate fair value                                                            117,936         100,423          73,658
   Gross unrealized gains                                                              185           1,715           1,009
   Gross unrealized losses                                                           1,882              18               1
Collateralized mortgage obligations(1):
   Amortized cost                                                                    5,185          10,076          15,186
   Aggregate fair value                                                              5,209          10,128          15,299
   Gross unrealized gains                                                               24              53             113
   Gross unrealized losses                                                                               1
Other securities:
   Amortized cost                                                                   22,086          17,768          13,971
   Aggregate fair value                                                             21,522          18,079          14,157
   Gross unrealized gains                                                              370             435             234
   Gross unrealized losses                                                             934             124              48
--------------------------------------------------------------------------------------------------------------------------
Total securities available for sale:
   Amortized cost                                                               $1,015,422        $962,218      $1,027,741
   Aggregate fair value                                                         $  993,586        $969,448      $1,034,745
   Gross unrealized gains                                                       $    3,110        $  9,884      $   10,235
   Gross unrealized losses                                                      $   24,946        $  2,654      $    3,231
==========================================================================================================================

(1) Collateralized by either GNMA, FNMA or FHLC obligations.


4.   Loans to Banking Customers and Related Allowance for Credit Losses

An analysis of the composition of the loan portfolio is as follows (in thousands):


---------------------------------------------------------------------------------------------------------------------
December 31,                                          1999           1998            1997          1996          1995
---------------------------------------------------------------------------------------------------------------------
Private banking:
  Residential real estate mortgages             $1,984,732     $1,630,500      $1,358,003    $1,093,107    $  937,856
  Other                                            663,977        525,614         537,024       525,446       457,843
---------------------------------------------------------------------------------------------------------------------
   Total private banking loans                   2,648,709      2,156,114       1,895,027     1,618,553     1,395,699
---------------------------------------------------------------------------------------------------------------------
Loans to financial institutions
  for purchasing and carrying securities            57,686         31,972          41,064        62,866        61,372
All other                                            2,979          2,721           2,758         6,722         2,624
---------------------------------------------------------------------------------------------------------------------
   Total                                        $2,709,374     $2,190,807      $1,938,849    $1,688,141    $1,459,695
=====================================================================================================================


An analysis of nonperforming assets is as follows (in thousands):


-----------------------------------------------------------------------------------------------------------------------
December 31,                                          1999            1998            1997          1996           1995
-----------------------------------------------------------------------------------------------------------------------
Non-accrual loans                                   $1,673          $6,203          $9,666       $ 8,882        $13,285
Other real estate owned, net                                           534                           727          9,586
-----------------------------------------------------------------------------------------------------------------------
  Total                                             $1,673          $6,737          $9,666       $ 9,609        $22,871
=======================================================================================================================
Average non-accrual loans                           $  832          $8,322          $8,829       $12,261        $ 8,475
=======================================================================================================================


An analysis of the allowance for credit losses on the loan portfolio is as follows (in thousands):


---------------------------------------------------------------------------------------------------------------------
                                                     1999           1998            1997          1996          1995
---------------------------------------------------------------------------------------------------------------------
Balance at beginning of year                      $19,414        $18,294         $16,693       $16,086       $14,699
---------------------------------------------------------------------------------------------------------------------
Charge-offs:
  Private banking                                    (292)          (327)           (160)         (658)       (1,910)
  Other                                                                                           (517)       (1,520)
---------------------------------------------------------------------------------------------------------------------
   Total charge-offs                                 (292)          (327)           (160)       (1,175)       (3,430)
---------------------------------------------------------------------------------------------------------------------
Recoveries:
  Private banking                                   1,047            800             684           702         2,844
  Other                                                               47             327            80           373
---------------------------------------------------------------------------------------------------------------------
   Total recoveries                                 1,047            847           1,011           782         3,217
---------------------------------------------------------------------------------------------------------------------
Net (charge-offs) recoveries                          755            520             851          (393)         (213)
Provision charged to income                                          600             750         1,000         1,600
---------------------------------------------------------------------------------------------------------------------
Balance at end of year                            $20,169        $19,414         $18,294       $16,693       $16,086
=====================================================================================================================


The maturities of the loan portfolio is as follows:


--------------------------------------------------------------------------------------------------------------------------
                                                                   Within            1-5              Over
(Dollars in Thousands)                                             1 Year          Years           5 Years           Total
--------------------------------------------------------------------------------------------------------------------------

Maturity schedule of loans at December 31, 1999:
Private banking:
  Residential real estate mortgages (1)                           $ 89,892      $161,262        $1,733,578      $1,984,732
  Other                                                            607,678        32,801            23,498         663,977
                                                                 ---------      --------        ----------      ----------
Total private banking loans                                        697,570       194,063         1,757,076       2,648,709
                                                                 ---------      --------        ----------      ----------
Loans to financial institutions for purchasing and
  carrying securities                                               57,686                                          57,686
All other                                                              158           525             2,296           2,979
                                                                 ---------      --------        ----------      ----------
  Total                                                           $755,414      $194,588        $1,759,372      $2,709,374
                                                                 =========      ========        ==========      ==========

Interest sensitivity of loans at December 31, 1999:
Loans with predetermined interest rates                                         $158,489        $1,095,097      $1,253,586
Loans with floating or adjustable interest rates                                  36,099           664,275         700,374
                                                                                --------        ----------      ----------
  Total                                                                         $194,588        $1,759,372      $1,953,960
                                                                                ========        ==========      ==========

--------------------------------------------------------------------------------------------------------------------------

(1)  Maturities are based upon the contractual terms of the loans.


5.   Summary of Credit Loss on Banking Loans Experience


-------------------------------------------------------------------------------------------------------------------------
(Dollars in Thousands)                                      1999           1998          1997           1996         1995
-------------------------------------------------------------------------------------------------------------------------
Average loans                                         $2,404,082     $1,968,978    $1,730,134     $1,511,527   $1,354,975
Allowance to period end loans                               .74%           .89%          .94%           .99%        1.10%
Allowance to nonperforming loans                             N/M        312.98%       189.26%        187.94%      121.08%
Net (charge-offs) recoveries to average loans               .02%           .03%          .05%         (.03)%       (.02)%
Nonperforming assets to average
  loans and real estate owned                               .07%           .34%          .56%           .64%        1.68%
-------------------------------------------------------------------------------------------------------------------------

N/M - Not meaningful, greater than one thousand percent

At December 31, 1999, the loan portfolio included loans to individuals  involved in the financial  services  industry of approximately  $733 million.  Recoveries exceeded  charge-offs  from  loans  to  individuals  involved  in the  financial
services   industry  in  1997  through  1999.  Net  charge-offs  from  loans  to individuals  involved in the financial services industry amounted to $471,000 in
1996 and $353,000 in 1995. Such net charge-offs as a percentage of average total loans amounted to three basis points in both 1996 and 1995.


6.   Deposits from Banking Customers


------------------------------------------------------------------------------------------------------------------
                                                                  1999                   1998                 1997
                                                    -------------------    -------------------   -----------------
(Dollars in Millions)                                 Amount      Rate       Amount      Rate      Amount     Rate
------------------------------------------------------------------------------------------------------------------
Analysis of average daily deposits:
  Noninterest-bearing deposits                        $  642                 $  572                $  527
  Certificates of deposits of $100,000 or more            69     4.62%           56     5.00%          66    5.08%
  Money market and other savings deposits              2,710     4.22%        2,295     4.58%       2,007    4.80%
                                                      ------                 ------                ------
       Total deposits                                 $3,421                 $2,923                $2,600
                                                      ======                 ======                ======
------------------------------------------------------------------------------------------------------------------

                                                           A-12

----------------------------------------------------------------------------
                                               Certificates            Other
(Dollars in Millions)                            of Deposit         Deposits
----------------------------------------------------------------------------
Maturity distribution of interest bearing
  deposits in amounts of $100,000 or
  more at December 31, 1999:
    Three months or less                                $45           $2,258
    Three through six months                              9
    Six through twelve months                             7
    Over twelve months                                    1
                                                        ---           ------
      Total                                             $62           $2,258
                                                        ===           ======
----------------------------------------------------------------------------


7.   Short-Term Borrowings

An analysis of outstanding short-term borrowings is as follows (in thousands):


----------------------------------------------------------------------------------------------------------------
December 31,                                                              1999              1998            1997
----------------------------------------------------------------------------------------------------------------
Federal funds purchased:
  Year-end balance                                                    $ 14,630          $ 30,250        $ 10,175
  Daily average balance                                                 51,830            45,271          63,965
  Maximum month-end balance                                            127,690            34,075         194,765
  Weighted-average interest rate during the year                         4.96%             5.37%           5.48%
  Weighted-average interest rate at year end                             4.50%             4.75%           6.65%
----------------------------------------------------------------------------------------------------------------
Securities sold under agreements to repurchase:
  Year-end balance                                                    $ 64,429          $ 90,309        $169,413
  Daily average balance                                                 79,306           116,740         108,007
  Maximum month-end balance                                            104,164           148,185         177,851
  Weighted-average interest rate during the year                         4.76%             5.11%           5.29%
  Weighted-average interest rate at year end                             4.50%             4.86%           5.87%
  --------------------------------------------------------------------------------------------------------------
Other borrowed funds:
  Year-end balance                                                    $ 62,098          $ 20,366
  Daily average balance                                                 15,388             6,145        $114,479
  Maximum month-end balance                                             62,098            50,066         163,086
  Weighted-average interest rate during the year                         5.72%             5.94%           5.68%
  Weighted-average interest rate at year end                             6.62%             5.98%
----------------------------------------------------------------------------------------------------------------



8.   Ratios


---------------------------------------------------------------------------------------------------------------------------
Year ended December 31,                                      1999           1998           1997           1996         1995
---------------------------------------------------------------------------------------------------------------------------
Return on average stockholders' equity                     29.22%         26.20%         22.75%         20.99%     (23.10)%
Return on average total assets                              1.85%          1.68%          1.49%          1.42%      (1.52)%
Average stockholders' equity as a percentage of
   average total assets                                     6.35%          6.42%          6.54%          6.76%       6.60%

---------------------------------------------------------------------------------------------------------------------------


                                                           A-13